                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37179

                                5,900,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                               ------------------

    All of the 5,900,000 shares of Common Stock offered hereby are being sold by Condor Technology Solutions, Inc. (the "Company"). Prior to this Offering, there has been no public market for the Common Stock of the Company. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol "CNDR."
                            ------------------------

          THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                       SEE "RISK FACTORS" ON PAGES 7-14.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                  UNDERWRITING
                                                                PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                                                 PUBLIC         COMMISSIONS (1)       COMPANY (2)
Per Share................................................        $13.00              $0.91               $12.09
Total (3)................................................     $76,700,000          $5,369,000         $71,331,000

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $4,900,000.

(3) The Company has granted to the Underwriters a 45-day option to purchase up to 885,000 additional shares of Common Stock on the same terms and conditions set forth above solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $88,205,000, $6,174,350 and $82,030,650, respectively. See "Underwriting."

                            ------------------------

    The shares of Common Stock are offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the certificates for the shares of Common Stock will be available for delivery at the offices of Volpe Brown Whelan & Company, LLC, One Maritime Plaza, San Francisco, California, on or about February 10, 1998.

VOLPE BROWN WHELAN & COMPANY                                         FURMAN SELZ
                               WHEAT FIRST UNION

                The date of this Prospectus is February 5, 1998

          [PICTURES OF IT SERVICE PROFESSIONALS PERFORMING CONSULTING
                SERVICES, SYSTEM SERVICES AND DESKTOP SERVICES]

                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

    The Company owns or otherwise has rights to trademarks and trade names that it uses in conjunction with the sale and licensing of its products. The Safari InfoTools-TM- trademark mentioned in this Prospectus is owned by the Company. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CLOSING OF THIS OFFERING, CONDOR TECHNOLOGY SOLUTIONS, INC. WILL ACQUIRE, IN SEPARATE TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), EIGHT INFORMATION TECHNOLOGY ("IT") SERVICE COMPANIES (EACH, A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE CONDOR TECHNOLOGY SOLUTIONS, INC. AND THE FOUNDING COMPANIES, AND REFERENCES HEREIN TO "CONDOR" MEAN CONDOR TECHNOLOGY SOLUTIONS, INC. PRIOR TO THE CLOSING OF THE MERGERS. FOR MORE INFORMATION ABOUT THE MERGERS, SEE "CERTAIN TRANSACTIONS."

    UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION IN THIS PROSPECTUS: (I) HAS BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS; (II) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (III) GIVES EFFECT TO A ONE-FOR-5.72568 REVERSE STOCK SPLIT EFFECTIVE ON THE DAY IMMEDIATELY PRECEDING THE DATE OF THIS PROSPECTUS.

    THIS PROSPECTUS CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS PROSPECTUS, INCLUDING THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    Condor was established to create a leading provider of a wide range of IT services and solutions to companies with revenues ranging from $50 million to $1 billion, divisions of larger companies and governmental entities (collectively, 'middle market organizations'). In order to become a single-source provider of IT services and solutions to middle market organizations, Condor has entered into agreements (the "Merger Agreements") to acquire, simultaneously with and as a condition to the closing of this Offering, eight established IT service providers. The Founding Companies are (i) Management Support Technology Corp. ("MST"); (ii) Computer Hardware Maintenance Company, Inc. ("CHMC"); (iii) Federal Computer Corporation ("Federal"); (iv) Corporate Access, Inc. ("Corporate Access"); (v) Interactive Software Systems Incorporated ("ISSI");
(vi) U.S. Communications, Inc. ("USComm"); (vii) InVenture Group, Inc. ("InVenture"); and (viii) MIS Technologies, Inc. ("MIS"). The Founding Companies provide a single source for a broad range of IT services, including strategic planning and management consulting; strategic marketing communications; development, integration and installation of IT systems; contract staffing and recruiting; training and continuing education; desktop systems maintenance and support; and procurement. The Founding Companies, on a pro forma combined basis, had revenues of approximately $103.2 million for the year ended December 31, 1996 and approximately $105.7 million for the nine months ended September 30, 1997.

    The Company will focus on marketing its wide range of IT offerings to middle market organizations, which the Company believes typically spend from $2 million to $30 million annually on their IT needs. The IT service industry is highly fragmented with a small number of large, national service providers and a large number of small- and medium-sized service providers, usually only regional in scope. Large IT service providers typically address the IT needs of large organizations with substantial requirements for a wide range of IT services, whereas smaller IT service firms provide specialized services of limited scope. Consequently, due to their size and budgets, middle market organizations most often rely on multiple, specialized IT service providers to help implement and manage their systems. The Company believes that a single-source IT service provider will enable middle market organizations to reduce cost and management complexity of purchasing IT services while increasing the quality and compatibility of IT solutions.

    The Company will seek to deliver its IT offerings to the financial services, healthcare, technology and governmental markets. These markets are typically characterized by (i) reliance on legacy systems; (ii) platform migration to client/server architectures; (iii) changing competitive dynamics, such as globalization and deregulation; and (iv) heavy dependency on database and proprietary applications. The Company believes that middle market organizations in these industry groups have been underserved by large IT vendors which, due to their high cost structures, cannot address the requirements of the middle market adequately. The Company intends to market its services through each of the sales forces at the Founding Companies as well as through the Company's corporate sales force. This approach will allow the Company to market its services independently or in combination to provide a solution to a client's specific IT needs.

    As part of its strategy, the Company intends to leverage its high-level planning and strategic consulting services to foster long-term relationships with clients and to implement technology strategies developed by the Company. The Company also believes it can increase its revenues from existing clients by cross-selling its services and securing full-service contracts with a larger group of potential clients which, in the past, contracted for IT services from a number of smaller vendors. In addition, by focusing on recruiting, training and retaining highly skilled IT professionals, the Company believes that it can effectively respond to the shortage of and significant competition for such professionals.

    Another key element of the Company's strategy is to expand its service offerings and add new businesses in order to offer new and existing clients access to a more complete range of services. To further accomplish its goal of becoming a leading IT service firm, the Company also intends to acquire IT service companies to strengthen its core competencies, to offer complementary services and to facilitate its expansion into new geographic areas. The Company will operate with a decentralized management structure to provide superior client service and a motivating environment for its various subsidiaries.

                                  THE OFFERING

Common Stock offered by the Company.............  5,900,000 shares

Common Stock to be outstanding after this
  Offering......................................  10,100,000 shares (1)

Use of proceeds.................................  To pay the cash portion of the purchase price for the Founding Companies, to
                                                  repay expenses incurred in connection
                                                  with the Mergers and this Offering and
                                                  for working capital and other general
                                                  corporate purposes, including future
                                                  acquisitions. See "Use of Proceeds."

Nasdaq National Market symbol...................  CNDR

------------------------

(1) Includes 2,319,000 shares of Common Stock to be issued in connection with the Mergers. Excludes (x) up to an aggregate of 2,666,410 additional shares (assuming a stock price of $13.00 per share at the time the additional shares are issued) that may be issued in connection with the Mergers of six Founding Companies pursuant to certain earn-out provisions if such Founding Companies achieve specified earnings thresholds; and (y) 994,415 shares of Common Stock issuable upon exercise of options to be granted by the Company in connection with the Mergers and this Offering. See "Management--1997 Long-Term Incentive Plan," "Certain Transactions--Organization of the Company," "Description of Capital Stock" and "Shares Eligible for Future Sale."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    Condor will acquire the Founding Companies simultaneously with and as a condition to the closing of this Offering. In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of accounting. In accordance with SAB 97, Condor has been identified as the "accounting acquiror" for financial statement presentation purposes. The pro forma combined table below presents unaudited pro forma combined financial data for the Company that give effect to the completion of the Mergers and certain pro forma adjustments to the historical financial statements described below and as adjusted to reflect the closing of this Offering and the application of the net proceeds therefrom. The summary pro forma combined financial data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been consummated during the periods presented and should not be construed as representative of future operating results or financial position of the Company. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto and the Founding Companies' Historical Financial Statements and the related Notes thereto appearing elsewhere in this Prospectus.

                                                                                    PRO FORMA COMBINED
                                                                       ---------------------------------------------
                                                                                                 NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                          YEAR ENDED      --------------------------
                                                                       DECEMBER 31, 1996      1996          1997
                                                                       -----------------  ------------  ------------
                                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                                           DATA)
STATEMENT OF OPERATIONS DATA (1):
  Revenues...........................................................    $     103,202    $     73,627  $    105,723
  Gross profit.......................................................           26,818          19,546        25,572
  Selling, general and administrative expenses (2)...................           19,063          13,177        16,291
  Goodwill amortization (3)..........................................            1,827           1,370         1,370
  Income from operations.............................................            5,928           4,999         7,911
  Interest and other income, net.....................................            1,119             763           631
  Income before income taxes.........................................            7,047           5,762         8,542
  Net income (4).....................................................    $       3,393    $      2,872  $      4,530
  Net income per share...............................................    $        0.40    $       0.34  $       0.53
  Shares used in computing pro forma net income
    per share (5)....................................................        8,499,040       8,499,040     8,499,040

                                                                                        SEPTEMBER 30, 1997
                                                                                    --------------------------
                                                                                                       AS
                                                                                      PRO FORMA     ADJUSTED
                                                                                    COMBINED (6)       (7)
                                                                                    -------------  -----------

                                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.......................................................   $     4,343    $  22,577
  Working capital.................................................................       (38,911)(8)     27,520
  Total assets....................................................................        91,530      108,525
  Long-term debt, net of current maturities.......................................            96           96
  Stockholders' equity............................................................        19,334       85,765

------------------------

(1) The pro forma combined statement of operations data assume that the Mergers and this Offering were consummated on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in salaries, bonuses and benefits to the stockholders and management of the Founding Companies that have been agreed to prospectively (the "Compensation Differential"). The Compensation Differential amounted to approximately $1,896,000, $1,422,000 and $3,091,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively. Additionally, the pro forma combined statement of operations data reflect the elimination of the non-recurring compensation charge of $692,000 associated with the issuance of shares of Common Stock to management of Condor. The Company will record a non-recurring, non-cash compensation charge of approximately $1,398,000 in the quarter ended December 31, 1997 related to the issuance of shares of Common Stock to management, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of issuance.

(3) Consists of amortization of $57,821,000 of identifiable intangibles and goodwill to be recorded as a result of the Mergers over a five to 35-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes all income is subject to an effective corporate income tax rate of 40% and all goodwill is not tax-deductible.

(5) Includes (i) 2,319,000 shares to be issued to the stockholders of the Founding Companies; (ii) 1,881,000 shares issued to founders, consultants and management of Condor; and (iii) 4,299,040 of the 5,900,000 shares sold in this Offering necessary to pay the cash portion of the Merger consideration, S corporation distributions, underwriting discounts and commissions and estimated expenses of this Offering.

(6) The pro forma combined and as adjusted balance sheet data assume that the Mergers were consummated on September 30, 1997.

(7) Adjusted to reflect the sale of the 5,900,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(8) Includes $48,155,000 payable to the stockholders of the Founding Companies, representing the cash portion of the Merger consideration to be paid from the net proceeds of this Offering.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY.

    ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION. Condor was founded in August 1996 to acquire the Founding Companies. Condor is a holding company and has conducted no operations and generated no revenues to date. Condor has entered into definitive agreements to acquire the Founding Companies simultaneously with, and as a condition to, the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that Condor will be able to successfully integrate the operations of these businesses or institute the necessary Company-wide systems and procedures to successfully manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to successfully manage the combined entity or effectively implement the Company's internal growth strategy and acquisition program. In this regard, the Company may need to add members to its management group, but there is no assurance that the Company will be able to attract and retain such additional members of management. The pro forma financial results of the Company cover periods when the Founding Companies and Condor were not under common control or management and, therefore, may not be indicative of the operating results or financial position that would have been achieved had Condor and the Founding Companies been under common control and management during the periods covered by such pro forma financial results and may not be indicative of the Company's future results of operations, financial condition and business.

    A number of the Founding Companies offer different services, utilize different capabilities and technologies and target different geographic markets and client segments. These differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to establish a single-source provider of IT services will be successful, or that the Company's targeted clients will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Founding Companies prior to this Offering. The inability of the Company to successfully integrate the Founding Companies would have a material adverse effect on the Company's results of operations, financial condition and business. See "The Company," "Business--Strategy" and "Management."

    RISKS OF SUBSTANTIAL VARIABILITY IN QUARTERLY OPERATING RESULTS. The Company's revenues, gross profit, operating income and net income are likely to vary in the future from quarter to quarter, perhaps substantially. Factors that may affect this quarter-to-quarter variability include the short-term nature of certain client commitments; patterns of IT spending by clients; loss of a major client; seasonality that may accompany private or governmental sector budget cycles; the timing, size and mix of service and product offerings; the timing and size of significant software sales; the timing and size of new projects; the timing and magnitude of required capital expenditures; pricing changes in response to various competitive factors; market factors affecting the availability of qualified technical personnel; timing and client acceptance of new service offerings; changes in the trends affecting the outsourcing of IT services; additional selling, general and administrative expenses to acquire and support new business; increased levels of technological change in the industry; and general economic conditions. The Company's operating results will be affected by changes in technical personnel billing and utilization rates. Technical personnel utilization rates may be adversely affected during periods of rapid and concentrated hiring in anticipation of future revenues. Gross margin may also be adversely affected if the Company is required to use contract personnel rather than Company personnel to complete certain assignments. Operating results may also be materially and adversely affected by the cost, timing and other effects of acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    In addition, most of the Company's project-based contracts are terminable by the client with limited advance notice, typically not more than 60 days, and without significant penalty (generally limited to fees earned and expenses incurred by the Company through the date of termination). The cancellation or significant reduction in the scope of a large project could have a material adverse effect on the Company's results of operations, financial condition and business. Although the Company's principal method of billing a project is on a time and materials basis, the Company also undertakes projects billed on a fixed-price basis. The cancellation of one or more significant contracts or the failure of the Company to complete a fixed-bid project within budget would expose the Company to risks associated with cost overruns, which could have a material adverse effect on the Company's results of operations, financial condition and business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Introduction" and "Business--Services."

    DEPENDENCE ON AVAILABILITY, RECRUITMENT AND RETENTION OF TECHNICAL PERSONNEL. The Company depends upon its ability to attract, hire and retain technical personnel who possess the skills and experience necessary to meet the Company's own personnel needs and the staffing requirements of its clients. Competition for individuals with proven technical skills is intense. In addition, the IT industry in general experiences a high rate of attrition of such personnel. The Company competes for such individuals with other systems integrators, providers of outsourcing services, temporary personnel agencies, computer systems consultants, clients and potential clients. Many large competitors have recently announced extensive campaigns to hire additional technical personnel. Competition for quality technical personnel has continued to intensify, resulting in increased personnel costs for many IT service providers. There can be no assurance the Company will be able to recruit or retain the technical personnel necessary to execute its strategy. Failure to do so would have a material adverse effect on the Company's results of operations, financial condition and business. See "Business--Strategy."

    RISKS ASSOCIATED WITH THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow in part through the acquisition of additional IT service companies. The market for acquisitions of IT service companies is highly competitive. If competition intensifies, there may be fewer acquisition opportunities available to the Company as well as higher prices required to acquire companies. There can be no assurance that the Company will be able to identify, acquire on terms favorable to the Company, profitably integrate and manage additional IT service companies without substantial costs, delays or other operational or financial problems. Failure to acquire and integrate such companies may adversely affect the Company's ability to bid successfully on certain engagements and otherwise to grow its business. Client dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company as a whole, resulting in increased difficulty in marketing services or acquiring companies in the future. In addition, there can be no assurance that the Founding Companies or other IT service companies acquired in the future will operate profitably. Acquisitions involve a number of additional risks, including diversion of management's attention, failure to retain key acquired clients or personnel, risks associated with unanticipated events or liabilities and amortization of goodwill and acquired intangible assets, some or all of which could have a material adverse effect on the Company's results of operations, financial condition and business. See "Business--Strategy."

    RISKS ASSOCIATED WITH THE MANAGEMENT OF GROWTH. The Company expects to expend significant time and effort to attempt to expand its existing businesses and to acquire additional IT service companies. There can be no assurance that the Company's systems, procedures, controls and management resources will be adequate to support the Company's future operations. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior-level managers and executives. There can be no assurance that such additional management will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified management, the Company's results of operations, financial condition and business could be materially and adversely affected. See "Business--Strategy" and "Management."

    PROJECT RISKS. The nature of the Company's engagements exposes the Company to a variety of risks. Many of the Company's engagements involve projects that are critical to the operations of its clients' businesses. The Company's failure or inability to meet a client's expectations in the performance of its services or to do so in the timeframe required by such client could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Service providers, such as the Company, are in the business of employing people and placing them in the workplace of other businesses. Therefore, the Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, theft of client property, other criminal activity or torts and other claims. Although the Founding Companies maintain and the Company intends to obtain general liability insurance coverage, there can be no assurance that such coverage will be available on reasonable terms or in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or changes in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on the Company's results of operations, financial condition and business.

    COMPETITION. The market for the Company's services is highly competitive. The Company's competitors vary in size and in the scope of the products and services that they offer. Primary competitors generally include consulting and systems integrators, "Big Six" accounting firms, applications development firms, service groups of computer equipment companies, general management consulting firms, programming companies, temporary staffing firms and other IT service providers. Traditionally, the largest service providers have principally focused on providing full-service solutions to international Fortune 500 companies. An emerging group of service companies, including Cambridge Technology Partners, Perot Systems Corporation, Renaissance-Registry and Technology Solutions Corp., is exploring opportunities in broader markets.

    There are relatively low barriers to entry into the Company's markets, and the Company expects to face competition from established and emerging companies. Increased competition may result in greater pricing pressure, which could adversely affect the Company's gross margins. In addition, many of the Company's competitors have greater financial, development, technical, marketing and sales resources than the Company. As a result, the Company's competitors may be able to adapt more quickly to new or emerging technologies and to changes in client requirements or to devote greater resources than the Company to the development, promotion, sale and support of IT products and services. In addition, there is a risk that clients may elect to increase their internal IT resources to satisfy their IT solutions needs. The Company also intends to enter new markets and offer new services, and expects to face intense competition from existing and new competitors, particularly since barriers of entry in the IT service industry are relatively low. There can be no assurance that the Company will continue to provide IT services and products demanded by the market or be able to compete successfully with existing or new competitors. An inability to compete in its market effectively would have a material adverse effect on the Company's results of operations, financial condition and business. See "Business--Competition."

    DEPENDENCE ON CONTINUED AUTHORIZATION TO RESELL AND PROVIDE MANUFACTURER-AUTHORIZED SERVICES. The Company's future success with IT service offerings and product sales depends in part on its continued authorization as a service provider and its continued status as a certified reseller of certain hardware and software products. Without such sales and service authorizations, the Company would be unable to provide the range of services and products currently offered by the Company. In general, the agreements between the Company and such manufacturers include termination provisions, some of which are immediate. There can be no assurance that such manufacturers will continue to authorize the Company as an approved reseller or service provider, and the loss of one or more of such authorizations could have a material adverse effect on the Company's results of operations, financial condition and business.

    DEPENDENCE ON SUPPLIERS. Although the Company has not experienced significant problems with its suppliers of hardware, software and peripherals, there can be no assurance that such relationships will continue or that, in the event of a termination of its relationships with any given supplier, it would be able to obtain alternative sources of supply without a material disruption in the Company's ability to provide products and services to its clients. Furthermore, as is typical in the industry, the Company receives credits or allowances from many manufacturers for market development which are used to offset a portion of the Company's cost of products sold. Changes in the availability, structure or timing of these credits or allowances or any material disruption in the Company's supply of products could have a material adverse effect on the Company's results of operations, financial condition and business.

    RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SOLUTIONS. The IT service industry is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. The Company's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in the IT service industry. There can be no assurance that the Company will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, the Company will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render the Company's services non-competitive or obsolete. The Company's failure to address these developments could have a material adverse effect on the Company's results of operations, financial condition and business. See "Business-- Services."

    NEED FOR ADDITIONAL FINANCING. The Company intends to finance future acquisitions and contingent purchase prices for the acquisition of the Founding Companies in part by using shares of its Common Stock. In the event that its Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to pursue its acquisition program and to pay the contingent purchase prices for the acquisition of the Founding Companies. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has obtained a commitment from a major commercial bank, subject to a diligence review, for a $30.0 million line of credit. There can be no assurance that the Company will be able to obtain such line of credit or any other financing it will need on terms it deems acceptable. If the Company's financial resources are inadequate to support its acquisition activities, the Company's future operating results could be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Pro Forma Combined Liquidity and Capital Resources."

    DEPENDENCE ON KEY PERSONNEL. The Company's operations are dependent on the continued efforts of its executive officers and the senior management of the Founding Companies, in particular Kennard F. Hill and Daniel J. Roche. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future. If any of these persons becomes unable to continue in his or her role with the Company, or if the Company is unable to attract and retain other qualified employees, the Company's results of operations, financial condition and business could be adversely affected. Although each of the executive officers of the Company and individual Founding Companies will enter into an employment agreement with the Company or a Founding Company, which will include confidentiality and non-compete provisions, there can be no assurance that any individual will continue in his or her present capacity with the Company or such Founding Company for any particular period of time. The Company intends to obtain an insurance policy on the life of Kennard
F. Hill. The Company does not presently maintain key person life insurance on any of its executive officers. See "Management."

    RISKS OF FEDERAL GOVERNMENT BUSINESS AND CONTRACTING. Approximately 25% of the Company's pro forma combined revenues for the nine months ended September 30, 1997 was derived from business with the federal government. Changes in the federal budget could have an adverse effect on the availability and timing of government funding for IT programs. The Company's federal government contracts can generally be canceled, delayed or modified at the sole option of the government. The Company believes that any future federal government contracts will be structured similarly. In addition, under the terms of future federal government contracts, if any, the federal government may be in a position to obtain greater rights with respect to the Company's intellectual property than the Company would grant to other entities. As a result of engaging in the federal government contracting business, the Company has been and will be subject to audits, and may be subject to investigation, by governmental entities. The failure by the Company to comply with the terms of any of its government contracts could result in substantial civil and criminal fines and penalties or the Company's suspension or debarment from future government contracts for a significant period of time. The fines and penalties that could result from noncompliance with appropriate standards and regulations, or the Company's suspension or debarment, could have a material adverse effect on the Company's results of operations, financial condition and business.

    INTELLECTUAL PROPERTY RIGHTS. The Company derives a portion of its net revenues from the licensing to third parties of software that it owns. The Company relies upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights in its software. The Company typically enters into confidentiality agreements with its employees and limits distribution of proprietary information. The Company's standard licensing agreement contains nondisclosure provisions. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its software or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

    SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO FOUNDING COMPANY
STOCKHOLDERS. In connection with this Offering and the Mergers, the stockholders of the Founding Companies will receive an aggregate of 2,319,000 shares and $48.2 million in cash, or approximately 72.5% of the net proceeds of this Offering. Net proceeds available for working capital and other uses by the Company will be approximately $18.3 million, or 27.5% of the net proceeds of this Offering (approximately $29.0 million, or 37.6% of the net proceeds of this Offering, if the Underwriters' over-allotment is exercised in full). See "Use of Proceeds" and "Certain Transactions."

    BENEFITS TO INSIDERS. In connection with the Merger of MST into the Company, C. Lawrence Meador, who will be an executive officer, director and holder of more than 5% of the outstanding shares of Common Stock of the Company upon the closing of this Offering, will receive 603,845 shares of Common Stock and approximately $9.8 million in cash.

    Prior to this Offering, SCM LLC d/b/a The Commonwealth Group ("Commonwealth") owned 1,204,223 shares of Common Stock of the Company, which it distributed to its members, J. Marshall Coleman, James J. Martell, Jr. and Charles F. Smith, in November 1997. As of the closing of this Offering, such persons will own beneficially in the aggregate approximately 11.9% of the Company's Common Stock. The aggregate market value of the shares of Common Stock owned beneficially by Messrs. Coleman, Martell and Smith as of the closing of this Offering will be approximately $15.7 million. Such persons acquired such shares in return for financial advisory, consulting and related services valued at $75,000 in the aggregate. See "Principal Stockholders."

    A portion of the net proceeds of this Offering will be used to repay Commonwealth for advances made to the Company. Such advances aggregated approximately $1.0 million as of September 30, 1997 and the Company expects such advances will aggregate approximately $2.5 million as of the closing of this Offering. See "Use of Proceeds" and "Certain Transactions."

    Pursuant to employment agreements, C. Lawrence Meador, Kennard F. Hill, Daniel J. Roche and William J. Caragol, Jr., who will be the executive officers of the Company upon the closing of this Offering, will receive annual base salaries of $431,815, $300,000, $220,000 and $110,000, respectively, and potential annual bonuses. In addition, in connection with this Offering, Messrs. Hill, Roche and Caragol purchased 174,652, 139,722 and 8,733 shares of Common Stock of the Company, respectively, for consideration equal to the par value per share. See "Management--Employment Agreements; Covenants-Not-To-Compete" and "Principal Stockholders."

    Messrs. Meador, Hill, Roche and Caragol will each be eligible to participate in the Company's 1997 Long-Term Incentive Plan, which was amended in November 1997, which provides for, among other things, the award of options to purchase shares of Common Stock. Such option awards may take the form of incentive stock options (which must be granted at an exercise price not less than the fair market value per share of Common Stock on the date of grant) or non-qualified stock options (which may, but need not, be granted at an exercise price less than the fair market value per share of Common Stock on the date of grant). Messrs. Hill, Roche and Caragol will receive grants of non-qualified stock options to purchase 150,000, 75,000 and 60,000 shares of Common Stock, respectively, at an exercise price equal to the initial public offering price per share. See "Management--1997 Long-Term Incentive Plan."

    Each non-employee director of the Company is to receive an annual retainer fee of $5,000 and, pursuant to the 1997 Long-Term Incentive Plan, automatic initial and annual grants of stock options. Each person serving or who has agreed to serve as a non-employee director at the commencement of this Offering will be granted automatically an initial option to purchase 10,000 shares of Common Stock, and thereafter each person who becomes a non-employee director will be granted automatically an initial option to purchase 10,000 shares of Common Stock upon such person's initial election to the Board of Directors. In addition, each such non-employee director will be granted, subject to a certain exception, an automatic annual grant of options to purchase 5,000 shares. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the date of grant. Edward J. Mathias, Peter T. Garahan and William M. Newport will each receive such initial grants in connection with this Offering. See "Management--Director Compensation."

    CONSIDERATION FOR FOUNDING COMPANIES MAY EXCEED ASSET VALUE; AMORTIZATION CHARGES. The purchase price of the Founding Companies was not established by independent appraisals, but generally through arm's-length negotiations between Condor management and representatives of these companies. The consideration paid for each company was based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets would likely be less than the consideration that is being paid for these companies. The future performance of such companies may not be commensurate with the consideration paid.

    The Company expects to incur significant amortization charges resulting from the consideration paid in excess of the fair value of the net assets ("goodwill") of the companies acquired in business combinations accounted for under the purchase method of accounting. The Company will be required to amortize the goodwill from acquisitions accounted for under the purchase method over a period of time, with the amount amortized in a particular period constituting an expense that reduces the Company's net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. The Company expects to record $57.8 million of goodwill and other intangibles in connection with the acquisition of the Founding Companies, $2.3 million of which will be amortized during the Company's fiscal year ended December 31, 1998. See Note 2 of the Unaudited Pro Forma Combined Financial Statements of the Company. If the Company makes additional acquisitions, the Company's amortization charges, however, could be substantially greater than the amount of amortization charges currently expected to be incurred by it. A reduction in net income resulting from amortization charges may have a material and adverse impact on the market price of the Company's Common Stock.

    POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. The market price of the Common Stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market following this Offering. The 5,900,000 shares being sold in this Offering will be freely tradable unless held by affiliates of the Company. Upon completion of this Offering, the holders of Common Stock who did not purchase shares in this Offering will own 4,200,000 shares of Common Stock, consisting of (i) the stockholders of the Founding Companies, who will receive, in the aggregate, 2,319,000 shares of Common Stock as a portion of the consideration for the sale of their businesses to Condor; and (ii) founders, consultants and management of Condor, who will own 1,881,000 shares. These shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Certain of the Company's executive officers, directors and existing stockholders owning in the aggregate 1,790,436 shares of Common Stock have agreed not to offer, sell, contract to sell, make any short sale or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock during the one-year period following the date of this Prospectus, without the prior written consent of Volpe Brown Whelan & Company, LLC. The Company also has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or acquire, any shares of Common Stock during the one-year period following the date of this Prospectus without the prior written consent of Volpe Brown Whelan & Company, LLC, except for the granting of options pursuant to the 1997 Long-Term Incentive Plan or the issuance of shares of Common Stock upon the exercise of outstanding options or in connection with acquisitions. Volpe Brown Whelan & Company, LLC, in its discretion, may waive the foregoing restrictions in whole or in part, with or without a public announcement of such action. The Company has agreed to provide piggyback registration rights with respect to the Common Stock issued to the Founding Companies and existing Company stockholders. The Company plans to register an additional 5,000,000 shares of its Common Stock under the Securities Act within 90 days after the closing of this Offering for use by the Company as consideration for future acquisitions. Upon such registration, these shares generally will be freely tradable after issuance, unless the resale thereof is contractually restricted or unless the holders thereof are subject to the restrictions on resale provided in Rule 145 under the Securities Act. The piggyback registration rights described above will not apply to the registration statement to be filed with respect to these 5,000,000 shares. See "Shares Eligible for Future Sale."

    NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop and continue subsequent to this Offering or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price for the Common Stock has been determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after this Offering. See "Underwriting" for the factors considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance. After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in the annual or quarterly financial results of the Company or its competitors, timing of announcements of acquisitions by the Company or its competitors, changes by financial research analysts in their recommendations or estimates of the earnings of the Company, conditions in the economy in general or in the IT service sectors in particular, announcements of technological innovations or new products or services by the Company or its competitors, proprietary rights development, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or IT service sectors. Moreover, from time to time, the stock market experiences significant price and volume volatility that may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

    IMMEDIATE AND SUBSTANTIAL DILUTION. The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the pro forma combined net tangible book value of their shares of $10.23 per share. In the event the Company issues additional Common Stock in the future, including shares issued in connection with future acquisitions or pursuant to the earn-out provisions of the Merger Agreements, purchasers of Common Stock in this Offering may experience further dilution. See "Dilution."

    ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors of the Company to issue preferred stock in one or more series without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. The Company's By-Laws contain other provisions that may have an anti-takeover effect. See "Management--Board Classification" and "Description of Capital Stock."

    UNALLOCATED NET PROCEEDS. A portion of the anticipated net proceeds of this Offering has not been designated for specific uses. Therefore, the Board of Directors of the Company will have broad discretion with respect to the use of the undesignated net proceeds of this Offering. See "Use of Proceeds."

    ABSENCE OF DIVIDENDS. The Company intends to retain future net income, if any, to fund internal growth and to help fund future acquisitions and, therefore, does not anticipate paying any dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                  THE COMPANY

    The Company was established to create a leading provider of a wide range of IT services and solutions to middle market organizations. In order to become a single-source provider of IT services and solutions to middle market organizations, Condor has entered into the Merger Agreements to acquire, simultaneously with and as a condition to the closing of this Offering, the eight established IT service providers described below. The Founding Companies will become wholly-owned subsidiaries of the Company. These businesses provide a single source for a broad range of IT services, including strategic planning and management consulting; strategic marketing communications; development, integration and installation of IT systems; contract staffing and recruiting; training and continuing education; desktop systems maintenance and support; and procurement. The Company believes the breadth of IT services provided by these eight businesses will result in cross-selling opportunities and synergies, foster long-term client relationships with middle market organizations and minimize the Company's dependence on any single technology or product offering. The Founding Companies, on a pro forma combined basis, had revenues of approximately $103.2 million for the year ended December 31, 1996 and approximately $105.7 million for the nine months ended September 30, 1997.

    MANAGEMENT SUPPORT TECHNOLOGY CORP.--MST, a Delaware corporation founded in 1992, provides strategic IT management consulting, systems integration and project management services to major U.S., European and Asia-Pacific companies and governmental agencies. By combining corporate strategy and IT, MST helps organizations improve their productivity and competitive position. Among the services offered by MST are IT needs analysis, technology infra-structure design, business process reengineering, design of strategic IT initiatives in mission critical business processes, requirements assessment for executive information system and decision support applications and Year 2000 renovation. Major clients include CIGNA Property & Casualty, Reinsurance Solutions International, L.L.C., Hughes Aircraft and the U.S. Department of Treasury. MST had revenues of approximately $8.2 million and $5.5 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. MST had approximately 25 employees as of September 30, 1997 and is headquartered in Framingham, Massachusetts, with an additional office in Seal Beach, California.

    COMPUTER HARDWARE MAINTENANCE COMPANY, INC.--CHMC, a Pennsylvania corporation founded in 1972, provides tailored, value-added computer technology products and services to Fortune 1000 companies, educational institutions and governmental agencies. CHMC's IT solutions include network design and support, desktop systems and support, customized help-desk applications and support, migration consulting and support services, project management services and asset management services. CHMC maintains business alliances with original equipment manufacturers ("OEMs") such as Microsoft, Novell, Inc. and IBM. Major clients include Mack Truck and Aetna/U.S. Healthcare. CHMC had revenues of approximately $44.7 million and $34.8 million for the year ended February 28, 1997 and for the nine months ended November 30, 1997, respectively. CHMC had approximately 230 employees as of September 30, 1997 and is headquartered in Langhorne, Pennsylvania, with a sales and support network throughout the mid-Atlantic region.

    FEDERAL COMPUTER CORPORATION--Federal, a Virginia corporation founded in 1982, provides computer products and services to governmental and commercial entities. Federal provides IT services such as systems integration, implementation and support services, including network design and installation; system upgrades and enhancements; hardware and software maintenance; on-site technical support; and relocation services. Federal maintains business alliances with OEMs such as IBM and Hitachi. Significant clients include the U.S. Customs Service, the U.S. Department of Justice and the U.S. Social Security Administration. Federal had revenues of approximately $26.4 million and $33.3 million for the year ended October 31, 1996 and for the year ended October 31, 1997, respectively. Federal had approximately 43 employees as of September 30, 1997 and is headquartered in Falls Church, Virginia.

    CORPORATE ACCESS, INC.--Corporate Access, a Massachusetts corporation founded in 1986, offers hardware, software and peripheral products, along with related configuration and installation services, to commercial clients and governmental entities in the Greater Boston metropolitan area. Corporate Access provides other IT services including network installation and services, system management and custom applications development. Major clients include PictureTel, Rockwell Collins and Hewlett-Packard. Corporate Access had revenues of approximately $17.5 million and $4.7 million for the year ended June 30, 1997 and for the three months ended September 30, 1997, respectively. Corporate Access had approximately 25 employees as of September 30, 1997 and is headquartered in Andover, Massachusetts.

    INTERACTIVE SOFTWARE SYSTEMS INCORPORATED--ISSI, a Colorado corporation founded in 1979, develops end-user software solutions and tools for information access, data management and report writing. ISSI's software products enable users to manage information across virtually all types of databases (relational, legacy and application-proprietary), computing platforms and operating systems in a three-tiered, client/ server environment. ISSI offers a comprehensive software solution through its Safari InfoTools suite that equips users with complete, efficient access to any combination of data sources. ISSI is expanding this product line by developing object visualization tools for the next generation of applications. Major clients include AMD, Boeing, Motorola, Pentastar, Citibank, Hughes and USDA. ISSI's products and services have been provided to approximately 2,000 customers in 23 countries, representing approximately 150,000 end-users. ISSI had revenues of approximately $9.0 million and $8.4 million, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. ISSI had approximately 94 employees as of September 30, 1997 and is headquartered in Denver, Colorado, with offices in California, Massachusetts, The Netherlands and Germany.

    U.S. COMMUNICATIONS, INC.--USComm, a Maryland corporation founded in 1994, provides a broad range of IT training solutions and is a value-added reseller of hardware and software products and services to mid-size companies and governmental entities. USComm's training solutions include technical and applications software training and Internet-based training programs. USComm's training facility in Annapolis, Maryland is a Microsoft Authorized Technical Education Center focused on Microsoft NT certification courses. Major clients include the City of Baltimore, Maryland Environmental Services and Nationwide Insurance. USComm had revenues of approximately $7.2 million and $6.0 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. USComm had approximately 20 employees as of September 30, 1997 and is headquartered in Annapolis, Maryland.

    INVENTURE GROUP, INC.--InVenture, a Pennsylvania corporation founded in 1993, is a strategic marketing communications company that creates integrated business plans, marketing strategies and brand development and promotion strategies for IT service providers and resellers of IT products, as well as for companies in other industries. InVenture's services also include Internet and intranet development, direct mail and advertising and the creation of client relationship programs. Major clients include XLSource, CIC Systems, Cisco, IBM Software Spectrum and MicroAge. InVenture had revenues of approximately $5.4 million and $3.2 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. InVenture had approximately 33 employees as of September 30, 1997 and is headquartered in Pittsburgh, Pennsylvania.

    MIS TECHNOLOGIES, INC.--MIS, an Oklahoma corporation founded in 1984, is a recruiter of highly skilled IT consultants and professionals on both a permanent and contract staffing basis. MIS uses a national database of approximately 15,000 IT consultants and professionals and works with clients to assess their management information systems and staffing needs. Major clients include IBM Global Solutions, Express Services and Hertz. MIS had revenues of approximately $2.6 million and $3.4 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997. MIS had approximately 62 employees as of September 30, 1997, is headquartered in Tulsa, Oklahoma and has six branches in the mid-and southwestern United States.

    The aggregate consideration being paid by Condor to acquire the Founding Companies is approximately $79.6 million, consisting of approximately $48.2 million in cash, 2,319,000 shares of Common Stock and the assumption of approximately $1.3 million in outstanding indebtedness of the Founding Companies. In addition, pursuant to earn-out arrangements with six of the Founding Companies, an aggregate of 2,666,410 additional shares may be issued (assuming a stock price of $13.00 per share at the time of such issuance; such number of shares will increase or decrease to the extent that the fair market value of the Common Stock at the time of issuance of such additional shares differs from $13.00 per share), and approximately $16.7 million additional cash consideration may be paid to stockholders of such Founding Companies if such companies achieve specific earnings thresholds in specified periods following the closing of the Mergers.

    The closing of the Mergers is subject to customary conditions. These conditions include, among others, the simultaneous closing of this Offering and the transactions contemplated by the Merger Agreements; the accuracy on the closing date of the Mergers of the representations and warranties made by the Founding Companies, their principal stockholders and Condor; the performance of each of the parties' respective covenants included in the Merger Agreements; the nonexistence of a material adverse change in the results of operations, financial condition or business of any of the Founding Companies; and the execution of employment agreements between the principal executive officers of each of the Founding Companies and the Company or such Founding Company. There can be no assurance that the conditions to the closing of all the Mergers will be satisfied or waived or that each Merger will close. If any of the Merger Agreements is terminated for any reason, it is likely that the Company will not close this Offering on the terms described herein.

    For additional information regarding the employment agreement to be entered into by the Company with one of the executive officers of the Founding Companies, see "Management--Employment Agreements; Covenants-Not-To-Compete." For a further description of the transactions pursuant to which these businesses will be acquired, see "Certain Transactions--Organization of the Company."

    Condor Technology Solutions, Inc. is a Delaware corporation. Its executive offices are located at 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102, and the Company's telephone number at that address is (703) 847-3290.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 5,900,000 shares of Common Stock offered hereby are estimated to be approximately $66.4 million ($77.1 million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of this Offering.

    Of the net proceeds, approximately $48.2 million will be used to pay the cash portion of the purchase price for the Founding Companies, of which approximately $9.8 million will be paid directly to Mr. Meador, a stockholder of a Founding Company who will become an officer, director and holder of more than 5% of the Common Stock of the Company. Additional cash may be used to pay contingent purchase prices that may be earned over the next three years if the applicable earnings thresholds of six of the Founding Companies are achieved. See "Risk Factors--Need for Additional Financing" and "Certain Transactions--Organization of the Company."

    The approximately $18.3 million of remaining net proceeds will be used for working capital and for general corporate purposes, including future acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment-grade securities.

    In addition to the net proceeds of this Offering, the Company will have approximately $5.6 million in cash and marketable securities on a pro forma combined basis. The Company has obtained a commitment from a major commercial bank, subject to a diligence review, for a $30.0 million line of credit to be used for working capital and other general corporate purposes, including future acquisitions. There can be no assurance that such line of credit will be obtained or that, if obtained, it will be on terms that are favorable to the Company. See "Risk Factors--Need for Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Combined Liquidity and Capital Resources."

    Commonwealth, a Virginia-based merchant banking firm, of which Mr. Coleman, currently a director of the Company, is a Managing Director, has agreed to advance to Condor such funds as are necessary to effect the Mergers and this Offering. The members of Commonwealth are significant stockholders of the Company. Commonwealth will be reimbursed for these advances out of the proceeds of this Offering, together with interest on such advances at the prime rate. Such advances aggregated approximately $1.0 million as of September 30, 1997, and the Company expects such advances will aggregate approximately $2.5 million as of the closing of this Offering. See "Certain Transactions--Organization of the Company" and "Principal Stockholders."

                                DIVIDEND POLICY

    The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, in the event the Company is successful in obtaining one or more lines of credit, it is likely that any such facility will include restrictions on the ability of the Company to pay dividends without the consent of the lender.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and current maturities of long-term debt and the capitalization at September 30, 1997 of the Company (i) on a pro forma combined basis to give effect to the Mergers; and (ii) as adjusted to give effect to the Mergers, this Offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with "Selected Financial Data," "Use of Proceeds" and the Unaudited Pro Forma Combined Financial Statements of the Company and the related Notes thereto included elsewhere in this Prospectus.

                                                                                        SEPTEMBER 30, 1997
                                                                                 ---------------------------------
                                                                                  PRO FORMA COMBINED   AS ADJUSTED
                                                                                 --------------------  -----------
                                                                                          (IN THOUSANDS)
Short-term debt and current maturities of long-term debt.......................       $    1,183        $   1,183
                                                                                         -------       -----------
                                                                                         -------       -----------

Long-term debt, less current maturities........................................               96               96
                                                                                         -------       -----------

Stockholders' equity:
    Preferred Stock: $0.01 par value, 1,000,000 shares authorized; none issued
      or outstanding...........................................................           -                 -
    Common Stock: $0.01 par value, 49,000,000 shares authorized; 4,200,000 shares issued and outstanding, pro forma;
      10,100,000 shares issued and outstanding, as adjusted (1)................               42              101
    Additional paid-in capital.................................................           20,123           86,495
    Accumulated earnings (deficit).............................................             (831)            (831)
                                                                                         -------       -----------
        Total stockholders' equity.............................................           19,334           85,765
                                                                                         -------       -----------

        Total capitalization...................................................       $   19,430        $  85,861
                                                                                         -------       -----------
                                                                                         -------       -----------

------------------------

(1) Common Stock outstanding includes 1,881,000 shares of Common Stock issued to founders, consultants and management of Condor. Excludes (x) up to an aggregate of 2,666,410 additional shares (assuming a stock price of $13.00 per share at the time the additional shares are issued) that may be issued in connection with the Mergers of six Founding Companies pursuant to certain earn-out provisions if such Founding Companies achieve specified earnings thresholds; and (y) 994,415 shares of Common Stock issuable upon exercise of options to be granted by the Company in connection with the Mergers and this Offering. See "Management--1997 Long-Term Incentive Plan," "Certain Transactions--Organization of the Company," "Description of Capital Stock" and "Shares Eligible for Future Sale."

                                    DILUTION

    As of September 30, 1997, the Company had a pro forma combined net tangible book value of ($38.5) million, or ($9.16) per share of Common Stock. Pro forma combined net tangible book value per share represents the Company's pro forma combined total tangible assets less its total liabilities, divided by the number of shares of Common Stock to be outstanding after giving effect to the Mergers. After giving effect to the sale of the 5,900,000 shares of Common Stock offered hereby at the initial public offering price of $13.00, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's as adjusted pro forma combined net tangible book value as of September 30, 1997 would have been $27.9 million, or $2.77 per share. This represents an immediate increase in pro forma combined net tangible book value of approximately $11.93 per share to existing stockholders and an immediate dilution of approximately $10.23 per share to new investors purchasing the shares in this Offering. The following table illustrates this pro forma dilution:

Initial public offering price per share.....................................             $   13.00

  Pro forma combined net tangible book value per share before Offering......      (9.16)

  Increase in pro forma combined net tangible book value per share
  attributable to Offering..................................................      11.93
                                                                              ---------

As adjusted pro forma combined net tangible book value per share after
  Offering..................................................................                  2.77
                                                                                         ---------

Dilution per share to new investors.........................................             $   10.23
                                                                                         ---------
                                                                                         ---------

    The following table summarizes, on a pro forma combined basis to give effect to the Mergers as of September 30, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of Common Stock from the Company in this Offering:

                                                                                             TOTAL
                                                           SHARES PURCHASED            CONSIDERATION (1)         AVERAGE
                                                       -------------------------  ---------------------------     PRICE
                                                          NUMBER       PERCENT        AMOUNT        PERCENT     PER SHARE
                                                       ------------  -----------  --------------  -----------  -----------
Existing stockholders (2)............................     4,200,000        41.6%  $  (31,237,000)      (68.7)% $    (7.44 )
New investors........................................     5,900,000        58.4       76,700,000       168.7   $    13.00
                                                       ------------       -----   --------------       -----
  Total..............................................    10,100,000       100.0%  $   45,463,000       100.0%
                                                       ------------       -----   --------------       -----
                                                       ------------       -----   --------------       -----

------------------------

(1) Total consideration for existing stockholders represents the combined stockholders' equity, including the stockholders' equity of the Founding Companies, before this Offering, adjusted to reflect the payment of $48.2 million in cash to the stockholders of the Founding Companies as part of the consideration for the Mergers. See "Use of Proceeds" and "Capitalization."

(2) Excludes up to an aggregate of 2,666,410 additional shares (assuming a stock price of $13.00 per share at the time the additional shares are issued) that may be issued in connection with the Mergers of six Founding Companies pursuant to certain earn-out provisions if such Founding Companies achieve specified earnings thresholds. See "Certain Transactions--Organization of the Company."

    The foregoing tables assume no exercise of stock options. As of the closing of this Offering, the Company will have outstanding 584,415 options issued to stockholders of the Founding Companies and 410,000 options issued to directors, employees and consultants of the Company, each of which will be exercisable at a price per share equal to the initial public offering price.

                            SELECTED FINANCIAL DATA

    Condor will acquire the Founding Companies simultaneously with and as a condition to the closing of this Offering. In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of accounting. In accordance with SAB 97, Condor has been identified as the "accounting acquiror" for financial statement presentation purposes.

    The pro forma combined table below presents unaudited pro forma combined financial data for the Company that give effect to the completion of the Mergers and certain pro forma adjustments to the historical financial statements described below and as adjusted to reflect the closing of this Offering and the application of the estimated net proceeds therefrom. The summary pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved had the events described been consummated during the periods presented and should not be construed as representative of the future operating results or financial position of the Company. See the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto and the Founding Companies' Historical Financial Statements and the related Notes thereto appearing elsewhere in this Prospectus.

                                                                                            NINE MONTHS
                                                                                        ENDED SEPTEMBER 30,
                                                                       YEAR ENDED      ----------------------
                                                                    DECEMBER 31, 1996     1996        1997
                                                                    -----------------  ----------  ----------
                                                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                                      DATA)
PRO FORMA COMBINED
  STATEMENT OF OPERATIONS DATA (1):
  Revenues........................................................     $   103,202     $   73,627  $  105,723
  Cost of revenues................................................          76,384         54,081      80,151
  Gross profit....................................................          26,818         19,546      25,572
  Selling, general and administrative expenses (2)................          19,063         13,177      16,291
  Goodwill amortization (3).......................................           1,827          1,370       1,370
  Income from operations..........................................           5,928          4,999       7,911
  Interest and other income, net..................................           1,119            763         631
  Income before income taxes......................................           7,047          5,762       8,542
  Net income (4)..................................................     $     3,393     $    2,872  $    4,530
  Net income per share............................................     $       .40     $      .34  $      .53
  Shares used in computing pro forma net income
    per share (5).................................................       8,499,040      8,499,040   8,499,040

                                                                            COMBINED COMPANIES
                                                                         ------------------------
                                                                            SEPTEMBER 30, 1997
                                                                         ------------------------
                                                                          PRO FORMA       AS
                                                                          COMBINED     ADJUSTED
                                                                             (6)          (7)
                                                                         -----------  -----------
                                                                              (IN THOUSANDS)
  BALANCE SHEET DATA:
  Cash and cash equivalents                                               $   4,343    $  22,577
  Working capital......................................................     (38,911)(8)     27,520
  Total assets.........................................................      91,530      108,525
  Long-term debt, net of current maturities............................          96           96
  Stockholders' equity.................................................      19,334       85,765

------------------------

(1) The pro forma combined statement of operations data assume that the Mergers and this Offering were consummated on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in salaries, bonuses and benefits to the stockholders and management of the Founding Companies that have been agreed to prospectively. The Compensation Differential amounted to approximately $1,896,000,

    $1,422,000 and $3,091,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively. Additionally, the pro forma combined statement of operations data reflect the elimination of the non-recurring compensation charge of $692,000 associated with the issuance of shares of Common Stock to management of Condor. The Company will record a non-recurring, non-cash compensation charge of approximately $1,398,000 in the quarter ending December 31, 1997 related to the issuance of shares of Common Stock to management, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of issuance.

(3) Consists of amortization of $57,821,000 of identifiable intangibles and goodwill to be recorded as a result of the Mergers over a five to 35-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes all income is subject to an effective corporate income tax rate of 40% and all goodwill is not tax-deductible.

(5) Includes (i) 2,319,000 shares to be issued to the stockholders of the Founding Companies; (ii) 1,881,000 shares issued to founders, consultants and management of Condor; and (iii) 4,299,040 of the 5,900,000 shares sold in this Offering necessary to pay the cash portion of the Merger consideration, S corporation distributions, underwriting discounts and commissions and estimated expenses of this Offering.

(6) The pro forma combined and as adjusted balance sheet data assume that the Mergers were consummated on September 30, 1997.

(7) Adjusted to reflect the sale of the 5,900,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(8) Includes $48,155,000 payable to the stockholders of the Founding Companies, representing the cash portion of the Merger consideration to be paid from a portion of the net proceeds of this Offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements of the Company and the related Notes thereto and the Founding Companies' Historical Financial Statements and the related Notes thereto appearing elsewhere in this Prospectus. A number of statements in this Prospectus address activities, events or developments which the Company anticipates may occur in the future, including such matters as the Company's strategy for internal growth, additional capital expenditures (including the amount and nature thereof), acquisitions of assets and businesses, industry trends and other such matters. These statements are based on certain assumptions and analyses made by the Company in light of its perception of historical trends, current business and economic conditions and expected future developments, as well as other factors the Company believes are reasonable or appropriate. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including those set forth in "Risk Factors;" general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Consequently, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

INTRODUCTION

    Condor was established to create a leading provider of a wide range of IT services and solutions to middle market organizations. The Company provides a single source for a broad range of IT services, including strategic planning and management consulting; strategic marketing communications; development, integration and installation of IT systems; contract staffing and recruiting; training and continuing education; desktop systems maintenance and support; and procurement. Condor was formed in August 1996 and has conducted no operations to date. The Founding Companies will become wholly-owned subsidiaries of the Company upon the closing of this Offering.

    The Company earns revenues from the provision of consulting services, system services and desktop services. Historically, the Company has generated a significant portion of its revenues through the resale of third-party hardware and software as part of its desktop services. The Company's management believes, however, that consulting and system services will generate an increasing percentage of its revenues. Revenues from certain desktop services, such as the procurement and provision of computer hardware and software, are recognized upon shipment or acceptance of the equipment. The Company recognizes consulting and system service revenues using formulas based on time and materials, whereby revenues are recognized as costs are incurred at agreed-upon billing rates. In certain instances, the Company undertakes projects billed on a fixed-price basis, whereby revenues are recognized ratably over the term of the contract. To date, the use of fixed-price contracts for consulting engagements has not been significant. Revenues on long-term service contracts are recognized ratably over the term of the contract. Revenues from license fees are generated from sales to both end-users and resellers and are recognized when a non-cancelable license agreement has been signed, the product has been delivered, collection is probable and all significant obligations relating to the license have been satisfied. There are no significant post-sales support obligations related to the Founding Companies' revenues. Advance payments on certain service contracts are recorded as deferred revenues and are recognized ratably, together with the related costs and expenses, over the life of the contract.

    Cost of revenues includes purchases of services and material directly related to the revenues, inventory adjustments, costs of acquisition of hardware and software resold to clients, subcontracted labor or other outside services, direct labor and benefits and other direct costs associated with revenues, as well as an allocation of certain indirect costs.

    Selling, general and administrative costs include salaries, benefits, commissions payable to the Company's sales personnel, marketing and advertising expenses and administrative costs. The Company expects to incur additional selling, general and administrative expenses after this Offering, reflecting the costs of being a public company, increased marketing activities and costs associated with the Company's acquisition program. The Company expects that such additional selling, general and administrative expenses will relate primarily to salaries and benefits payable to senior management, which are expected to represent over 50% of such incremental costs. Additionally, the incremental expenses after this Offering are expected to include travel, fees for professional services, including audit and legal fees, and expenses related to the Company's Board of Directors. Such incremental expenses are expected to be offset, however, by reductions in operating expenses primarily as the result of a consolidation of purchasing relationships among the Founding Companies and from savings realized by combining insurance, treasury, legal and risk management functions.

    The Founding Companies have been managed throughout the periods presented as independent private companies and, as such, their results of operations reflect different corporate and tax structures (S corporations and C corporations) which have influenced, among other things, their historical levels of owners' compensation. The owners and key employees of the Founding Companies have agreed to certain reductions in their salaries, bonuses and benefits in connection with the organization of the Company. The Compensation Differentials for 1996 and for the nine months ended September 30, 1997 were $1.9 million and $3.1 million respectively, and have been reflected as pro forma adjustments in the Unaudited Pro Forma Combined Statements of Operations. The Unaudited Pro Forma Combined Statements of Operations include a provision for income tax as if the Company were taxed as a C corporation.

    The Company anticipates that following the Mergers it will realize savings from (i) greater volume discounts from suppliers; (ii) consolidation of insurance programs and treasury functions; and (iii) other general and administrative areas, such as training and advertising. This integration process may also present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, but may necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost savings may make historical operating results not comparable to, or indicative of, future performance. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the unaudited pro forma financial data presented herein. There can be no assurance, however, that the Company will achieve any cost savings.

    In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Condor has been identified as the "accounting acquiror" for financial statement presentation purposes. The excess of the fair value of the consideration received in the Mergers over the fair value of the net assets to be acquired totals approximately $55.3 million and is recorded as goodwill on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a period ranging from seven to 35 years. The pro forma impact of this amortization expense, none of which is deductible for tax purposes, is approximately $2.3 million per year. See the Notes to the Unaudited Pro Forma Combined Financial Statements. A total of $5.0 million of the purchase price has been allocated to in-process research and development and will be expensed upon the closing of the Mergers. Approximately $2.5 million of the purchase price has been allocated to internally developed software at a Founding Company and will be amortized over a period of five years.

PRO FORMA COMBINED RESULTS OF OPERATIONS

    The pro forma combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, operating expenses and general and administrative expenses of the individual Founding Companies on a pro forma basis. The pro forma combined results may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; and (iii) the combined data do not reflect potential benefits and cost savings the Company expects to realize when operating as a combined entity. The following discussion should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto and the Founding Companies' Historical Financial Statements and the related Notes thereto appearing elsewhere in this Prospectus.

    The following table sets forth the combined results of operations of the Founding Companies on a pro forma basis and as a percentage of revenues for the periods indicated.

                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                   -------------------------------------------
                                                           1996                  1997
                                                   --------------------  ---------------------
                                                       (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.........................................  $  73,627      100.0% $  105,723      100.0%
Cost of revenues.................................     54,081       73.5      80,151       75.8
                                                   ---------  ---------  ----------  ---------
Gross profit.....................................     19,546       26.5      25,572       24.2
Selling, general and administrative expenses.....     13,177       17.9      16,291       15.4
Goodwill amortization............................      1,370        1.9       1,370        1.3
                                                   ---------  ---------  ----------  ---------
Income from operations...........................  $   4,999        6.7% $    7,911        7.5%
                                                   ---------  ---------  ----------  ---------
                                                   ---------  ---------  ----------  ---------

PRO FORMA COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

    REVENUES. Revenues increased approximately $32.1 million, or 43.6%, from $73.6 million for the nine months ended September 30, 1996 to $105.7 million for the nine months ended September 30, 1997. This increase was primarily attributable to growth in revenues from the provision of IT services and solutions, predominantly from Federal and CHMC with revenue increases of $20.2 million and $6.8 million, respectively. Revenues from both of these Founding Companies increased as a result of increased procurement revenues ($22.5 million) and expanded maintenance programs ($3.9 million). Additional increases in revenues from procurement services of approximately $3.9 million were generated at two other Founding Companies. Two additional Founding Companies reported an increase in revenues from the nine months ended September 30, 1996 compared to the same period in 1997, which were partially offset by a decline in revenues at MST and InVenture.

    COST OF REVENUES. Cost of revenues increased approximately $26.1 million, or 48.2%, from $54.1 million for the nine months ended September 30, 1996 to $80.2 million for the nine months ended September 30, 1997, primarily as a result of the net increase in revenues described above. As a percentage of revenues, cost of revenues increased from 73.5% for the nine months ended September 30, 1996 to 75.8% for the nine months ended September 30, 1997, primarily as a result of lower gross profit margins at Federal resulting from the deferred recognition of certain revenue to match expected warranty costs with respect to one of its new hardware contracts.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $3.1 million, or 23.6%, from $13.2 million for the nine months ended September 30, 1996 to $16.3 million for the nine months ended September 30, 1997, due primarily to an increase in infrastructure needed to support increased volume. As a percentage of revenues, selling, general and administrative expenses decreased from 17.9% for the nine months ended September 30, 1996 to 15.4% for the nine months ended September 30, 1997 as the infrastructure costs increased less rapidly than revenues.

    INCOME FROM OPERATIONS. Income from operations increased $2.9 million, or 58.3%, from $5.0 million for the nine months ended September 30, 1996 to $7.9 million for the nine months ended September 30, 1997. As a percentage of revenues, operating income increased from 6.7% for the nine months ended September 30, 1996 to 7.5% for the nine months ended September 30, 1997. This change was attributable to the factors discussed above.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

    The Company is a holding company that will conduct its operations through its subsidiaries. Accordingly, the Company's principal sources of liquidity are the cash flow of its subsidiaries, cash available from lines of credit it may establish and the unallocated net proceeds of this Offering. After the closing of the Mergers and this Offering, the Company will have approximately $22.6 million in cash and cash equivalents, approximately $1.3 million in marketable securities and approximately $1.3 million of indebtedness outstanding (on a pro forma basis), other than the line of credit discussed below.

    The Company has obtained a commitment from a major commercial bank, subject to a diligence review, for a $30.0 million line of credit. It is anticipated that the line of credit will require the Company to comply with various loan covenants including: (i) maintenance of certain financial ratios; (ii) restrictions on additional indebtedness; (iii) restrictions on liens, guarantees, advances and dividends; and (iv) restrictions on the type, size and number of acquisitions. The facility is intended to be used for working capital and general corporate purposes, including future acquisitions. There can be no assurance that the Company will obtain such credit facility.

    The Company made capital expenditures of approximately $800,000 in 1996 and approximately $639,000 for the nine months ended September 30, 1997, primarily for office equipment and computers and facility upgrades. The Company expects to expend capital to install or upgrade its accounting and management information systems, to install an internal network and communications system integrating the Founding Companies and subsequently acquired businesses and to install a client call center. Management presently anticipates that such expenditures will total approximately $5.0 million over the next two years; however, no assurance can be made with respect to the actual timing and amount of such expenditures.

    The Company intends to pursue acquisition opportunities. The timing, size or success of any acquisition effort and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions primarily through a combination of a portion of the unallocated net proceeds of this Offering, cash flow from operations and borrowings, including borrowings under the proposed line of credit, as well as issuances of additional shares of Common Stock. The Company plans to register an additional 5,000,000 shares of its Common Stock under the Securities Act after the completion of this Offering for use as consideration for future acquisitions.

    The Company believes that cash flow from operations, borrowings under the proposed line of credit and the unallocated net proceeds of this Offering will be sufficient to fund its capital requirements for at least the next 12 months. To the extent that the Company is successful in consummating acquisitions, it may be necessary to finance such acquisitions through the issuance of additional equity securities, incurrence of indebtedness or both.

SEASONALITY AND CYCLICALITY; POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING
  RESULTS

    The Company has experienced and expects to continue to experience variability in revenues and net income from quarter to quarter as a result of seasonality that may accompany private or governmental sector budget cycles. Sales of the Company's IT products and related services have historically been concentrated in the third and fourth calendar quarters as a result of patterns of capital spending by clients, principally federal, state and local governments.

    The Company also believes that the IT industry is influenced by general economic conditions and particularly by the level of technological change. Increased levels of technological change can have a favorable impact on the Company's revenues. In general, technological change drives the need for hardware and software procurement and information systems services provided by the Company. The Company also believes that the industry tends to experience periods of decline and recession during economic downturns. The industry could experience sustained periods of decline in revenues in the future, and any such decline may have a material adverse effect on the Company.

    The Company could in the future experience quarterly fluctuations in operating results due to the factors discussed above and other factors, including the short-term nature of certain client commitments; patterns of capital spending by clients; loss of a major client; seasonality that may accompany private or governmental sector budget cycles; the timing, size and mix of service and product offerings; the timing and size of significant software sales; the timing and size of new projects; the timing and magnitude of required capital expenditures; pricing changes in response to various competitive factors; market factors affecting the availability of qualified technical personnel; timing and client acceptance of new service offerings; changes in the trends affecting the outsourcing of IT services; additional selling, general and administrative expenses to acquire and support new business; increased levels of technological change in the industry; and general economic conditions. The Company plans its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect the Company's operating results for that quarter. See "Risk Factors--Risks of Substantial Variability in Quarterly Operating Results."

MST--RESULTS OF OPERATIONS

    MST provides strategic IT management consulting, systems integration and project management services to major U.S., European and Asia-Pacific companies and governmental agencies.

    The following table sets forth certain selected financial data for MST on an historical basis and as a percentage of revenue for the periods indicated:

                                                                                                 NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                              ---------------------------------------------------------   -------------------------------
                                    1994                1995                1996               1996             1997
                              -----------------   -----------------   -----------------   --------------   --------------
                                                          (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenue.....................  $ 3,669     100.0%  $ 6,193     100.0%  $ 8,211     100.0%  $6,452   100.0%  $5,509   100.0%
Cost of revenue.............    1,463      39.9     2,415      39.0     3,783      46.1    2,895    44.9    2,934    53.3
                              -------   -------   -------   -------   -------   -------   ------  ------   ------  ------
Gross profit................    2,206      60.1     3,778      61.0     4,428      53.9    3,557    55.1    2,575    46.7
General and administrative
  expenses..................    1,113      30.3     1,606      25.9     2,188      26.6    1,684    26.1    1,453    26.4
                              -------   -------   -------   -------   -------   -------   ------  ------   ------  ------
Income from operations......  $ 1,093      29.8%  $ 2,172      35.1%  $ 2,240      27.3%  $1,873    29.0%  $1,122    20.4%
                              -------   -------   -------   -------   -------   -------   ------  ------   ------  ------
                              -------   -------   -------   -------   -------   -------   ------  ------   ------  ------

MST--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1996

    REVENUE. Revenue decreased approximately $943,000, or 14.6%, from $6.5 million for the nine months ended September 30, 1996 to $5.5 million for the same period in 1997. This decrease resulted primarily from the completion of short term consulting contracts in 1996 that were not renewed or replaced during the nine months ended September 30, 1997. For the nine months ended September 30, 1996, revenue from CIGNA Property & Casualty (including revenue from The CSN Company ("CSN"), which was acquired in 1996) ("CIGNA") and Reinsurance Solutions International ("RSI") accounted for 61% and 24%, respectively, of total revenue. For the nine months ended September 30, 1997, revenue from CIGNA and RSI accounted for 64% and 26%, respectively, of total revenue. No other client accounted for 10% or more of MST's revenue in these periods.

    COST OF REVENUE. Cost of revenue increased approximately $39,000, or 1.3%, from $2.9 million for the nine months ended September 30, 1996 to $2.9 million for the same period in 1997. The increase resulted from increases in non-stockholder compensation and consulting fees, partially offset by a reduction in compensation to MST's chief executive officer (who is also MST's sole stockholder (see Note 2 to the Notes to MST's Historical Financial Statements)). Cost of revenue as a percentage of revenue increased from 44.9% in 1996 to 53.3% in 1997, substantially due to the decrease in revenue from the completion of short-term consulting contracts while a portion of MST's fixed employment and consulting expenses remained stable. Fixed costs primarily consist of costs related to the employment of consulting professionals, which do not vary significantly with the profitability of engagements.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased by approximately $231,000, or 13.7%, from $1.7 million for the nine months ended September 30, 1996 as compared to $1.5 million for the same period in 1997. The decrease resulted from a decrease in MST's discretionary profit-sharing contribution and a reduction in travel-related expenses. General and administrative expenses as a percentage of revenue increased from 26.1% for the nine months ended September 30, 1996 to 26.4% for the nine months ended September 30, 1997.

MST--1996 COMPARED TO 1995

    REVENUE. Revenue increased approximately $2.0 million, or 32.6%, from $6.2 million in 1995 to $8.2 million in 1996. This increase resulted from contracts with several new clients as well as from expansion of the work performed at RSI. In 1995, revenue from CIGNA accounted for 89% of total revenue. In 1996, revenue from CIGNA and RSI accounted for 61% and 25%, respectively, of total revenue. No other client accounted for 10% or more of MST's revenue in 1996 or 1995.

    COST OF REVENUE. Cost of revenue increased approximately $1.4 million, or 56.6%, from $2.4 million in 1995 to $3.8 million in 1996. Cost of revenue as a percentage of revenue increased from 39.0% in 1995 to 46.1% in 1996. This increase was due to a combination of the direct costs associated with increased revenue, salary increases to attract and retain technical personnel and the investment associated with hiring additional employees to support the growth in the level of activity at MST.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $582,000, or 36.2%, from $1.6 million in 1995 to $2.2 million in 1996. This increase was due to additional costs associated with the growth in MST's business, staff and facilities. General and administrative expenses as a percentage of revenue increased from 25.9% in 1995 to 26.6% in 1996.

MST--1995 COMPARED TO 1994

    REVENUE. Revenue increased approximately $2.5 million, or 68.8%, from $3.7 million in 1994 to $6.2 million in 1995, due to new relationships with significant clients. Included in the new clients for 1995 were an international financial services group, an environmental controls group, a gas distribution company and a number of other clients in the financial services, healthcare and governmental markets. In 1994, revenue from CIGNA accounted for 93%, of total revenue. In 1995, revenue from CIGNA accounted for 89% of total revenue. No other client accounted for 10% or more of MST's revenue in these years.

    COST OF REVENUE. Cost of revenue increased approximately $952,000, or 65.1%, from $1.5 million in 1994 to $2.4 million in 1995. This increase was due to a combination of the direct costs associated with increased revenue, salary increases to attract and retain technical personnel and the investment associated with hiring additional employees to support the growth in the level of activity at MST. Cost of revenue as a percentage of revenue decreased slightly from 39.9% in 1994 to 39.0% in 1995.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $493,000, or 44.3%, from $1.1 million in 1994 to $1.6 million in 1995. Selling expenses increased with the additional revenue. General and administrative expenses as a percentage of revenue decreased from 30.3% in 1994 to 25.9% in December 31, 1995. MST was able to generate operating leverage by maintaining relatively consistent general and administrative expenses with the increased activity.

CHMC--RESULTS OF OPERATIONS

    CHMC provides tailored, value-added computer technology products and services to Fortune 1000 companies, educational institutions and governmental agencies.

    The following table sets forth certain selected financial data for CHMC on an historical basis and as a percentage of revenues for the periods indicated:

                                                               YEAR ENDED                              NINE MONTHS ENDED
                                    ----------------------------------------------------------------      NOVEMBER 30,
                                        FEBRUARY 28,          FEBRUARY 29,          FEBRUARY 28,      --------------------
                                            1995                  1996                  1997                  1996
                                    --------------------  --------------------  --------------------  --------------------
                                                              (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues..........................  $  33,201      100.0% $  30,808      100.0% $  44,718      100.0% $  33,167      100.0%
Cost of revenues..................     28,044       84.5     26,223       85.1     38,403       85.9     27,998       84.4%
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit......................      5,157       15.5      4,585       14.9      6,315       14.1      5,169       15.6%
Selling, general and
  administrative expenses.........      3,910       11.8      3,844       12.5      4,784       10.7      3,496       10.5%
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations............  $   1,247        3.8% $     741        2.4% $   1,531        3.4% $   1,673        5.0%
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                            1997
                                    --------------------

Revenues..........................  $  34,829      100.0%
Cost of revenues..................     26,527       76.2%
                                    ---------  ---------
Gross profit......................      8,302       23.8%
Selling, general and
  administrative expenses.........      5,609       16.1%
                                    ---------  ---------
Income from operations............  $   2,693        7.7%
                                    ---------  ---------
                                    ---------  ---------

CHMC--NINE MONTHS ENDED NOVEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED NOVEMBER
  30, 1996

    REVENUES. Revenues increased approximately $1.7 million, or 5.0%, from $33.2 million for the nine months ended November 30, 1996 to $34.8 million for the nine months ended November 30, 1997. This increase was primarily attributable to continued expansion of CHMC's services (a $3.0 million increase), including on-site services, help-desk and project management and other support programs. The increase in services was offset by a $1.3 million decrease in hardware and software procurement. The decrease in procurement sales was primarily a result of unusually large sales of laptop computers to two customers in this period in 1996. Although these sales drove the decrease in procurement, services associated with the computers after installation caused the increase in revenues from services.

    COST OF REVENUES. Cost of revenues decreased approximately $1.5 million, or 5.3%, from $28.0 million for the nine months ended November 30, 1996 to $26.5 million for the nine months ended November 30, 1997. Cost of revenues as a percentage of revenues decreased from 84.4% for the nine months ended November 30, 1996 to 76.2% for the nine months ended November 30, 1997. This reduction in costs as a percentage of revenues resulted from expansion of CHMC's service and project management businesses (which are typically at higher margins). Through enhancements to its help-desk call system, CHMC was able to increase productivity without corresponding increases in direct labor costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by approximately $2.1 million, or 60.4%, from $3.5 million for the nine months ended November 30, 1996 to $5.6 million for the nine months ended November 30, 1997. These expenses as a percentage of revenues increased from 10.5% to 16.1% in these periods, primarily as a result of increases in discretionary management bonuses due to improved earnings, as well as from increased selling and training costs.

CHMC--1997 COMPARED TO 1996

    REVENUES. Revenues increased approximately $13.9 million, or 45.2%, from $30.8 million for the year ended February 29, 1996 to $44.7 million for the year ended February 28, 1997. This resulted from increased sales of all services offered by CHMC, including expansion in maintenance, help-desk and other support programs, in addition to growth in procurement revenues. CHMC's overall growth during this period was attributable to additional procurement contracts and continued development of telesales and on-line configuration and ordering capabilities.

    COST OF REVENUES. Cost of revenues increased approximately $12.2 million, or 46.4%, from $26.2 million for the year ended February 29, 1996 to $38.4 million for the year ended February 28, 1997. Cost of revenues as a percentage of revenues remained relatively stable at 85.1% in fiscal 1996 versus 85.9% in fiscal 1997 . Several factors, all related to CHMC's ongoing efforts in 1997 to further develop and expand its IT services, increased costs of revenues. Specifically, CHMC hired additional engineers to support the further development of its services and increased salaries in order to attract and retain personnel who can provide the larger scope of services CHMC is offering its clients. The efficiencies gained through this strategy partially offset the investment made in fiscal 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $940,000, or 24.5%, from $3.8 million for the year ended February 29, 1996 to $4.8 million for the year ended February 28, 1997. This increase was primarily related to additional discretionary bonuses due to the improved performance of CHMC, increased sales commissions resulting from CHMC's growth in sales and an overall increase in management, both in the number of employees and base compensation, in order to support the increased organization. These expenses as a percentage of revenues decreased from 12.5% for the year ended February 29, 1996 to 10.7% for the year ended February 28, 1997.

CHMC--1996 COMPARED TO 1995

    REVENUES. Revenues decreased approximately $2.4 million, or 7.2%, from $33.2 million for the year ended February 28, 1995 to $30.8 million for the year ended February 29, 1996. This decline was primarily due to a decrease in sales of desktop support procurement services resulting from the loss of certain contracts. As described above, CHMC has been transitioning its business toward a more complete spectrum of desktop support services and chose to establish new service offerings rather than seek additional procurement contracts.

    COST OF REVENUES. Cost of revenues declined approximately $1.8 million, or 6.5%, from $28.0 million for the year ended February 28, 1995 to $26.2 million for the year ended February 29, 1996, primarily as a result of the decrease in revenues described above. Cost of revenues as a percentage of revenues was relatively unchanged at 84.5% for the year ended February 28, 1995 compared to 85.1% for the year ended February 29, 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were relatively unchanged at $3.9 million for the year ended February 28, 1995 compared to $3.8 million for the year ended February 29, 1996. These expenses as a percentage of revenues increased from 11.8% for the year ended February 28, 1995 to 12.5% for the year ended February 29, 1996.

FEDERAL--RESULTS OF OPERATIONS

    Federal provides computer products and services to governmental and commercial entities. Federal provides IT services such as systems integration, implementation and support services, including network design and installation, system upgrades and enhancements, hardware and software maintenance and on-site technical support and relocation services.

    The following table sets forth certain selected financial data for Federal on an historical basis and as a percentage of revenues for the periods indicated. The table below includes revenues and related costs generated from sales of hardware and software as well as sale of maintenance services. Federal additionally generates revenues through certain agency contracts, consulting fees from affiliates and other revenues, including interest and dividends. These other types of revenues are not considered part of Federal's core operations and, therefore, have not been included in the table.

                                                                                    YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                       1995                  1996                  1997
                                                               --------------------  --------------------  --------------------
                                                                              (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.....................................................  $  46,186      100.0% $  26,417      100.0% $  33,298      100.0%
Cost of revenues.............................................     38,732       83.9     19,168       72.6     27,088       81.4
                                                               ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.................................................      7,454       16.1      7,249       27.4      6,210       18.6
Selling, general and administrative expenses.................      7,619       16.5      5,794       21.9      7,298       21.9
                                                               ---------  ---------  ---------  ---------  ---------  ---------
(Loss) income from operations................................  $    (165)      (0.4)% $   1,455       5.5% $  (1,088)      (3.3)%
                                                               ---------  ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------  ---------

FEDERAL--1997 COMPARED TO 1996

    REVENUES. Revenues increased approximately $6.9 million, or 26.0%, from $26.4 million for 1996 to $33.3 million for 1997. This increase was caused primarily by larger government contract sales with the U.S. Social Security Administration, Department of Justice and the U.S. Postal Service.

    Fourth quarter revenues are typically lower than the first three fiscal quarters as a result of Federal government purchasing patterns. Revenues in the fourth quarters of 1997 and 1996 were $3.0 million and $2.2 million, respectively. Days sales outstanding at October 31, 1996 was unusually low at approximately 45 days due primarily to a large cash collection in October 1996.

    COST OF REVENUES. Cost of revenues increased approximately $7.9 million, or 41.3%, from $19.2 million for 1996 to $27.1 million for 1997. Cost of revenues as a percentage of revenues increased from 72.6% for 1996 to 81.4% for 1997. The overall increase in costs was caused primarily by the purchase of hardware required to fulfill the large contracts noted above. The increase in cost of revenues as a percentage of revenues was due to decreased profit margins resulting from the deferral of certain revenue amounts at October 31, 1997 to reflect matching of warranty costs to be incurred by the Company on one of the new hardware contracts with associated revenues. The sales price on this particular contract included warranty provisions bundled with the price of the hardware.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $1.5 million, or 26.0%, from $5.8 million for 1996 to $7.3 million for 1997. As a percentage of revenues, selling, general and administrative expenses have remained flat at 21.9% for 1996 and 1997. The primary reason for this increase was the incentive compensation of $2,400,000 paid to Federal's principal shareholders in accordance with its merger agreement with Condor (see Note 6 to the Federal Consolidated Financial Statements).

FEDERAL--1996 COMPARED TO 1995

    REVENUES. Revenues decreased approximately $19.8 million, or 42.8%, from $46.2 million in 1995 to $26.4 million in 1996. This decrease was caused primarily by significant mainframe purchases under unusually large contracts which ended in 1995.

    COST OF REVENUES. Cost of revenues decreased approximately $19.6 million, or 50.5%, from $38.7 million in 1995 to $19.2 million in 1996. Cost of revenues as a percentage of revenues decreased from 83.9% in 1995 to 72.6% in 1996. The overall decrease in costs was caused primarily by the decrease in revenues as described above. The decrease in cost of revenues as a percentage of revenues was due to a decrease in the costs of mainframe computers in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased approximately $1.8 million, or 24.0%, from $7.6 million in 1995 to $5.8 million in 1996, due mainly to the decrease in revenues discussed above. As a percentage of revenues, selling, general and administrative expenses increased from 16.5% in 1995 to 21.9% in 1996. This percentage increase resulted from significant bid and proposal expenses incurred by Federal during 1996 in an effort to win new business.

CORPORATE ACCESS--RESULTS OF OPERATIONS

    Corporate Access offers hardware, software and peripheral products, along with related configuration and installation services, to commercial clients and governmental entities in the Greater Boston metropolitan area.

    The following table sets forth certain selected financial data for Corporate Access on an historical basis and as a percentage of revenues for the periods indicated:

                                                                   THREE MONTHS ENDED SEPTEMBER 30,
                                                              ------------------------------------------
                                                                      1996                  1997
                                                              --------------------  --------------------
                                                                  (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues....................................................  $   3,931      100.0% $   4,747      100.0%
Cost of revenues............................................      3,311       84.2%     4,118       86.7%
                                                              ---------  ---------  ---------  ---------
Gross profit................................................        620       15.8%       629       13.3%
Selling, general and administrative expenses................        387        9.8%       466        9.8%
                                                              ---------  ---------  ---------  ---------
Income (loss) from operations...............................  $     233        5.9% $     163        3.4%
                                                              ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------

    Corporate Access recognizes revenues from product sales when the related product is shipped. There are no post-sales support obligations related to Corporate Access's product sales. Cost of revenues is comprised of purchased materials, inventory adjustments, purchase discounts and direct labor and benefits. Selling, general and administrative expenses include salaries, benefits, commissions payable to Corporate Access's sales personnel, marketing and advertising expenses and administrative costs.

CORPORATE ACCESS--THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO SEPTEMBER
  30, 1996

    REVENUES. Revenues increased approximately $816,000, or 20.8%, from $3.9 million for the three months ended September 30, 1996 to $4.7 million for the three months ended September 30, 1997, primarily due to an increase in volume which can be attributed to greater market penetration through a larger sales force.

    COST OF REVENUES. Cost of revenues increased approximately $807,000, or 24.4%, from $3.3 million for the three months ended September 30, 1996 to $4.1 million for the three months ended September 30, 1997. As a percentage of revenues, cost of revenues increased from 84.2% in the 1996 period to 86.7% in the 1997 period. The overall increase in cost of revenues was attributable to an increase in sales volume. The increase in cost of revenues as a percentage of revenues from the 1996 period to the 1997 period was the result of a lower margin sales mix in the 1997 period compared to the same period in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $79,000, or 20.4%, from $387,000 for the three months ended September 30, 1996 to $466,000 for the three months ended September 30, 1997. As a percentage of revenues, selling, general and administrative expenses remained constant at 9.8%. The change was primarily due to increased sales volume coupled with costs associated with hiring and training additional salespersons.

ISSI--RESULTS OF OPERATIONS

    ISSI develops end-user software solutions and tools for information access, data management and report writing.

    The following table sets forth certain selected financial data for ISSI on an historical basis and as a percentage of revenues for the periods indicated:

                                                                                                                   NINE
                                                                                                                  MONTHS
                                                                                                                   ENDED
                                                                   YEAR ENDED DECEMBER 31,                       SEPT. 30,
                                               ----------------------------------------------------------------  ---------
                                                       1994                  1995                  1996            1996
                                               --------------------  --------------------  --------------------  ---------
                                                                   (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.....................................  $   5,729      100.0% $   6,610      100.0% $   9,028      100.0% $   6,655
Cost of revenues.............................      1,297       22.6      2,010       30.4      1,482       16.4      1,120
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.................................      4,432       77.4      4,600       69.6      7,546       83.6      5,535
Selling, general and administrative
  expenses...................................      3,315       57.9      4,453       67.4      4,557       50.5      3,144
Research and development.....................      1,018       17.8        804       12.2        766        8.5        522
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations.......................  $      99        1.7% $    (657)      -9.9% $   2,223       24.6% $   1,869
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                                  1997
                                                          --------------------

Revenues.....................................      100.0% $   8,360      100.0%
Cost of revenues.............................       16.8      1,224       14.6
                                               ---------  ---------  ---------
Gross profit.................................       83.2      7,136       85.4
Selling, general and administrative
  expenses...................................       47.2      3,979       47.6
Research and development.....................        7.8        933       11.2
                                               ---------  ---------  ---------
Income from operations.......................       28.2% $   2,224       26.6%
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

ISSI--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1996

    REVENUES. Revenues increased approximately $1.7 million, or 25.6%, from $6.7 million for the nine months ended September 30, 1996 to $8.4 million for the nine months ended September 30, 1997. This increase reflected the impact of ISSI's continuing maintenance revenues as well as an approximately 43% increase in revenues from the sale of licenses for ISSI's products and related "first year" maintenance. The maintenance revenues increase annually as ISSI retains approximately 85% of its maintenance clients and begins maintenance contracts for those clients who purchased software during the year. The increases in license revenues resulted primarily from increased sales at ISSI's European subsidiary and through additional sales to a major value added reseller.

    COST OF REVENUES. Cost of revenues increased approximately $104,000, or 9.3%, from $1.1 million for the nine months ended September 30, 1996 to $1.2 million for the nine months ended September 30, 1997. Cost of revenues as a percentage of revenues decreased from 16.8% for the nine months ended September 30, 1996 to 14.6% for the same period in 1997. This decrease was primarily due to increased average selling prices for software licenses sold to a major value added reseller.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $835,000, or 26.6%, from $3.1 million for the nine months ended September 30, 1996 to $4.0 million for the nine months ended September 30, 1997. This increase in total costs resulted from increased levels of business, although a portion of the additional business resulted from maintenance income, which has a relatively lower level of associated selling expenses. In addition, ISSI has had higher costs associated with travel to client sites with value added resellers to obtain new work. Selling, general and administrative expenses remained relatively consistent as a percentage of revenues at 47.2% for the nine months ended September 30, 1996 and 47.6% for the nine months ended September 30, 1997.

    RESEARCH AND DEVELOPMENT. Research and development costs increased approximately $411,000, or 78.7%, from $522,000 for the nine months ended September 30, 1996 to $933,000 for the nine months ended September 30, 1997. This increase was primarily due to expenditures, including the addition of 11 employees, related to the development of certain new products to be included in ISSI's Safari InfoTools suite of data access and management products.

ISSI--1996 COMPARED TO 1995

    REVENUES. Revenues increased approximately $2.4 million, or 36.6%, from $6.6 million in 1995 to $9.0 million in 1996. This revenue growth was primarily the result of expansion of ISSI's client base, including a new relationship with a significant value added reseller. New client revenues accounted for approximately $2.0 million of the increase in revenues from sales of ISSI's software products. The remaining increase was attributable primarily to the impact of a larger installed base on maintenance revenues.

    COST OF REVENUES. Cost of revenues decreased $528,000, or 26.3%, from $2.0 million in 1995 to $1.5 million in 1996. Cost of revenues as a percentage of revenues was 30.4% in 1995 and 16.4% in 1996. This decrease was caused primarily by a non-recurring charge in 1995, when management determined that there was no future value to be obtained from certain capitalized software costs. These costs were written off in 1995, thereby increasing cost of sales. The decrease in cost of revenues as a percentage of revenues was caused primarily by lower costs associated with the portion of the increased revenues in 1996 that consisted of maintenance revenues.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $104,000, or 2.3%, from $4.5 million in 1995 to $4.6 million in 1996. This increase in total costs reflected the increased level of revenues.

    RESEARCH AND DEVELOPMENT. Research and development costs were relatively unchanged at $804,000 in 1995 and $766,000 in 1996.

ISSI--1995 COMPARED TO 1994

    REVENUES. Revenues increased approximately $881,000, or 15.4%, from $5.7 million in 1994 to $6.6 million in 1995. This revenue growth was primarily the result of expansion of ISSI's client base through development of relationships with new value added resellers.

    COST OF REVENUES. Cost of revenues increased approximately $713,000, or 55.0%, from $1.3 million in 1994 to $2.0 million in 1995. Cost of revenues as a percentage of revenues increased from 22.6% in 1994 to 30.4% in 1995. This change was caused primarily by the unusual charge related to the write-off of software development costs in 1995 described above.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $1.1 million, or 34.3%, from $3.3 million in 1994 to $4.5 million in 1995. A portion of this increase was consistent with selling costs associated with a higher level of revenues. Additionally, ISSI added staff in anticipation of engineering, support and sales requests from its new value added resellers and expensed all of its investment in its new European subsidiary in its first year of existence. As a percentage of revenues, selling, general and administrative expenses increased from 57.9% in 1994 to 67.4% in 1995.

    RESEARCH AND DEVELOPMENT. Research and development costs decreased approximately $214,000, or 21%, from $1.0 million in 1994 to $804,000 in 1995.
This decrease was due to the the termination by ISSI of in-house development of a graphical user interface tool in light of its purchase of base technology for the same purpose, allowing for a quicker and more complete roll-out of the product. The total number of engineers working on this technology decreased from 1994 to 1995.

USCOMM--RESULTS OF OPERATIONS

    USComm provides a broad range of IT training solutions and is a value added reseller of hardware and software products and services to mid-size companies and governmental entities.

    The following table sets forth certain selected financial data for USComm on an historical basis and as a percentage of revenues for the periods indicated:

                                                             YEAR ENDED                   NINE MONTHS ENDED
                                                            DECEMBER 31,                    SEPTEMBER 30,
                                                        --------------------  ------------------------------------------
                                                                1996                  1996                  1997
                                                        --------------------  --------------------  --------------------
                                                                       (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues..............................................  $   7,215      100.0% $   4,740      100.0% $   6,024      100.0%
Cost of revenues......................................      6,574       91.1      4,293       90.6      5,611       93.1
                                                        ---------  ---------  ---------  ---------  ---------  ---------
Gross profit..........................................        641        8.9        447        9.4        413        6.9
Selling, general and administrative expenses..........        475        6.6        336        7.1        367        6.1
                                                        ---------  ---------  ---------  ---------  ---------  ---------
Income from operations................................  $     166        2.3% $     111        2.3% $      46         .8%
                                                        ---------  ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------  ---------

USCOMM--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1996

    REVENUES. Revenues increased approximately $1.3 million, or 27.1%, from $4.7 million for the nine months ended September 30, 1996 to $6.0 million for the nine months ended September 30, 1997, primarily due to significant new contracts that enabled USComm to qualify as a general vendor for municipalities in Maryland, thereby facilitating additional direct sales to local, state and federal agencies and departments.

    COST OF REVENUES. Cost of revenues increased approximately $1.3 million, or 30.7%, from $4.3 million for the nine months ended September 30, 1996 to $5.6 million for the nine months ended September 30, 1997. As a percentage of revenues, cost of revenues increased from 90.6% to 93.1%. This overall increase in cost of revenues was caused primarily by increased sales volume. Several other factors related to USComm's ongoing efforts to further develop and expand IT service offerings, such as increased hiring of additional technical engineers, contributed to the increase in cost of revenues.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $31,000, or 9.2%, from $336,000 for the nine months ended September 30, 1996 to $367,000 for the nine months ended September 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 7.1% to 6.1% in these periods. USComm was able to generate operating leverage by maintaining relatively consistent general and administrative expenses despite the increased activity.

INVENTURE--RESULTS OF OPERATIONS

    InVenture is a strategic marketing communications company that creates integrated business plans, marketing strategies, brand development and promotion strategies for IT service providers and resellers of IT products, as well as for companies in other industries.

    The following table sets forth certain selected financial data for InVenture on an historical basis and as a percentage of revenues for the periods indicated:

                                                                      YEAR ENDED                   NINE MONTHS ENDED
                                                                     DECEMBER 31,                    SEPTEMBER 30,
                                                                 --------------------  ------------------------------------------
                                                                         1996                  1996                  1997
                                                                 --------------------  --------------------  --------------------
                                                                                (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.......................................................  $   5,416      100.0% $   4,253      100.0% $   3,210      100.0%
Cost of revenues...............................................      3,948       72.9      3,165       74.4      1,603       49.8
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Gross profit...................................................      1,468       27.1      1,088       25.6      1,607       50.1
Selling, general and administrative expenses...................      1,464       27.0      1,028       24.2      1,378       42.9
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Income from operations.........................................  $       4        0.1% $      60        1.4% $     229        7.1%
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------  ---------

INVENTURE--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO SEPTEMBER 30, 1996

    REVENUES. Revenues decreased approximately $1.0 million, or 24.5%, from $4.3 million for the nine months ended September 30, 1996 to $3.2 million for the nine months ended September 30, 1997, primarily due to InVenture's intended reduction in the provision of collateral marketing services and materials to a business mix containing a higher level of marketing and strategic planning services. This strategy generated a lower revenue stream, but a higher gross margin for InVenture.

    COST OF REVENUES. Cost of revenues decreased approximately $1.6 million, or 49.4%, from $3.2 million for the first nine months ended September 30, 1996 to $1.6 million for the nine months ended September 30, 1997. As a percentage of revenues, cost of revenues decreased from 74.4% in the 1996 period to 49.8% in the 1997 period. The decrease in cost of revenues was primarily attributable to decreased sales volume in addition to a change in the mix of services as described above. The decrease in cost of revenues as a percentage of revenues resulted from a higher level of strategic planning services relative to lower margin service lines in the nine months ended September 30, 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $350,000, or 34%, from $1.0 million for the nine months ended September 30, 1996 to $1.4 million for the nine months ended September 30, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 24.2% in the 1996 period to 42.9% in the 1997 period. This increase was due to salary increases resulting from the hiring of additional and/or different skill type employees to support the expansion of services provided by InVenture to a wider range of clients. In addition, the diversification of clients and services resulted in much higher travel and telecommunications costs related to the sales effort.

MIS--RESULTS OF OPERATIONS

    MIS recruits highly skilled IT consultants and professionals on both a permanent and contract staffing basis.

    The following table sets forth certain selected financial data for MIS on an historical basis and as a percentage of revenues for the periods indicated:

                                                                      YEAR ENDED                   NINE MONTHS ENDED
                                                                     DECEMBER 31,                    SEPTEMBER 30,
                                                                 --------------------  ------------------------------------------
                                                                         1996                  1996                  1997
                                                                 --------------------  --------------------  --------------------
                                                                                (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.......................................................  $   2,582      100.0% $   1,895      100.0% $   3,387      100.0%
Cost of revenues...............................................      1,426       55.2      1,213       64.0      1,841       54.4
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Gross profit...................................................      1,156       44.8        682       36.0      1,546       45.6
Selling, general and administrative expenses...................      1,150       44.6        592       31.2      1,347       39.8
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Income from operations.........................................  $       6        0.2% $      90        4.8% $     199        5.8%
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------  ---------

MIS TECHNOLOGIES, INC.--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO
  SEPTEMBER 30, 1996

    REVENUES. Revenues increased approximately $1.5 million, or 78.9%, from $1.9 million for the nine months ended September 30, 1996 to $3.4 million for the nine months ended September 30, 1997, primarily due to MIS expanding its client base and volume for both temporary and permanent placements.

    COST OF REVENUES. Cost of revenues increased approximately $628,000, or 51.8%, from $1.2 million for the nine months ended September 30, 1996 to $1.8 million for the nine months ended September 30, 1997. As a percentage of revenues, cost of revenues decreased from 64.0% to 54.4%, which was attributable to MIS utilizing a greater number of higher cost outsourced contract personnel during the 1996 period compared to the 1997 period, during which time MIS was able to staff projects with its own employees.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $755,000, or 127.5%, from $592,000 for the nine months ended September 30, 1996 to $1.3 million for the nine months ended September 30, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 31.2% to 39.8% during these periods. This increase in selling, general and administrative expenses as a percentage of revenues was due to the expansion of MIS's infrastructure in order to support the continued growth of the business.

NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," provides a new fair-value-based method of accounting for employee stock options or similar equity instruments; however, this statement allows companies to continue to utilize the intrinsic-value-based measure of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Companies electing to remain with the accounting method provided in APB No. 25 must make pro forma disclosures of net income and net earnings per share as if the fair value method of accounting had been applied. In the future, the Company will provide pro forma disclosure of net income and net income per share, as applicable, in its notes to consolidated financial statements.

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which will be effective for fiscal periods ending after December 15, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully diluted EPS under current accounting principles. The Company will implement SFAS 128 during the fourth quarter of 1997.

    Statement of Position 97-2 ("SOP 97-2") regarding Software Revenue Recognition will be effective for transactions entered into in fiscal years beginning after December 15, 1997. SOP 97-2 addresses contract accounting issues in the context of the software industry. Adoption of SOP 97-2 is not expected to have a material impact on the Company.

                                    BUSINESS

INTRODUCTION

    The Company provides a wide range of IT services and solutions to middle market organizations. The Company provides a single source for a broad range of services, including strategic planning and management consulting; strategic marketing communications; development, integration and installation of IT systems; contract staffing and recruiting; training and continuing education; desktop systems maintenance and support; and procurement. The Company works with its clients to identify areas of their businesses where the effective deployment of technology can have the maximum impact on executing business strategies and optimizing business processes.

    The Company will focus on marketing its wide range of IT offerings to middle market organizations, which the Company believes typically spend from $2 million to $30 million annually on their IT needs. In addition, the Company will seek to deliver comprehensive IT offerings to the financial services, healthcare, technology and governmental markets. These markets are typically characterized by (i) reliance on legacy systems; (ii) platform migration to client/server architectures; (iii) changing competitive dynamics, such as globalization and deregulation; and (iv) heavy dependency on database and proprietary applications. The Company believes that middle market organizations in these industry groups have been underserved by large IT vendors which, due to economic and high cost structures, cannot address the requirements of the middle market adequately. The Company intends to market its services through each of the sales forces at the Founding Companies as well as through the Company's corporate sales force. This approach will allow the Company to market its services independently or in combination to provide a solution to a client's specific IT needs.

    The Company provides IT services through 24 offices located in 11 states across the United States and in two foreign countries. As of September 30, 1997, the Company had approximately 532 employees, including approximately 345 technical professionals. The Company cultivates long-term relationships with its clients and believes these long-term relationships present excellent opportunities for further marketing of its services.

MARKET OPPORTUNITY

    Heightened competition, deregulation, globalization and rapid technological advances are forcing organizations to make fundamental changes in their business processes. These pressures have compelled organizations to improve the quality of their products and services, reduce costs and strengthen client relationships. Increasingly, organizations are addressing these issues by developing and utilizing IT services and solutions that facilitate the rapid and flexible collection, analysis and dissemination of information within the organization and among clients and suppliers. The ability of an organization to maintain and refresh its existing systems and to integrate and deploy new information technologies in a cost-effective manner has become critical to competing successfully in today's rapidly changing business environment.

    Although many companies have recognized the importance of IT systems and products to compete in this business climate, the process of designing, developing, procuring and implementing IT systems has become increasingly complex. Companies are continuing to migrate away from centralized mainframes running proprietary software toward decentralized, scalable architectures based on personal computers, client/server architectures, local and wide area networks, shared databases and packaged application software. These advances have greatly enhanced the ability of companies to benefit from the application of IT. Consequently, the number of companies desiring to use IT in new ways and the number of end users within these organizations is rising rapidly, yet the complexity of purchasing and implementing these systems is increasing.

    During this time of increasing reliance on IT, rapid technological change and other challenges, such as the need for Year 2000 conversions, have strained the capabilities of the internal departments within these organizations. At the same time, external economic factors have forced organizations to focus on core competencies and trim workforces in the IT management area. Accordingly, these organizations often lack the quantity or variety of IT skills necessary to design and develop emerging IT solutions. Consequently, businesses are increasingly looking to outsource IT services. By outsourcing IT services, companies are able to (i) focus on their core business;
(ii) access specialized technical skills; (iii) implement IT solutions more rapidly; (iv) benefit from flexible staffing; and (v) reduce the cost of recruiting, training and retaining IT professionals.

    Due to the foregoing factors, demand for IT services has grown significantly. According to Dataquest, the worldwide market for IT services was approximately $262 billion in 1996 and will grow to $517 billion by the year 2001. The IT professional service portion of such worldwide market (consulting, systems integration, application development and outsourcing services) was approximately $158 billion in 1996 and is estimated to grow by 17% annually through 2001. The domestic market for IT professional services is projected to grow from approximately $73 billion in 1996 to approximately $148 billion in 2001. The middle market, defined as comprising organizations with under $1 billion in annual revenues, represents approximately one-third of the overall market and is generally projected to grow at annual rates higher than that of the overall market.

    The IT service industry has evolved into a highly fragmented environment with a small number of large, national service providers and a large number of small- and medium-size service providers, usually only regional in scope. Large IT service providers typically address the IT needs of large organizations with substantial IT requirements for a wide range of services, whereas smaller IT service firms provide specialized services of limited scope. Consequently, middle market organizations typically rely on multiple, often specialized, providers to help implement and manage their systems. These smaller IT service providers often lack sufficient breadth and depth of services or industry knowledge to satisfy these organizations' need for comprehensive solutions. The Company believes the current reliance by middle market organizations on multiple service providers creates multiple vendor relationships that are more difficult and less cost-effective to manage, prevents the existence of a distinct responsible party and has an adverse impact on the quality and compatibility of IT solutions. In an attempt to reduce cost and management complexity, many organizations are seeking to establish preferred vendor relationships with a small number of IT service providers that are able to address a broad range of IT service needs.

THE CONDOR VISION

    The Company intends to create a single-source provider of a wide range of IT services and solutions to middle market organizations in select vertical markets. In response to market demand, the Company has assembled a diverse set of IT offerings, from planning and consulting to development, integration and installation of IT systems to desktop services. This broad range of offerings will enable clients to use the Company as a single provider for their IT needs, which should result in tighter integration, minimized risk and greater management control. In addition, the Company intends to capitalize on the highly fragmented nature of the IT service industry by pursuing acquisition opportunities that complement and enhance its existing IT offerings. The Company believes that its expertise in providing IT services, industry experience, client relationships, geographic reach and size will enable it to capitalize on the anticipated continued growth of the IT needs of middle market organizations.

STRATEGY

    The Company's objective is to be a leading provider of IT offerings to middle market organizations with a focus on select vertical markets. Key elements of the Company's strategy are presented below.

    LEVERAGE CONSULTING SERVICES. The Company intends to leverage its high-level planning and strategic consulting services to foster long-term relationships with clients and to implement technology strategies developed by the Company. The Company believes that its ability to partner with clients to define their IT service needs and to deliver the full range of these IT services provides an attractive single-source solution for its clients.

    EXPAND CLIENT RELATIONSHIPS. The Company believes it can increase its revenues from existing clients by cross-selling its services. Each of the Founding Companies specializes in certain areas of the IT service market. Consolidation of these companies enables the Company to offer a single-source option for a variety of IT services. The Company believes that the access to and goodwill derived from its long-term relationships with its clients will provide it with significant advantages in marketing additional offerings to existing clients.

    SECURE FULL-SERVICE CONTRACTS. The Company believes the broader range of IT services and geographic coverage available from the combination of the Founding Companies will allow it to become a single-source provider of IT services. The Company believes that its ability to be a single-source provider will offer a competitive advantage in meeting the IT requirements of middle market organizations and will give the Company the opportunity to secure full-service contracts from a larger group of potential clients.

    RECRUIT, TRAIN AND RETAIN TECHNICAL PERSONNEL. The Company focuses on recruiting, training and retaining highly skilled IT professionals in response to the shortage of and significant competition for such professionals. MIS, one of the Founding Companies, is dedicated solely to identifying, attracting and staffing IT professionals, and another Founding Company, USComm, will increasingly concentrate on training such professionals. While these activities will continue to be conducted primarily on behalf of the Company's clients, these capabilities also will enable the Company to enhance its ability to staff Company engagements as it implements its growth strategy. The Company intends to provide competitive incentives, compensation and benefits in order to retain its IT professionals, including the use of options to purchase the Common Stock.

    EXPAND SERVICE OFFERINGS AND GEOGRAPHIC REACH. The Company plans to expand its service offerings and add new businesses in order to offer new and existing clients access to a more complete range of services. The Company intends to expand its service offerings by addressing emerging technologies, including web-based systems, Internet, intranet and object-oriented development systems. The Company also plans to expand its geographic reach based on its clients' needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    IMPLEMENT DECENTRALIZED MANAGEMENT PHILOSOPHY; ACHIEVE CENTRAL OPERATING EFFICIENCIES. The Company intends to operate with a decentralized management structure to provide superior client service and a motivating environment for its various subsidiaries. The Company anticipates that finance, accounting, management information systems, treasury, employee benefits and certain purchasing arrangements will be managed or provided on a centralized basis. The Founding Companies and any subsequently acquired businesses will manage the professional services and technical aspects of their respective businesses in a manner consistent with their historical practices and as dictated by local market conditions. The Company believes that this approach will enable the Founding Companies and any subsequently acquired businesses to maintain their high level of client service and contact, while allowing them to draw upon the collective resources of the Company as a whole.

    PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. Given the highly fragmented nature of the IT service industry, the Company believes significant acquisition opportunities exist. The Company seeks to acquire IT service companies to strengthen its core competencies, to offer complementary services and to facilitate its expansion into new geographic areas. The Company believes that it will be regarded by acquisition candidates as an attractive acquiror because of:
(i) the Company's cross-selling strategy, which will offer owners of acquisition candidates significant opportunities to enhance the growth of their businesses;
(ii) its decentralized operating strategy; (iii) the Company's increased visibility and access to financial resources as a public company; and (iv) the potential for the owners of the business being acquired to participate in the Company's planned internal growth and growth through acquisitions, while at the same time realizing near-term liquidity.

    In addition to acquisitions, the Company may seek to form strategic relationships with business partners to share technical and industry knowledge and pursue joint marketing opportunities. These relationships typically will allow the Company to gain access to training, product support and the technology developed by these partners.

SERVICES

    The Company offers its clients a single source for a broad range of IT services. The Company delivers each of these services independently or in combination to provide a solution to a client's specific IT needs.

              Consulting Services           System Services           Desktop Services

           - IT NEEDS ANALYSIS         - CLIENT/SERVER             - HARDWARE AND
           - TECHNOLOGY                DEVELOPMENT AND               SOFTWARE PROCUREMENT
           INFRASTRUCTURE DESIGN         INTEGRATION               - SYSTEMS MAINTENANCE
           - FUTURE TECHNOLOGY         - LAN/WAN DESIGN AND          AND SUPPORT
           PLANNING AND REFRESHMENT      IMPLEMENTATION            - HARDWARE AND
           - SYSTEMS ARCHITECTURE      - PROJECT MANAGEMENT AND      SOFTWARE MAINTENANCE
             DEVELOPMENT                 RESOURCE PLANNING         - HELP-DESK OPERATIONS
           - DECISION SUPPORT          - HARDWARE AND SOFTWARE     - SYSTEMS TESTING AND
           PLANNING AND ANALYSIS         SELECTION                   ENGINEERING
           - BUSINESS PROCESS          - INFORMATION ACCESS
             REENGINEERING             SOFTWARE DESIGN AND
           - YEAR 2000 PLANNING AND      IMPLEMENTATION
             CONSULTING                - SOFTWARE APPLICATION
           - STRATEGIC MARKETING       DESIGN AND DEVELOPMENT
             SERVICES                  - CONTRACT STAFFING AND
                                         RECRUITING
                                       - TRAINING AND CONTINUING
                                         EDUCATION
                                       - CONFIGURATION, TESTING
                                       AND INSTALLATION

CONSULTING SERVICES

    STRATEGIC PLANNING AND MANAGEMENT CONSULTING. The Company's technical professionals provide strategic planning and management consulting to senior management, typically through a client's chief executive officer, chief financial officer or chief information officer. These services involve the development of long-term technology plans that help the client to achieve specific strategic business objectives and include IT needs analysis, technology infrastructure design, future technology planning and refreshment, systems architecture development, decision support planning and analysis, business process automation and Year 2000 planning and consulting. The Company's ability to perform such strategic consulting services gives it the opportunity to deliver "follow-on" services to implement its recommended technology strategies.

    STRATEGIC MARKETING PROGRAM DEVELOPMENT AND IMPLEMENTATION. The Company also creates and executes strategic marketing programs for resellers and manufacturers of software and hardware products. These programs include a wide range of marketing related services, including marketing strategies, corporate identity programs, creative development, merchandising programs, publications, web site development, direct mail, advertising and event planning.

SYSTEM SERVICES

    DEVELOPMENT, INTEGRATION AND INSTALLATION OF IT SYSTEMS. The Company offers its clients a single source for a wide range of IT services required to successfully design, develop and implement integrated IT solutions in diverse computing environments. The Company's services include client/server development and integration; LAN and WAN design and implementation; project management and resource planning; hardware and software selection; information access software design and installation; systems migration planning and implementation; configuration, testing and installation; and software application design and development. The Company integrates servers, mini-computers and mainframe systems, workstations, terminals and communication gateways into single integrated networks. The Company also develops, sells and supports proprietary software for information access and delivery in the end-user, production-data market, primarily under the Safari InfoTools brand. This software enables clients to manage information across virtually all types of databases, computing platforms and operating systems in a three-tiered, client/ server environment.

    CONTRACT STAFFING AND RECRUITING. The Company contracts to provide both temporary and permanent personnel with highly specialized technical skills. In order to obtain the necessary technical personnel for its contract staffing business, the Company conducts extensive recruiting operations. The Company also uses these recruiting services to fulfill its internal personnel requirements.

    TRAINING AND CONTINUING EDUCATION. The Company offers IT training through its training facility in Annapolis, Maryland. The facility, a Microsoft Authorized Technical Education Center, focuses on Microsoft NT certification courses. The Company's services also include skills assessment, interactive learning solutions at the desktop and courseware. The Company intends to expand its training capabilities, using the Annapolis facility and programs as a model. The Company also will use these training facilities to fulfill its internal training requirements.

DESKTOP SERVICES

    SYSTEMS MAINTENANCE AND SUPPORT. The Company provides a complete array of desktop systems maintenance and support services to its clients, including hardware and software maintenance, help-desk operations and systems testing and engineering. These services, which are provided both on-site and on a remote basis, allow clients to make efficient use of their technology tools by minimizing network disruptions and downtime through the Company's rapid response to applications inquiries.

    PROCUREMENT. The Company resells hardware and software as part of its desktop services. The Company maintains a dedicated procurement infrastructure to manage the acquisition process through purchasing arrangements with distributors, aggregators and manufacturers. The Company is a certified reseller of products of leading hardware and software manufacturers, including Microsoft, IBM, Novell, NEC, 3Com, Compaq, Unisys, Hewlett-Packard and Toshiba.

CLIENTS AND ALLIANCE PARTNERS

    The Company's clients include a broad array of middle market commercial and governmental users of IT services. The Company focuses on serving four vertical markets: financial services, healthcare, technology and government. In addition, the Company has established relationships with "Alliance Partners" that involve joint marketing, software distribution and the provision of services on a subcontractor basis.

    The following table shows selected clients, categorized by industry group, and Alliance Partners for which the Company has provided services in the past 12 months. The clients listed below are intended to convey the breadth and depth of the Company's client relationships, and represent a sampling of the primary industries in which the Company has a strong client base. While these clients generally represent the largest of the Company's clients, the Company has over 200 active clients.

TECHNOLOGY                        FINANCIAL SERVICES                ALLIANCE PARTNERS
--------------------------------  --------------------------------  ------------------------

CIC Systems                       CIGNA Property &                  Baan
Digital Equipment                 Casualty                          Computer Associates
Hyperion Software                 Fidelity Investments              EDS
IBM                               Reinsurance Solutions             IBM Executive
PictureTel                        International                     Services ISSC
XLSource                          State Street Bank                 OTHER
HEALTHCARE                        GOVERNMENT                        Mack Truck
Boston University Hospital        Internal Revenue Service          Town & Country
CIGNA Property & Casualty         U.S. Customs Service              Wheelabrator
Hewlett-Packard Medical           U.S. Department of Defense
McNeil Consumer Products          U.S. Department of Justice
US Healthcare

    For the year ended December 31, 1996, the Company's top 10 clients accounted for 46.4% of the Company's pro forma combined revenues. No single client accounted for 10% of the Company's pro forma combined revenues, except for the U.S. Customs Service, which accounted for 10.8% of the Company's pro forma combined revenues. On a pro forma combined basis, the Company generated revenues of over $1 million from approximately 20 of its clients in 1996.

SALES AND MARKETING

    The Company's marketing efforts focus on middle market organizations, which the Company believes typically spend from $2 million to $30 million annually on their IT needs. In addition, the Company targets the financial services, healthcare, technology and governmental markets.

    The Company intends to focus its sales and marketing efforts around four principal goals: (i) continuing to expand the existing sales and marketing efforts of the Founding Companies; (ii) cross-selling the complementary service capabilities of the Founding Companies and any subsequently acquired companies across the Company's client base; (iii) leveraging the experience and reputation of the Company's senior management to secure middle market, IT service contracts in the $10 million to $50 million range; and (iv) establishing Condor as a nationally recognized, full-service provider of IT services.

    As of September 30, 1997, the Company had approximately 85 sales and marketing personnel. The Company intends to market its services through each of the sales forces at the Founding Companies as well as through the Company's corporate sales force. This approach will allow the Company to market its services independently or in combination to provide a solution to a client's specific IT needs. The senior executives of the Founding Companies have historically been the primary sales and marketing leaders at such companies and will continue to provide this leadership. The Company intends to add sales and marketing personnel to assist senior executives in increasing the number of new clients and the amount of business generated from existing clients.

    The Company generates sales leads through referrals from clients and management consultants, responses to requests for proposals, strategic alliances with complementary companies, the Company's Internet web sites and associated links, industry seminars, trade shows, direct telephone and mail campaigns and advertisements in trade journals. In addition, the Company intends to leverage the experience and reputation of its senior management team within the IT service industry. The Company also intends to retain senior industry consultants to assist in identifying, marketing and securing large IT service contracts with middle market organizations.

    The Company intends to expand its marketing efforts by coordinating the Founding Companies' responses to requests for proposals from current clients. In addition, the Company believes it has a significant opportunity to cross-sell its IT offerings to its existing client base. Historically, MST, which provides strategic planning and management consulting at the most senior levels of an organization, outsourced or partnered with other IT service providers in order to provide the resources to implement the technology programs it had developed. The implementation of such technology programs has generated revenues for other IT service providers that generally exceeded the revenues derived by MST in providing its services. As a result of the formation of the Company, MST will be able to offer its clients a wider range of IT services and solutions and capture revenue opportunities created by its strategic planning and consulting practice. The Company's senior management intends to work directly with the Founding Companies to assist them in identifying and coordinating opportunities to cross-sell additional services.

    The Company intends to implement marketing and advertising campaigns to establish the Company as a leading provider of IT offerings to middle market organizations. The Company believes these efforts will help it obtain new clients and attract and retain employees.

COMPETITION

    The market for the Company's services is highly competitive. The Company's competitors vary in size and in the scope of the products and services that they offer. Primary competitors generally include consulting and systems integrators, "Big Six" accounting firms, applications development firms, service groups of computer equipment companies, general management consulting firms, programming companies, temporary staffing firms and other IT service providers. Traditionally, the largest service providers have principally focused on providing full-service solutions to international Fortune 500 companies. An emerging group of service companies is exploring opportunities in broader markets, including Cambridge Technology Partners, Perot Systems Corporation, Renaissance-Registry and Technology Solutions Corp.

    There are relatively low barriers to entry into the Company's markets, and the Company expects to face competition from established and emerging companies. Increased competition may result in greater pricing pressure, which could adversely affect the Company's gross margins. In addition, many of the Company's competitors have greater financial, development, technical, marketing and sales resources than the Company. As a result, the Company's competitors may be able to adapt more quickly to new or emerging technologies and to changes in client requirements, or to devote greater resources than the Company to the development, promotion, sale and support of IT products and services. In addition, there is a risk that clients may elect to increase their internal IT resources to satisfy their IT solutions needs. The Company also intends to enter new markets and offer new services, and expects to face intense competition in these new markets from existing and new competitors, particularly since barriers of entry in the IT service industry are low. There can be no assurance that the Company will continue to provide IT services and products demanded by the market or be able to compete successfully with existing or new competitors. An inability to compete in its market effectively would have a material adverse effect on the Company's results of operations, financial condition and business.

    The Company believes that the principal competitive factors in the IT service industry include quality of service, availability of qualified technical personnel, responsiveness to client requirements and needs, price, ability to deliver on large multi-year contracts, breadth of product and service offerings, timely completion of projects, adherence to industry technical standards, capital resources and general market reputation. The Company also believes that a variety of competitive factors beyond its control, including the capabilities, resources and reputations of its competitors, may affect the Company's ability to compete effectively.

HUMAN RESOURCES

    The Company's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. The Company dedicates significant resources to employee recruitment and employs multiple recruiting methods, such as maintaining a presence at local and regional technical colleges, newspaper and technical periodical classified advertising, participation in national and regional job fair networks and the establishment of employee referral incentive programs. The Company maintains a staff of 10 full-time recruiters. The Company plans to supplement its internal recruiting efforts by using the resources of its contract staffing business, including access to a database of qualified technical professionals. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. Candidates are typically screened through detailed interviews by the Company's recruiting personnel, technical interviews by consultants and an appraisal by the Company's managers.

    The Company has developed programs to help train, motivate and retain its employees. For example, the Company intends to implement a performance-based incentive compensation program. The Company also intends to develop training programs to guide technical personnel continually through a progression of skill and competency development programs. As another incentive measure, the Company plans to issue options to its employees under the 1997 Long-Term Incentive Plan. Most importantly, in addition to formal programs, the Company plans to maintain an environment that fosters creativity and recognizes technical excellence.

    The Company is dependent upon its ability to attract, hire and retain technical personnel who possess the skills and experience necessary to meet the staffing requirements of its clients and the Company's own personnel needs. Competition for individuals with proven technical skills is intense. There can be no assurance the Company will be able to recruit or retain the technical personnel necessary to execute its business and growth strategy.

    As of September 30, 1997, the Company employed approximately 532 employees, of whom approximately 345 were technical personnel. None of the Company's employees is represented by a collective bargaining agreement. Although most consultants are Company employees, the Company does engage consultants as independent contractors from time to time. The Company considers relations with its employees to be good.

FACILITIES

    The Company's headquarters are located in McLean, Virginia. In addition to its headquarters, the Company leases office space and warehouse space as follows:

LOCATION                       TYPE
-----------------------------  --------------------------------------
Allentown, PA                  Warehouses
Annapolis, MD                  Office/Training Center/Warehouse
Andover, MA                    Office/Warehouse
Boston, MA                     Office
Dallas, TX                     Office
Denver, CO                     Office
Falls Church, VA               Office
Framingham, MA                 Office
Hanover, Germany               Office
Joplin, MO                     Office
Langhorne, PA                  Office/Warehouse
Lincoln, NE                    Office
Oklahoma City, OK              Office
Pittsburgh, PA                 Office
San Jose, CA                   Office
Scottsdale, AZ                 Office
Seal Beach, CA                 Office
St. Louis, MO                  Office
Tulsa, OK                      Office
Utrecht, The Netherlands       Office
Vienna, VA                     Warehouse

    The leases expire at various times between 1997 and 2004. The aggregate square footage for all of the Company's offices and warehouses is 113,677 square feet.

    The Company has entered into a lease agreement, dated August 1, 1997 and as amended on December 12, 1997, with Tysons II Development Co. Limited Partnership for 4,121 square feet of leased space at its corporate headquarters located at 1650 Tysons Boulevard, Suite 600, McLean, Virginia. Under the agreement, which expires on July 31, 2007, subject to a five-year renewal option, the Company is responsible for annual rental payments totaling approximately $144,600.

LEGAL PROCEEDINGS

    In the course of Condor's consolidation efforts, Condor negotiated with Emtec, Inc. ("Emtec"), an IT service company based in Pennsylvania, with a view to Emtec becoming one of the Founding Companies. As part of this process, Emtec's investment banker and Commonwealth executed two confidentiality agreements pursuant to which each agreed, among other things, not to disclose certain confidential information and Commonwealth agreed that Condor would not acquire two companies to be introduced to it by Emtec's investment banker for a period of two years without such investment banker's prior written consent. On October 28, 1997, Emtec filed a Complaint in the United States District Court for the Eastern District of Pennsylvania against Condor, Commonwealth, J. Marshall Coleman and Kennard F. Hill alleging breach of contract, tortious interference with Emtec's business relationship with Corporate Access and CHMC and misappropriation of a trade secret arising out of the participation of CHMC and Corporate Access in the consolidation and initial public offering without Emtec's consent. In connection with the three causes of action, Emtec seeks an injunction restraining Condor and Commonwealth from engaging in any business transaction with CHMC or Corporate Access through May 13, 1999, demands that the defendants disgorge the financial benefits that they have and will obtain as a result of their breach of contract and seeks compensatory and punitive damages. On December 31, 1997, the defendants filed an Answer, denying the allegations and asserting various affirmative defenses. Condor believes that Emtec's allegations are without merit and that, in any event, the ultimate resolution of this action will not have a material adverse effect on the Company's results of operations, financial condition or business. The Company has agreed to indemnify CHMC's directors, officers and stockholders against any liability such persons may incur as a result of any claims brought by Emtec against any of them that directly related to CHMC's participation as a Founding Company. Commonwealth has agreed to indemnify the Company with regard to any final judgment or settlement arising out of the above action or any similar action. Commonwealth's obligations under such agreement have been guaranteed by the three members of Commonwealth.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names, ages and other information concerning those persons who currently are or who will be directors and executive officers of the Company upon the closing of this Offering.

NAME                                                  AGE     POSITION
-------------------------------------------------  ---------  -----------------------------------------------------
Kennard F. Hill..................................         57  Chairman of the Board (1) and Chief Executive Officer
C. Lawrence Meador...............................         51  Vice Chairman of the Board (1)
Daniel J. Roche..................................         35  President (1) and Chief Operating Officer
William J. Caragol, Jr...........................         30  Vice President-Finance
J. Marshall Coleman..............................         55  Director (2)
Peter T. Garahan.................................         51  Director (1)
William E. Hummel................................         35  Director (1)
Edward J. Mathias................................         56  Director (1)
William M. Newport...............................         62  Director (1)

------------------------

(1) Appointment will become effective upon the closing of this Offering.

(2) Effective upon the closing of this Offering, Mr. Coleman will resign as a director of the Company.

    Kennard F. Hill has been President, Chief Executive Officer and a director of the Company since January 1997. He will resign as President and become Chairman of the Board of the Company effective upon the closing of this Offering. Mr. Hill was Group President at I-NET, Inc., a network computing and systems integration services company, from September 1995 to December 1996. From June 1993 to June 1995, Mr. Hill was President and Chief Executive Officer of Insource Technology, Inc., an IT consulting firm. From June 1992 to June 1993, Mr. Hill was a private consultant on client/server acquisition strategy in the healthcare industry. From 1988 to July 1992, Mr. Hill was Chief Executive Officer of DataLine Inc., a data processing and IT firm. From 1968 to 1988, Mr. Hill was employed by Electronic Data Systems Corporation, a full-service IT provider ("EDS"). He served as President of General Motors-EDS for North America from 1985 to 1988. At EDS, Mr. Hill also served as chief of the Healthcare Division, having previously served as its Director of Sales. Mr. Hill also was an officer of EDS's Federal Corp. subsidiary and a director of its National Heritage Insurance Corp. subsidiary, which provides healthcare underwriting for lower-income policyholders. In December 1994, Mr. Hill filed a voluntary petition in bankruptcy in order to discharge indebtedness arising out of his divorce and several partnerships in which he was a limited partner. The bankruptcy was discharged in January 1996. Mr. Hill attended the University of Texas and served two tours of duty as a United States Army pilot in Vietnam.

    C. Lawrence Meador will become Vice Chairman of the Board of Directors of the Company and Chief Executive Officer of MST effective upon the closing of this Offering. Mr. Meador is the founder and has been the President of MST, a Founding Company, since 1992. Since January 1996, Mr. Meador has served, under an MST contract, as the Chief Information Officer of CIGNA Property and Casualty, an insurance company. All fees payable by CIGNA Property and Casualty in connection with Mr. Meador's services as the Chief Information Officer of CIGNA Property and Casualty are payable to MST. Mr. Meador has also been on the academic staff of the Massachusetts Institute of Technology for over 20 years, during which period he was a consultant to numerous international Fortune 1000 companies, governmental bodies and other organizations. Mr. Meador received a bachelor of science degree from the University of Texas and masters degrees in management and mechanical engineering from the Massachusetts Institute of Technology.

    Daniel J. Roche became Chief Operating Officer of the Company effective October 27, 1997 and will become President of the Company effective upon the closing of this Offering. Mr. Roche previously served as the Chief Operating Officer and Executive Vice President of BSG, an IT service division of Medaphis

Corp. that focuses on client/server and network technologies. From 1991 to May 1996, Mr. Roche was the President and Chief Executive Officer of Rapid Systems Solutions, Inc. ("RSSI"), a provider of client/ server applications with competencies in database management systems, networking, communications and graphical user interfaces, which Mr. Roche founded and which Medaphis Corp. acquired in May 1996. Mr. Roche is cooperating with and has been deposed by the Securities and Exchange Commission (the "Commission") in connection with an ongoing non-public investigation by the Commission into certain trading and other issues related to announcements by Medaphis in August and October 1996 of its results of operations, including Mr. Roche's disposition of Medaphis stock that he received in the RSSI acquisition. Mr. Roche has informed the Commission that he sold his stock in compliance with Medaphis's internal policies, the terms of the RSSI acquisition agreement and without knowledge of any material, non-public information regarding Medaphis. From 1985 to 1990, Mr. Roche was an Associate at Booz-Allen & Hamilton. Mr. Roche received a masters degree in computer science from The Johns Hopkins University and a bachelor of science degree in computer science from Central Michigan University.

    William J. Caragol, Jr. has been Vice President-Finance of the Company and Chief Financial Officer of MST since October 1997. Prior to joining Condor, he was a Senior Manager in the High Technology Service Group of Deloitte & Touche LLP, which he joined in 1989. As a member of the High Technology Service Group, Mr. Caragol provided comprehensive accounting services to publicly-held U.S. corporations in the technology sector. Mr. Caragol is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. He received a bachelor of science degree in accounting and business administration from Washington & Lee University.

    J. Marshall Coleman has been Chairman of the Board and a director of the Company since August 1996. He will resign as Chairman of the Board and as a director of the Company effective upon the closing of this Offering. Mr. Coleman is also currently Chairman of the Board of Fortress Group, a public U.S. homebuilding company. Mr. Coleman also serves as Managing Director of Commonwealth, a Virginia-based merchant banking firm. From August 1992 through April 1996, Mr. Coleman was an attorney with Katten Muchin & Zavis, a national law firm, and was the Managing Partner of its Washington office from 1994 until April 1996. From 1985 until 1992, Mr. Coleman was an attorney at the Washington, D.C. law firm of Arent, Fox, Kintner, Plotkin and Kahn. Mr. Coleman was Attorney General of Virginia from 1978 to 1982. In 1975, Mr. Coleman was elected to the Virginia State Senate. In 1972, Mr. Coleman was elected to the Virginia House of Delegates and also served as a United States Magistrate from 1970 to 1972. Mr. Coleman received bachelor of arts and juris doctor degrees from the University of Virginia. He is a veteran of the United States Marine Corps, having served as an officer in Vietnam.

    Peter T. Garahan will become a director of the Company effective upon the closing of this Offering. Mr. Garahan has been a principal of The Ryegate Group, a strategic and financing consulting firm, since January 1997. From March 1995 to December 1996, Mr. Garahan was Executive Vice President - Sales and Marketing of Mitchell International, an IT company servicing the automotive industry and a subsidiary of the Thomson Corporation, a major publishing and information company. From May 1992 through December 1996, Mr. Garahan was President of Mitchell Medical, formerly Medical Decision Systems, a software company specializing in automotive medical insurance claims analysis. Mr. Garahan received a bachelor of arts degree from the State University of New York at Stony Brook and a masters degree in business administration from Cornell University. Mr. Garahan serves on the board of directors of each of AmTeva Technologies, a voice services software company, and National Medical Advisory Service, a litigation consulting firm. Mr. Garahan is a veteran of the United States Navy.

    William E. Hummel will become a director of the Company effective upon the closing of this Offering. Mr. Hummel has been President of Federal, a Founding Company, since June 1994. From June 1984 to May 1994, Mr. Hummel was President of Federal Datatronics Division, Inc., a systems integration company servicing the federal government. Mr. Hummel received a bachelor of science degree in business administration from Drake University.

    Edward J. Mathias will become a director of the Company effective upon the closing of this Offering. Mr. Mathias has been a Managing Director of The Carlyle Group, a Washington, D.C.-based merchant bank, since January 1994. Prior to joining Carlyle, Mr. Mathias held various positions at T. Rowe Price Associates, Inc., an investment management firm, from June 1971 to December 1993, serving most recently as a Managing Director. He received a masters degree in business administration from Harvard Business School and a bachelor of arts degree from the University of Pennsylvania. Mr. Mathias also serves on the board of directors of U.S. Office Products, an office products distributor, Fortress Group, U.S.A. Floral Products, Inc., Sirrom Capital and PathoGenesis.

    William M. Newport will become a director of the Company effective upon the closing of this Offering. Mr. Newport has been a Director and Chairman of the Audit Committee of the Corporation for National Research Initiatives, an independent non-profit research and development organization, since 1990. Mr. Newport has also been a non-executive Director of Ovum Holdings plc, a privately held London based consulting firm specializing in communications and IT, since January 1997 and a Director of Authentix Network, Inc., a privately held company engaged in providing cellular roaming fraud prevention solutions to the cellular industry, since July 1996. Mr. Newport was an executive at Bell Atlantic Corporation from 1983 to December 1992, most recently as Vice President, Strategic Planning. Mr. Newport received a bachelor of science degree in electrical engineering from Purdue University and a master of science degree in management from the Sloan School of Business at the Massachusetts Institute of Technology, which he attended as a Sloan Fellow.

    All officers serve at the discretion of the Board of Directors.

BOARD CLASSIFICATION

    Effective upon the closing of this Offering, the Board of Directors will be divided into three classes of two directors each, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. See "Description of Capital Stock." At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. Directors whose terms expire in 1998 are Messrs. Garahan and Meador; the directors whose terms expire in 1999 are Messrs. Mathias and Hummel; and the directors whose terms expire in 2000 are Messrs. Newport and Hill.

BOARD COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee, effective upon the closing of this Offering. The Audit Committee will review the results and scope of the audit and other services provided by the Company's independent accountants and is expected to consist of Messrs. Newport and Mathias. The Compensation Committee will approve salaries and certain incentive compensation for management and key employees of the Company, will administer the 1997 Long-Term Incentive Plan and is expected to consist of Messrs. Garahan and Mathias.

DIRECTOR COMPENSATION

    Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive an annual retainer fee of $5,000. In addition, under the Company's 1997 Long-Term Incentive Plan, each person serving or who has agreed to serve as a non-employee director at the commencement of this Offering will be granted automatically an option to acquire 10,000 shares of Common Stock, and thereafter each person who becomes a non-employee director will be granted automatically an initial option to acquire 10,000 shares upon such person's initial election as a director. In addition, each such non-employee director will be granted, subject to a certain exception, an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the date of grant. See "--1997 Long-Term Incentive Plan." Directors also will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, in their capacity as directors.

EXECUTIVE COMPENSATION

    Condor was incorporated in August 1996 and has conducted no operations and did not pay any of its executive officers compensation during 1996. The following table sets forth information regarding the compensation of the Company's President and Chief Executive Officer in 1997. No other executive officer's total salary and bonus exceeded $100,000 in 1997. In addition, no executive officers were granted options in or prior to 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                 ANNUAL COMPENSATION
                                                                               -----------------------
NAME AND POSITION                                                     YEAR       SALARY       BONUS
------------------------------------------------------------------  ---------  ----------  -----------
Kennard F. Hill-President and Chief Executive Officer                    1997  $  216,000          $0

EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

    The Company has entered into the following employment agreements with Messrs. Hill, Meador, Roche and Caragol.

    Mr. Hill has entered into an employment agreement with the Company, effective as of January 2, 1997, providing for an annual base salary of $216,000 until the closing of this Offering and $300,000 after the closing of this Offering. Mr. Hill also will participate in the bonus program to be established by the Company in the same manner as the other executives as described below. A trust, of which Mr. Hill is a trustee, acquired 174,652 shares of the Common Stock and Mr. Hill will be granted options to purchase 150,000 shares of Common Stock, pursuant to his employment agreement. Mr. Hill's employment agreement has a three-year term with automatic renewals for successive one-year periods (each a "Renewal Period") unless, within 30 days prior to the termination of any such period, either party shall have given written notice to the other party that the term shall not be so extended. If the Company terminates Mr. Hill's employment other than for cause (Renewal Periods included), he will receive severance pay equal to 100% of his base salary for the period of time that would have been remaining in the initial term or any Renewal Period of his employment agreement, as the case may be.

    Each of Messrs. Meador, Roche and Caragol will enter or has entered into an employment agreement with the Company providing for an annual base salary of $431,815, $220,000 and $110,000, respectively, and a bonus to be determined annually in accordance with an annual bonus program of the Company for senior executives, which bonus shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Compensation Committee. Mr. Meador's agreement provides that he shall be paid a special bonus equal to 1% of the total purchase price or total investment for any acquisition or joint venture by the Company that Mr. Meador identifies and in which he assists in the closing thereof. Mr. Meador's employment agreement will be effective as of the closing of this Offering for a term of three years. Mr. Caragol's employment agreement was effective as of November 1, 1997 for a term of three years. Mr. Roche's employment agreement was effective as of October 27, 1997 for a term of three years. Effective as of the expiration of each such initial term and as of each anniversary date thereof, the term shall be extended automatically for an additional 12-month period on the same terms and conditions existing at the time of renewal unless, not later than two months prior to each such respective date, either party shall have given notice to the other party that the term shall not be so extended.

    Each of these agreements will provide that, in the event of a termination of employment by the Company without cause (other than upon the death or disability of the employee) or by the employee for good reason (including (i) a material breach by the Company of the compensation and benefits provisions set forth in the agreement; (ii) a material breach by the Company of any other term of the agreement; (iii) except in the case of Mr. Hill, a notice of termination by such employee following a Change of Control of the Company, as defined in the agreement; (iv) except in the case of Mr. Hill, a material diminution in the employee's duties or responsibilities, as defined under the agreement; or (v) in the case of Mr. Meador, if he is no longer a director of the Company or MST), the employee shall be entitled to severance payments equal to the employee's base salary as in effect immediately prior to such termination over the longer of the then-remaining term or 12 months (the "Severance Period"). In addition, under the foregoing circumstances, all options to purchase Common Stock issued to the employee shall become immediately vested and exercisable and, subject to the 1997 Long-Term Incentive Plan, shall remain exercisable during the Severance Period.

    Pursuant to his employment agreement, Mr. Roche acquired 139,722 shares of the Company's Common Stock. In addition, options to purchase 75,000 shares of the Company's Common Stock will be granted to Mr. Roche. See "--1997 Long-Term Incentive Plan."

    Each of the aforementioned employees will also be entitled to coverage under the group medical care, disability and life insurance benefit plans or arrangements in which such employee is participating at the time of termination, for the continuation of the Severance Period, provided such employee does not have comparable substitute coverage from another employer. Each employment agreement contains a covenant-not-to-compete with the Company without the prior approval of the Board of Directors of the Company. The covenant-not-to-compete is in effect during the period of employment, as well as during the Severance Period, if applicable. In the case of Mr. Meador, the covenant-not-to-compete is in effect initially for a period of four years from the closing of this Offering and remains in effect thereafter during his employment period. In the event Mr. Meador is terminated by the Company without cause or he resigns for good reason, the Company must continue to pay him his base salary in order to keep the covenant-not-to-compete in effect beyond the Severance Period.

1997 LONG-TERM INCENTIVE PLAN

    In October 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan, which was amended in November 1997 (as amended, the "Plan"). The purpose of the Plan is to provide a means by which the Company can attract and retain executive officers, key employees, directors, consultants and other service providers and to compensate such persons in a way that provides additional incentives and enables such persons to increase their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Common Stock.

    The Plan will generally be administered by a committee (the "Committee"), which will initially be the Compensation Committee of the Board, except that the Board will itself perform the Committee's functions under the Plan for purposes of grants of awards to non-employee directors, and may perform any other function of the Committee as well. The Committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions (if any), performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the Committee.

    The maximum number of shares of Common Stock that may be subject to outstanding awards under the Plan at any time may not exceed 12% of the aggregate number of shares of Common Stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan. The number of shares deliverable upon exercise of ISOs is limited to 1,000,000. The Plan also provides that no participant may be granted in any calendar year (i) options or SARs exercisable for more than 400,000 shares; or (ii) other awards that may be settled by delivery of more than 200,000 shares, and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares as of the date of grant or the date of settlement of the award, whichever is greater.

    In addition to authorizing grants of awards to any eligible person in the discretion of the Committee, the Plan authorizes automatic grants of NQSOs to non-employee directors. Under these provisions, each person serving or who has agreed to serve as a non-employee director at the commencement of this Offering will be granted an initial option to acquire 10,000 shares, and thereafter each person who becomes a non-employee director will be granted an initial option to acquire 10,000 shares upon such person's initial election as a director. In addition, these provisions authorize the automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following this Offering unless that director was granted an initial option during the preceding three months. The number of shares to be subject to initial or annual options to be granted after the first annual meeting of stockholders following this Offering may be altered by the Board of Directors. These options will have an exercise price equal to the fair market value of Common Stock on the date of grant (in the case of options granted in connection with this Offering, the exercise price will be the initial public offering price per share in this Offering), and the options will expire at the earlier of 10 years after the date of grant or one year after the date the participant ceases to serve as a director of the Company for any reason, and generally will become exercisable one year after the date of grant, except that an option may be forfeited upon a participant's termination of service as a director for reasons other than death or disability if the date of termination is less than 11 months after the date of grant.

    In connection with this Offering, in addition to the options to be automatically granted to non-employee directors, options in the form of NQSOs to purchase a total of 285,000 shares of Common Stock of the Company will be granted to executive officers of the Company as follows: 150,000 shares to Mr. Hill, 75,000 shares to Mr. Roche and 60,000 shares to Mr. Caragol. In addition, options to purchase 709,415 shares will be granted to directors of the Company and other employees of the Company and to employees of the Founding Companies in connection with this Offering. Each of the foregoing options will have an exercise price equal to the initial public offering price per share in this Offering, and will vest as to 33% each on the date that is 12 months, 24 months and 36 months after the date of closing of this Offering. Unvested options generally will be forfeited upon a participant's voluntary termination of employment. Upon a change of control of the Company (as defined), vesting will be accelerated. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment (immediately in the event of a termination for cause), unless otherwise determined by the Committee.

    In connection with the Mergers, the Company will assume options to acquire shares of common stock of certain of the Founding Companies which, following the Mergers, will constitute options to purchase an aggregate of 58,017 shares of Common Stock at an exercise price equal to the initial public offering price per share. The other terms of such options will be the same as the terms of the options described in the preceding paragraph.

    The Company generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Plan, except (i) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods; and
(ii) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to awards granted under the Plan during a grace period of approximately three years following this Offering, and should not apply to certain options, SARs and performance-based awards granted thereafter if the Company complies with certain requirements under Section 162(m).

    The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The number of shares reserved or deliverable under the Plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

    Condor was formed in August 1996. Condor was initially capitalized by Commonwealth, a Virginia-based merchant banking firm, of which J. Marshall Coleman, currently a director of the Company, is a Managing Director. In connection with the organization of the Company, Commonwealth acquired 1,204,223 shares of Common Stock in exchange for consulting, financial advisory and capital raising services provided by Commonwealth to Condor and Commonwealth's commitment to provide the funds necessary to effect the Mergers and this Offering. These shares were distributed to the members of Commonwealth, Mr. Coleman, James J. Martell, Jr. and Charles F. Smith, in November 1997. Commonwealth will be reimbursed for the funds advanced by it to the Company out of the proceeds of this Offering, together with interest on such advances at the prime rate. Such advances aggregated approximately $1.0 million as of September 30, 1997, and the Company expects such advances will aggregate approximately $2.5 million as of the closing of this Offering.

    Simultaneously with the closing of this Offering, Condor will acquire by merger all of the issued and outstanding stock of the eight Founding Companies, at which time each Founding Company will become a wholly owned subsidiary of the Company. The aggregate consideration to be paid by Condor in the Mergers consists of (i) approximately $48.2 million in cash; (ii) 2,319,000 shares of Common Stock, for an aggregate value of approximately $30.1 million; and (iii) approximately $1.3 million of indebtedness of the Founding Companies to be assumed by the Company. The Company also will assume options to purchase shares of common stock of certain of the Founding Companies which, following the Mergers, will constitute options to purchase an aggregate of 58,017 shares of Common Stock of the Company. See "Management--1997 Long-Term Incentive Plan."

    The consideration to be paid for the Founding Companies was determined through arm's-length negotiations between Condor and the representatives of each Founding Company. The factors considered by the Company in determining the consideration to be paid included, among others, the historical operating results, the net worth, the amount and type of indebtedness and the future prospects of the Founding Companies. Each Founding Company was represented by independent counsel in the negotiation of the terms and conditions of the Mergers. Immediately prior to the Mergers, one of the Founding Companies will repurchase certain shares held by a minority stockholder for $2.0 million and distribute $1.0 million to its stockholders and another Founding Company will distribute $4.0 million to certain stockholders.

    The aggregate consideration to be paid by Condor for each of the Founding Companies is as follows:

                                                COMMON STOCK
                                         ---------------------------                     DEBT
FOUNDING COMPANY                            NUMBER     DOLLAR VALUE       CASH         ASSUMED         TOTAL
---------------------------------------  ------------  -------------  -------------  ------------  -------------
MST (1)................................       603,845  $   7,850,000  $   9,750,000  $    550,000  $  18,150,000
CHMC (2)...............................       146,154      1,900,000     17,861,000       200,000     19,961,000
Federal (3)............................       576,923      7,500,000      7,500,000                   15,000,000
Corporate Access (4)...................       211,308      2,747,000      5,494,000                    8,241,000
ISSI (5)...............................       538,462      7,000,000      5,000,000        28,000     12,028,000
USComm (6).............................        46,154        600,000        600,000       130,000      1,330,000
InVenture (7)..........................        57,692        750,000        750,000                    1,500,000
MIS (8)................................       138,462      1,800,000      1,200,000       371,000      3,371,000
                                         ------------  -------------  -------------  ------------  -------------
Total..................................     2,319,000  $  30,147,000  $  48,155,000  $  1,279,000  $  79,581,000
                                         ------------  -------------  -------------  ------------  -------------
                                         ------------  -------------  -------------  ------------  -------------

------------------------

(1) Pursuant to an earn-out, contingent consideration of up to $8,400,000 may be paid, $2,520,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on MST's pre-tax income in 1998, 1999 and 2000.

(2) Includes an estimated $761,000 of additional cash consideration pursuant to an agreed book value at closing as set forth in the Merger Agreement.

(3) Pursuant to an earn-out, contingent consideration of up to $9,000,000 may be paid, $3,150,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on Federal's pre-tax income in 1998 and 1999.

(4) Includes an estimated $441,000 of additional consideration apportioned two-thirds cash and one-third stock pursuant to the purchase price adjustment set forth in the Merger Agreement.

(5) Pursuant to an earn-out, contingent consideration of up to $14,000,000 may be paid, $4,200,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on ISSI's pre-tax income in 1998 and 1999.

(6) Pursuant to an earn-out, contingent consideration of up to $5,000,000 may be paid, $1,500,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on USComm's pre-tax income in 1998 and 1999.

(7) Pursuant to an earn-out, contingent consideration of up to $9,500,000 may be paid, $3,166,667 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on InVenture's pre-tax income in 1998 and 1999.

(8) Pursuant to an earn-out, contingent consideration of up to $5,500,000 may be paid, $2,200,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on MIS's pre-tax income in 1998 and 1999.

    The closing of the Mergers is subject to customary conditions. These conditions include, among others, the simultaneous closing of this Offering and the transactions contemplated by the Merger Agreements; the accuracy on the closing date of the Mergers of the representations and warranties made by the Founding Companies, their principal stockholders and Condor; the performance of each of the parties' respective covenants included in the Merger Agreements; the nonexistence of a material adverse change in the results of operations, financial condition or business of any of the Founding Companies; and the execution of employment agreements between the principal executive officers of each of the Founding Companies and the Company or such Founding Company. There can be no assurance that the conditions to the Mergers will be satisfied or waived or that the Merger Agreements will not be terminated prior to consummation. If any of the Merger Agreements is terminated for any reason, it is likely that the Company will not close this Offering on the terms described herein.

    Each of the stockholders of the Founding Companies has agreed not to compete with the Company for four years, commencing on the date of the closing of this Offering.

    In connection with the Merger of MST into the Company, and as consideration for his interest in MST, Mr. Meador, who will be an executive officer, director and holder of more than 5% of the outstanding shares of Common Stock of the Company upon the closing of this Offering, will receive 603,845 shares of Common Stock and approximately $9.8 million in cash.

OTHER TRANSACTIONS

    One of the Founding Companies, CHMC, has a financing arrangement that has been personally guaranteed by certain of its stockholders. At September 30, 1997, the aggregate amount of CHMC's current financing that was subject to personal guarantees was approximately $2.2 million. The Company intends to use its best efforts to have the personal guarantees on such financing arrangements released within 120 days after the closing of this Offering.

    During 1995 and 1996, MST paid approximately $86,000 and $245,000 in consulting fees to two companies that have directors in common with MST under arm's-length terms. During the nine months ended September 30, 1996 and 1997, MST paid approximately $154,000 and $61,000, respectively, to these companies.

    Federal earned consulting fees from certain of its affiliates of approximately $394,000 for the year ended October 31, 1995 under agreements entitling Federal to receive a portion of such affiliates' contract profits. Federal incurred consulting fees from such affiliates of approximately $496,000 for the year ended

October 31, 1995 for their work in helping to obtain and service contracts. During 1995, Federal acquired 100% of the outstanding stock of these affiliated companies.

    Federal previously owned a 22% limited partnership in which Federal's former majority shareholder was a general partner. The partnership owned the building that Federal occupies. Federal was leasing the office space in this building from the partnership on a month-to-month basis, and a portion of Federal's office space was being subleased to entities owned by such shareholder. On January 10, 1995, the partnership sold the building to a third party and was dissolved, resulting in a loss to Federal of $128,000 for the year ended October 31, 1995.

    On October 1, 1996, J. Patrick Horner and Gary Wright entered into separate agreements with Commonwealth, the founder of Condor, pursuant to which Messrs. Horner and Wright were appointed as directors of Condor. Under such agreements, Mr. Horner received a monthly retainer of $15,000 in exchange for his consulting, financial advisory and related services to Condor, and Mr. Wright received a monthly retainer of $10,000 in exchange for his consulting, financial advisory and related services to Condor. In addition, in November 1996, Messrs. Horner and Wright acquired 69,861 and 17,465 shares of Common Stock, respectively, subject to a repurchase option, as further consideration for consulting, financial advisory and related services provided by each of them to Condor, and Condor agreed to grant each options to purchase 52,396 shares of Common Stock (each, an "Option") upon the successful completion of this Offering. On August 21, 1997, Mr. Horner and Commonwealth agreed to modify Mr. Horner's arrangement as follows: (i) Mr. Horner resigned from the Board of Directors effective as of July 31, 1997; (ii) the parties agreed that the $15,000 monthly payments will continue until the closing of this Offering and that, after the closing, the Company will enter into a consulting agreement with Mr. Horner at a rate of $15,000 per month for a one-year term; and (iii) Mr. Horner relinquished his Option in exchange for a cash payment of $50,000 at the closing of this Offering. Also on August 21, 1997, Commonwealth and Mr. Wright agreed to modify his arrangement as follows: (i) Mr. Wright resigned from the Board of Directors effective as of July 31, 1997; (ii) the $10,000 monthly payments will continue until the closing of this Offering; (iii) Mr. Wright relinquished his Option; and (iv) Mr. Wright acquired an additional 26,198 shares of Common Stock as consideration for the foregoing and additional consulting, financial advisory and related services provided by him.

COMPANY POLICY

    The Company expects that, in the future, any transactions between officers, directors or holders of more than 5% of the Common Stock will be minimal and will be approved by a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company, after giving effect to the Mergers and this Offering, by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors and persons who have consented to be named as directors ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                                                SHARES TO BE
                                                                                                BENEFICIALLY
                                                                                            OWNED AFTER OFFERING
                                                                                           -----------------------
NAME                                                                                         NUMBER      PERCENT
-----------------------------------------------------------------------------------------  ----------  -----------
Kennard F. Hill (1)......................................................................     174,652         1.7%
C. Lawrence Meador.......................................................................     603,845         6.0
Daniel J. Roche (2)......................................................................     139,722         1.4
William J. Caragol, Jr. (3)..............................................................       8,733       *
J. Marshall Coleman (4)..................................................................     375,210         3.7
Peter T. Garahan (5).....................................................................      --           *
William E. Hummel........................................................................      96,154       *
Edward J. Mathias (3)....................................................................      26,198       *
William M. Newport (5)...................................................................      --           *

All executive officers, directors and
  named directors as a group (9 persons).................................................   1,424,514        14.1%

------------------------

*   less than 1.0%

(1) All of these shares are owned of record by the Hill-Craft Irrevocable Family Trust, of which Mr. Hill and his spouse, Shirley Craft, are trustees and share voting power and investment power with respect to such shares. Does not include 150,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(2) Does not include 75,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(3) Does not include 60,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(4) An aggregate of 75,042 of these shares are owned of record by Mr. Coleman's spouse.

(5) Does not include 10,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Company's authorized capital stock consists of 49,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $.01 per share (the "Preferred Stock"). After giving effect to the Mergers and this Offering, the Company will have 10,100,000 outstanding shares of Common Stock and no shares of Preferred Stock. See "Shares Eligible for Future Sale."

    The following statements are brief summaries of certain provisions with respect to the Company's capital stock contained in its Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following is qualified in its entirety by reference thereto.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Subject to the rights of any then outstanding shares of Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering will be upon payment therefor, fully-paid and non-assessable.

    The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol "CNDR."

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    Upon consummation of this Offering, the Company will be subject to the provisions of Section 203 ("Section 203") of the DGCL. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction is commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    The provisions of Section 203 could delay or frustrate a change in control of the Company, deny stockholders the receipt of a premium on their Common Stock and have an adverse effect on the Common Stock. The provisions also could discourage, impede or prevent a merger or tender offer, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203, which election would be effective 12 months after such adoption.

LIMITATION ON DIRECTORS' LIABILITIES

    LIMITATION ON LIABILITY. Pursuant to the Certificate of Incorporation and as permitted by Section 102(b)(7) of the DGCL, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases that are illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit.

    INDEMNIFICATION. To the maximum extent permitted by law, the Certificate of Incorporation and the By-Laws provide for mandatory indemnification of directors and officers of the Company against any expense, liability and loss to which they become subject, or which they may incur as a result of having been a director or officer of the Company. In addition, the Company must advance or reimburse directors and officers for expenses incurred by them in connection with certain claims.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF
  INCORPORATION AND BY-LAWS

    The Certificate of Incorporation and By-Laws contain provisions that could have an anti-takeover effect. The provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors. These provisions also are intended to help ensure that the Board of Directors, if confronted by an unsolicited proposal from a third party which has acquired a block of stock of the Company, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interest of the stockholders.

    The following is a summary of such provisions included in the Certificate of Incorporation and By-Laws of the Company. See also "--Preferred Stock." The Board of Directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

    CLASSIFIED BOARD OF DIRECTORS. The Certificate of Incorporation provides for a Board of Directors divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. At least two annual meetings of stockholders, instead of one, generally will be required to effect a change in a majority of the Board of Directors. Such a delay may help ensure that the Board of Directors and the stockholders, if confronted with an unsolicited proposal by a stockholder attempting to force a stock repurchase at a premium above market, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. Directors, if any, elected by holders of Preferred Stock voting as a class, will not be classified as aforesaid. Moreover, under Delaware law, in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision will preclude a stockholder from removing incumbent directors without cause.

    ADVANCE NOTICE REQUIREMENTS FOR DIRECTOR NOMINEES. The By-Laws establish an advance notice procedure with regard to the nomination of candidates for election as directors at any meeting of stockholders called for the election of directors. The procedure provides that a notice relating to the nomination of directors must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, notice relating to the nomination of directors for election at an annual meeting must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Notice relating to the nomination of directors for election at a special meeting must be given not later than the close of business on the 10th day following the date notice of such meeting is mailed to stockholders or public disclosure of the date of such meeting is made.

    Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must be accompanied by each proposed nominee's written consent and contain the name, address and principal occupation of each proposed nominee. Such notice must also contain the total number of shares of capital stock of the Company that will be voted for each of the proposed nominees, the number of shares of each class of capital stock of the Company beneficially owned by such person and other information that may be required under the proxy rules of the Commission. Such notice must also contain the name and address of the notifying stockholder and the number of shares of capital stock of the Company owned by the notifying stockholder.

    Although the Company's By-Laws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's By-Laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed; or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of the Mergers and completion of this Offering, the Company will have outstanding 10,100,000 shares of Common Stock. The 5,900,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradable without restriction unless acquired by affiliates of the Company. Upon completion of this Offering, the holders of Common Stock who did not purchase shares in this Offering will own 4,200,000 shares of Common Stock, including (i) the stockholders of the Founding Companies, who will receive, in the aggregate, 2,319,000 shares of Common Stock as a portion of the consideration for the sale of their businesses to Condor; and (ii) founders, consultants and management of Condor, who will own 1,881,000 shares. These shares have not been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

    In general, under Rule 144, if one year has elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or from any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock, or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

    Certain of the Company's executive officers, directors and existing stockholders owning in the aggregate 1,790,436 shares of Common Stock have agreed not to offer, sell, contract to sell, make any short sale or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock during the one-year period following the date of this Prospectus, without the prior written consent of Volpe Brown Whelan & Company, LLC. The Company also has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or acquire, any shares of Common Stock during the one-year period following the date of this Prospectus without the prior written consent of Volpe Brown Whelan & Company, LLC, except for the granting of options pursuant to the Plan or the issuance of shares of Common Stock upon the exercise of outstanding options or in connection with acquisitions. Volpe Brown Whelan & Company, LLC, in its discretion, may waive the foregoing restrictions in whole or in part, with or without a public announcement of such action.

    In connection with the Mergers, the Company has agreed to provide piggyback registration rights with respect to the Common Stock issued to the stockholders of the Founding Companies and other existing Company stockholders. Subject to certain conditions, limitations and exceptions, the piggyback registration rights provide the holders of Common Stock with the right to participate in registrations by the Company of its equity securities. The Company is generally required to pay the costs associated with such an offering other than underwriting discounts and commissions attributable to the shares sold on behalf of the selling stockholders.

    Within 90 days after the closing of this Offering, the Company intends to register 5,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradable after their issuance unless acquired by parties to the transaction or affiliates thereof, other than the issuer, in which case they may be sold pursuant to Rule 145 under the Securities Act. Rule 145 permits, in part, such persons to resell immediately securities acquired in transactions covered under the Rule, provided such securities are resold in accordance with the public information requirements, volume limitations and manner of sale requirements of Rule 144. If a period of one year has elapsed since the date such securities were acquired in such transaction and if the issuer meets the public information requirements of Rule 144, Rule 145 permits a person who is not an affiliate of the issuer to freely resell such securities. In some instances, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to the registration statement relating to these 5,000,000 shares.

    In addition to the shares described above, 12% of the aggregate shares of Common Stock outstanding from time to time have been reserved for issuance upon exercise of options that may be granted under the Plan. The Company intends to file one or more registration statements on Form S-8 under the Securities Act with respect to such shares of Common Stock, including shares of Common Stock underlying options to be assumed by the Company in connection with the Mergers. Shares of Common Stock covered by such registration statements will be freely tradable by holders who are not affiliates of the Company and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of the Company.

    Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale, of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of such Underwriters, for whom Volpe Brown Whelan & Company, LLC, Furman Selz LLC and Wheat First Union, a division of Wheat First Securities, Inc. (collectively, the "Representatives"), are acting as representatives, have agreed severally to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below. The Underwriters are committed to purchase and pay for all shares if any shares are purchased.

                                                                                             NUMBER OF
UNDERWRITERS                                                                                   SHARES
-------------------------------------------------------------------------------------------  ----------
Volpe Brown Whelan & Company, LLC..........................................................   1,683,000
Furman Selz LLC............................................................................   1,683,000
Wheat First Securities, Inc................................................................     374,000
BancAmerica Robertson Stephens.............................................................     180,000
BT Alex. Brown Incorporated................................................................     180,000
Cowen & Company............................................................................     180,000
Hambrecht & Quist LLC......................................................................     180,000
Lehman Brothers Inc........................................................................     180,000
UBS Securities LLC.........................................................................     180,000
Adams, Harkness & Hill, Inc................................................................     120,000
J.C. Bradford & Co.........................................................................     120,000
First Albany Corporation...................................................................     120,000
Gerard Klauer Mattison & Co., LLC..........................................................     120,000
Hanifen, Imhoff Inc........................................................................     120,000
Needham & Company, Inc.....................................................................     120,000
Parker/Hunter Incorporated.................................................................     120,000
Piper Jaffray Inc..........................................................................     120,000
Sanders Morris Mundy Inc...................................................................     120,000
                                                                                             ----------
     Total.................................................................................   5,900,000
                                                                                             ----------
                                                                                             ----------

    The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.57 per share, of which $0.10 per share may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

    The Company has granted the Underwriters an option for 45 days after the date of this Prospectus to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus, up to 885,000 additional shares of Common Stock at the same price per share as the Company receives for the 5,900,000 shares of Common Stock offered hereby, solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by each of them, as shown in the foregoing table, bears to the 5,900,000 shares of Common Stock offered hereby. The Underwriters may exercise such option only to cover the over-allotments in connection with the sale of the 5,900,000 shares of Common Stock offered hereby.

    Certain of the Company's executive officers, directors and existing stockholders owning in the aggregate 1,790,436 shares of Common Stock have agreed not to offer, pledge, sell, contract to sell, make any short sale or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the one-year period following the date of this Prospectus, without the prior written consent of Volpe Brown Whelan & Company, LLC. The Company also has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the one-year period following the date of this Prospectus without the prior written consent of Volpe Brown Whelan & Company, LLC, except for the granting of options pursuant to the Plan or the issuance of shares of Common Stock upon the exercise of outstanding options or in connection with acquisitions. Volpe Brown Whelan & Company, LLC, in its discretion, may waive the foregoing restrictions in whole or in part, with or without a public announcement of such action. In recent offerings in which it has served as lead manager of underwriters, Volpe Brown Whelan & Company, LLC has consented to early releases from lock-up agreements only in a limited number of circumstances, after considering all circumstances that it deemed to be relevant. Volpe Brown Whelan & Company, LLC will have, however, complete discretion in determining whether to consent to early releases from the lock-up agreements delivered in connection with this Offering, and no assurance can be given that it will not consent to the early release of all or a portion of the shares of Common Stock and options covered by such lock-up agreements.

    The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which the Underwriters have discretionary authority.

    Prior to this Offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were the results of operations of the Founding Companies in recent periods, the prospects for the Company and the industry in which the Company competes, an assessment of the Company's management, its financial condition, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of the economy and the securities markets at the time of this Offering and the market prices of and demand for publicly traded stock of comparable companies in recent periods.

    In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with this Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of this Offering to cover all or a portion of such short position. The Underwriters also may cover all or a portion of such short position, up to 885,000 shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Volpe Brown Whelan & Company, LLC, on behalf of the Underwriters, may impose "penalty bids" under the contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this Offering), for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in this Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which otherwise might prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

    The Company has agreed to indemnify the Underwriters against certain liabilities that may be incurred in connection with this Offering, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

    The foregoing contains a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters related to this Offering will be passed upon for the Underwriters by Sachnoff & Weaver, Ltd., Chicago, Illinois.

                                    EXPERTS

    The Condor financial statements as of December 31, 1996 and September 30, 1997 and for the period from inception to December 31, 1996 and the nine months ended September 30, 1997; the CHMC financial statements as of February 28, 1997 and September 30, 1997 and for each of the three years in the period ended February 28, 1997; the ISSI financial statements as of December 31, 1996 and September 30, 1997 and for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997; the Corporate Access financial statements as of June 30, 1997 and for the year then ended; the USComm and MIS financial statements as of December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997; and the InVenture financial statements as of December 31, 1996 and for the year then ended included elsewhere in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of MST as of December 31, 1995, December 31, 1996 and September 30, 1997, for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997 included elsewhere in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the chief executive officer/sole stockholder's compensation being at his sole discretion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated balance sheets of Federal as of October 31, 1996 and 1997 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended October 31, 1997 included elsewhere in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission, Washington, D.C., a Registration Statement on Form S-1 with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such Internet web site is http://www.sec.gov.

    As a result of this Offering, the Company will be subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the reports and other information required thereby to the Commission. The Company will furnish to its stockholders annual reports containing financial statements audited by its independent auditors and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES UNAUDITED PRO FORMA COMBINED FINANCIAL
 STATEMENTS
    Introduction to Unaudited Pro Forma Combined Financial Statements....................................        F-3
    Unaudited Pro Forma Combined Balance Sheet...........................................................        F-4
    Unaudited Pro Forma Combined Statements of Operations................................................        F-5
    Notes to Unaudited Pro Forma Combined Financial Statements...........................................        F-8

CONDOR TECHNOLOGY SOLUTIONS, INC.
    Report of Independent Accountants....................................................................       F-12
    Balance Sheets.......................................................................................       F-13
    Notes to Financial Statements........................................................................       F-14

FOUNDING COMPANIES

  MANAGEMENT SUPPORT TECHNOLOGY CORP.
    Independent Auditors' Report.........................................................................       F-19
    Balance Sheets.......................................................................................       F-20
    Statements of Income and Retained Earnings...........................................................       F-21
    Statements of Cash Flows.............................................................................       F-22
    Notes to Financial Statements........................................................................       F-23

  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.
    Report of Independent Accountants....................................................................       F-28
    Balance Sheets.......................................................................................       F-29
    Statements of Operations.............................................................................       F-30
    Statements of Changes in Stockholders' Equity........................................................       F-31
    Statements of Cash Flows.............................................................................       F-32
    Notes to Financial Statements........................................................................       F-33

  FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
    Report of Independent Accountants....................................................................       F-41
    Consolidated Balance Sheets..........................................................................       F-42
    Consolidated Statements of Operations................................................................       F-43
    Consolidated Statements of Changes in Shareholders' Equity...........................................       F-44
    Consolidated Statements of Cash Flows................................................................       F-45
    Notes to Consolidated Financial Statements...........................................................       F-46

  CORPORATE ACCESS, INC.
    Report of Independent Accountants....................................................................       F-57
    Balance Sheets.......................................................................................       F-58
    Statements of Operations.............................................................................       F-59
    Statements of Changes in Stockholders' Equity........................................................       F-60
    Statements of Cash Flows.............................................................................       F-61
    Notes to Financial Statements........................................................................       F-62

                                                                                                             PAGE
                                                                                                           ---------
  INTERACTIVE SOFTWARE SYSTEMS INCORPORATED
    Report of Independent Accountants....................................................................       F-66
    Consolidated Balance Sheets..........................................................................       F-67
    Consolidated Statements of Operations................................................................       F-68
    Consolidated Statements of Changes in Stockholders' Equity...........................................       F-69
    Consolidated Statements of Cash Flows................................................................       F-70
    Notes to Consolidated Financial Statements...........................................................       F-71

  U.S. COMMUNICATIONS, INC.
    Report of Independent Accountants....................................................................       F-78
    Balance Sheets.......................................................................................       F-79
    Statements of Operations.............................................................................       F-80
    Statements of Changes in Stockholder's Equity........................................................       F-81
    Statements of Cash Flows.............................................................................       F-82
    Notes to Financial Statements........................................................................       F-83

  INVENTURE GROUP, INC.
    Report of Independent Accountants....................................................................       F-88
    Balance Sheets.......................................................................................       F-89
    Statements of Operations.............................................................................       F-90
    Statements of Changes in Stockholder's Equity........................................................       F-91
    Statements of Cash Flows.............................................................................       F-92
    Notes to Financial Statements........................................................................       F-93

  MIS TECHNOLOGIES, INC.
    Report of Independent Accountants....................................................................       F-98
    Balance Sheets.......................................................................................       F-99
    Statements of Operations.............................................................................      F-100
    Statements of Changes in Stockholder's Equity........................................................      F-101
    Statements of Cash Flows.............................................................................      F-102
    Notes to Financial Statements........................................................................      F-103

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES
                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the acquisitions by Condor Technology Solutions, Inc. of the outstanding capital stock of Management Support Technology Corp., Computer Hardware Maintenance Company, Inc., Federal Computer Corporation, Corporate Access, Inc., Interactive Software Systems Incorporated, U.S. Communications, Inc., InVenture Group, Inc. and MIS Technologies, Inc. (including Kinnaird Technical Resources, Inc.). These acquisitions will occur simultaneously with the closing of Condor's initial public offering and will be accounted for using the purchase method of accounting. Condor has been identified as the "accounting acquiror" in accordance with the provisions of SAB 97, which states that the combining company that receives the largest portion of voting rights in the combined corporation is presumed to be the "accounting acquiror" for financial statement presentation purposes.

    The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

    Condor has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the stockholders and management of the Founding Companies. To the extent the stockholders and management of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Condor has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the pro forma combined financial statements of Condor.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Condor's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Condor's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere in this Prospectus.

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                              CORPORATE
                  ASSETS                       CONDOR        MST        CHMC       FEDERAL     ACCESS       ISSI       USCOMM
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
Current assets:
  Cash and cash equivalents................   $      13   $      71   $   1,560   $   4,671   $     612   $   4,230   $      22
  Marketable securities....................                                           1,178
  Accounts receivable, trade...............                   1,110       6,929       6,247       2,496       3,296       1,243
  Inventory................................                                 626                      71                      60
  Prepaid expenses and other current
    assets.................................       1,239          44          47         464          23         473           2
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total current assets...................       1,252       1,225       9,162      12,560       3,202       7,999       1,327

Property and equipment, net................                     618         339          55         121         450         157
Other assets...............................                      15          88         154                     111           4
Goodwill...................................
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total assets...........................   $   1,252   $   1,858   $   9,589   $  12,769   $   3,323   $   8,560   $   1,488
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt..........................   $           $     550   $     169   $           $           $       8   $      85
  Accounts payable and accruals............                     359       2,634       4,552       2,200       1,808       1,175
  Payable to stockholders..................
  Deferred revenue.........................                               2,530                               2,412          17
  Other current liabilities................       1,031                     472         412                                  34
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total current liabilities..............       1,031         909       5,805       4,964       2,200       4,228       1,311

Long-term debt.............................                                  31                                  20          45
Deferred revenue...........................                                           1,741
Deferred income taxes......................                                               6                      37
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total liabilities......................       1,031         909       5,836       6,711       2,200       4,285       1,356

Stockholders' equity:
  Common stock.............................          19           2                       1           4          26           1
  Additional paid-in capital...............       1,033                     171       1,089         180       2,602
  Stock subscription receivable............
  Treasury stock, at cost..................                                (401)
  Retained earnings........................        (831)        947       3,983       4,968         939       1,647         131
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total stockholders' equity.............         221         949       3,753       6,058       1,123       4,275         132
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total liabilities and stockholders'
      equity...............................   $   1,252   $   1,858   $   9,589   $  12,769   $   3,323   $   8,560   $   1,488
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                             -----------  ---------  -----------  ---------  -----------  ---------  -----------

                                                                      PRO FORMA
                                                                       MERGER      PRO FORMA    OFFERING
                  ASSETS                      INVENTURE      MIS     ADJUSTMENTS   COMBINED    ADJUSTMENTS  AS ADJUSTED
                                             -----------  ---------  -----------  -----------  -----------  -----------
Current assets:
  Cash and cash equivalents................   $      13   $     151   $  (7,000)   $   4,343    $  18,234    $  22,577
  Marketable securities....................                      75                    1,253                     1,253
  Accounts receivable, trade...............         740         579                   22,640                    22,640
  Inventory................................                                              757                       757
  Prepaid expenses and other current
    assets.................................         106          10                    2,408       (1,239)       1,169
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total current assets...................         859         815      (7,000)      31,401       16,995       48,396
Property and equipment, net................         153          21       2,500        4,414                     4,414
Other assets...............................          22                                  394                       394
Goodwill...................................                              55,321       55,321                    55,321
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total assets...........................   $   1,034   $     836   $  50,821    $  91,530    $  16,995    $ 108,525
                                             -----------  ---------  -----------  -----------  -----------  -----------
                                             -----------  ---------  -----------  -----------  -----------  -----------
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt..........................   $           $     371                $   1,183                 $   1,183
  Accounts payable and accruals............         663         226                   13,617                    13,617
  Payable to stockholders..................                           $  48,405       48,405      (48,405)       -
  Deferred revenue.........................                                            4,959                     4,959
  Other current liabilities................         199                                2,148       (1,031)       1,117
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total current liabilities..............         862         597      48,405       70,312      (49,436)      20,876
Long-term debt.............................                                               96                        96
Deferred revenue...........................                                            1,741                     1,741
Deferred income taxes......................           4                                   47                        47
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total liabilities......................         866         597      48,405       72,196      (49,436)      22,760
Stockholders' equity:
  Common stock.............................          11           2         (24)          42           59          101
  Additional paid-in capital...............                              15,048       20,123       66,372       86,495
  Stock subscription receivable............                               -            -                         -
  Treasury stock, at cost..................                                 401        -                         -
  Retained earnings........................         157         237     (13,009)        (831)                     (831)
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total stockholders' equity.............         168         239       2,416       19,334       66,431       85,765
                                             -----------  ---------  -----------  -----------  -----------  -----------
    Total liabilities and stockholders'
      equity...............................   $   1,034   $     836   $  50,821    $  91,530    $  16,995    $ 108,525
                                             -----------  ---------  -----------  -----------  -----------  -----------
                                             -----------  ---------  -----------  -----------  -----------  -----------

    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                    CORPORATE
                                                                     MST       CHMC      FEDERAL     ACCESS       ISSI
                                                                  ---------  ---------  ---------  -----------  ---------
Revenues........................................................  $   8,211  $  42,262  $  12,661   $  15,734   $   9,028
Cost of revenues................................................      3,783     36,395      9,287      13,464       1,482
                                                                  ---------  ---------  ---------  -----------  ---------
Gross profit....................................................      4,428      5,867      3,374       2,270       7,546

Selling, general and administrative.............................      2,188      4,484      3,431       2,028       5,323
Goodwill amortization...........................................      -          -          -           -           -
                                                                  ---------  ---------  ---------  -----------  ---------
Income from operations..........................................      2,240      1,383        (57)        242       2,223
Other income (expense):
  Interest income...............................................          3     --            467          21         101
  Interest expense..............................................        (29)      (185)       (16)      -            (199)
  Other, net....................................................      -            114        844          10           8
                                                                  ---------  ---------  ---------  -----------  ---------
Income (loss) before income taxes...............................      2,214      1,312      1,238         273       2,133
Provision for income taxes......................................      -            528     --             116         737
                                                                  ---------  ---------  ---------  -----------  ---------
Net income......................................................  $   2,214  $     784  $   1,238   $     157   $   1,396
                                                                  ---------  ---------  ---------  -----------  ---------
                                                                  ---------  ---------  ---------  -----------  ---------
Net income per share............................................
Shares used in computing pro forma net income per share (See
  Note 5).......................................................

                                                                                                        PRO FORMA    PRO FORMA

                                                                    USCOMM      INVENTURE      MIS     ADJUSTMENTS   COMBINED

                                                                  -----------  -----------  ---------  -----------  -----------

Revenues........................................................   $   7,215    $   5,416   $   2,675   $   -       $   103,202

Cost of revenues................................................       6,574        3,948       1,451       -            76,384

                                                                  -----------  -----------  ---------  -----------  -----------

Gross profit....................................................         641        1,468       1,224       -            26,818

Selling, general and administrative.............................         475        1,464       1,066      (1,396)       19,063

Goodwill amortization...........................................       -            -           -           1,827         1,827

                                                                  -----------  -----------  ---------  -----------  -----------

Income from operations..........................................         166            4         158        (431)        5,928

Other income (expense):
  Interest income...............................................       -                3      --           -               595

  Interest expense..............................................         (21)       -             (18)      -              (468)

  Other, net....................................................       -               16       -           -               992

                                                                  -----------  -----------  ---------  -----------  -----------

Income (loss) before income taxes...............................         145           23         140        (431)        7,047

Provision for income taxes......................................          51            7       -           2,215         3,654

                                                                  -----------  -----------  ---------  -----------  -----------

Net income......................................................   $      94    $      16   $     140   $  (2,646)  $     3,393

                                                                  -----------  -----------  ---------  -----------  -----------

                                                                  -----------  -----------  ---------  -----------  -----------

Net income per share............................................                                                    $      0.40

                                                                                                                    -----------

                                                                                                                    -----------

Shares used in computing pro forma net income per share (See
  Note 5).......................................................                                                      8,499,040

                                                                                                                    -----------

                                                                                                                    -----------


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                          CORPORATE
                                                             CONDOR        MST       CHMC      FEDERAL     ACCESS       ISSI
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Revenues.................................................   $           $   5,509  $  34,671  $  30,442   $  14,062   $   8,360
Cost of revenues.........................................                   2,934     28,082     26,783      12,073       1,224
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Gross profit.............................................          --       2,575      6,589      3,659       1,989       7,136

Selling, general & administrative........................         831       1,453      5,157      2,145       1,475       4,912
Goodwill amortization....................................
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Income from operations...................................        (831)      1,122      1,432      1,514         514       2,224
Other income (expense):
  Interest income........................................      --          --         --            213          11         107
  Interest expense.......................................      --             (11)       (46)       (21)     --          --
  Other, net.............................................      --               2        277     --          --              15
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Income before income taxes...............................        (831)      1,113      1,663      1,706         525       2,346
Provision for income taxes...............................      --          --            658      1,016          34         795
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Net income...............................................   $    (831)  $   1,113  $   1,005  $     690   $     491   $   1,551
                                                           -----------  ---------  ---------  ---------  -----------  ---------
                                                           -----------  ---------  ---------  ---------  -----------  ---------
Net income per share.....................................
Shares used in computing pro forma net income per share
  (See Note 5)...........................................

                                                                                                 PRO FORMA    PRO FORMA
                                                             USCOMM      INVENTURE      MIS     ADJUSTMENTS   COMBINED
                                                           -----------  -----------  ---------  -----------  -----------
Revenues.................................................   $   6,024    $   3,210   $   3,445   $           $   105,723
Cost of revenues.........................................       5,611        1,603       1,841                    80,151
                                                           -----------  -----------  ---------  -----------  -----------
Gross profit.............................................         413        1,607       1,604                    25,572
Selling, general & administrative........................         367        1,378       1,289      (2,716)       16,291
Goodwill amortization....................................                                            1,370         1,370
                                                           -----------  -----------  ---------  -----------  -----------
Income from operations...................................          46          229         315       1,346         7,911
Other income (expense):
  Interest income........................................      --           --          --          --               331
  Interest expense.......................................         (13)           0         (26)     --              (117)
  Other, net.............................................           0          123      --                           417
                                                           -----------  -----------  ---------  -----------  -----------
Income before income taxes...............................          33          352         289       1,346         8,542
Provision for income taxes...............................          15          141          69       1,284         4,012
                                                           -----------  -----------  ---------  -----------  -----------
Net income...............................................   $      18    $     211   $     220   $      62   $     4,530
                                                           -----------  -----------  ---------  -----------  -----------
                                                           -----------  -----------  ---------  -----------  -----------
Net income per share.....................................                                                    $      0.53
                                                                                                             -----------
                                                                                                             -----------
Shares used in computing pro forma net income per share
  (See Note 5)...........................................                                                      8,499,040
                                                                                                             -----------
                                                                                                             -----------

    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

------------------------

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                    CORPORATE
                                                                     MST       CHMC      FEDERAL     ACCESS       ISSI
                                                                  ---------  ---------  ---------  -----------  ---------
Revenues........................................................  $   6,452  $  27,885  $  10,210   $  11,462   $   6,655
Cost of revenues................................................      2,895     24,411      7,250       9,731       1,120
                                                                  ---------  ---------  ---------  -----------  ---------
Gross profit....................................................      3,557      3,474      2,960       1,731       5,535
Selling, general and administrative.............................      1,684      2,760      2,645       1,569       3,666
Goodwill amortization...........................................     --         --         --          --          --
                                                                  ---------  ---------  ---------  -----------  ---------
Income (loss) from operations...................................      1,873        714        315         162       1,869
Other income (expense):
  Interest income...............................................          1                   334          18          71
  Interest expense..............................................        (27)      (132)       (16)     --            (188)
  Other, net....................................................     --            142        597         (32)          7
                                                                  ---------  ---------  ---------  -----------  ---------
Income before income taxes......................................      1,847        724      1,230         148       1,759
Provision for income taxes......................................     --            276     --             120         609
                                                                  ---------  ---------  ---------  -----------  ---------
Net income (loss)...............................................  $   1,847  $     448  $   1,230   $      28   $   1,150
                                                                  ---------  ---------  ---------  -----------  ---------
                                                                  ---------  ---------  ---------  -----------  ---------
Net income per share............................................
Shares used in computing pro forma net income per share (See
  Note 5).......................................................

                                                                                                        PRO FORMA    PRO FORMA

                                                                    USCOMM      INVENTURE      MIS     ADJUSTMENTS   COMBINED

                                                                  -----------  -----------  ---------  -----------  -----------

Revenues........................................................   $   4,740    $   4,253   $   1,970   $  --       $    73,627

Cost of revenues................................................       4,293        3,165       1,216      --            54,081

                                                                  -----------  -----------  ---------  -----------  -----------

Gross profit....................................................         447        1,088         754      --            19,546

Selling, general and administrative.............................         336        1,028         536      (1,047)       13,177

Goodwill amortization...........................................      --           --          --           1,370         1,370

                                                                  -----------  -----------  ---------  -----------  -----------

Income (loss) from operations...................................         111           60         218        (323)        4,999

Other income (expense):
  Interest income...............................................      --           --          --          --               424

  Interest expense..............................................         (17)      --              (9)     --              (389)

  Other, net....................................................      --               14      --          --               728

                                                                  -----------  -----------  ---------  -----------  -----------

Income before income taxes......................................          94           74         209        (323)        5,762

Provision for income taxes......................................          39           30      --           1,816         2,890

                                                                  -----------  -----------  ---------  -----------  -----------

Net income (loss)...............................................   $      55    $      44   $     209   $  (2,139)  $     2,872

                                                                  -----------  -----------  ---------  -----------  -----------

                                                                  -----------  -----------  ---------  -----------  -----------

Net income per share............................................                                                    $      0.34

                                                                                                                    -----------

                                                                                                                    -----------

Shares used in computing pro forma net income per share (See
  Note 5).......................................................                                                      8,499,040

                                                                                                                    -----------

                                                                                                                    -----------


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

------------------------

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL

    Condor was established to create a leading single-source IT service company that provides strategic IT business solutions to middle market organizations. Condor has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition to the closing of the Offering.

    The historical financial statements reflect the financial position and results of operations of Condor and the Founding Companies and were derived from the respective Founding Companies' financial statements where indicated. The periods included in these pro forma financial statements for the individual Founding Companies are as of the respective periods, regardless of the fiscal year end of such companies. The audited historical financial statements of Condor and the Founding Companies included elsewhere in this Prospectus have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

2. ACQUISITION OF FOUNDING COMPANIES

    Concurrently with and as a condition to the closing of the Offering, Condor will acquire all of the outstanding capital stock of the Founding Companies. The acquisitions will be accounted for using the purchase method of accounting with Condor identified as the accounting acquiror. The carrying value of intangible assets is periodically reviewed by the Company based on the expected future undiscounted operating cash flows of the related business unit.

    The following table sets forth the consideration to be paid in cash and in shares of Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of shares is determined using an estimated fair value of $10.40 per share, which represents a discount of 20 percent from the initial public offering price of $13.00 per share due to restrictions on the sale and transferability of the shares issued. The estimated purchase prices for the acquisitions are based upon preliminary estimates and are subject to certain purchase price adjustments at and following the closing. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented.

                                                                                       ALLOCATION
                                                 VALUE         TOTAL       ADJUSTED    OF PURCHASE
                                     CASH      OF SHARES   CONSIDERATION  NET ASSETS      PRICE     GOODWILL     LIFE
                                   ---------  -----------  -------------  -----------  -----------  ---------  ---------
MST..............................  $   9,750   $   6,280     $  16,030     $     949                $  15,081         35
CHMC.............................     17,861       1,520        19,381         3,753                   15,628         35
Federal..........................      7,500       6,000        13,500         2,058                   11,442         35
Corporate Access.................      5,494       2,198         7,692         1,123                    6,569         30
ISSI.............................      5,000       5,600        10,600         1,275        5,000a      1,825          7
                                                                                            2,500b                     5
US Comm..........................        600         480         1,080           132                      948         30
InVenture........................        750         600         1,350           168                    1,182         35
MIS/KTR..........................      1,200       1,440         2,640            (6)                   2,646         35
                                   ---------  -----------  -------------  -----------  -----------  ---------
                                   $  48,155   $  24,118     $  72,273     $   9,452    $   7,500   $  55,321
                                   ---------  -----------  -------------  -----------  -----------  ---------
                                   ---------  -----------  -------------  -----------  -----------  ---------

a   Represents amount allocated to in-process Research and Development.

b  Represents amount allocated to existing technology.

    Pursuant to contingent payment agreements entered into as part of the transaction, six of the Founding Companies are eligible to receive contingent consideration in the form of additional common stock and cash. Such contingent consideration is based on a multiple of earnings and may be paid if these companies achieve a level of earnings well in excess of projected earnings. The maximum earn-outs in 1998

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES

2. ACQUISITION OF FOUNDING COMPANIES (CONTINUED) and 1999 are $26,700,000 and $24,700,000, respectively, of which $8,668,000 and
$8,068,000, respectively, are payable in cash.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                            MERGER ADJUSTMENTS
                                               --------------------------------------------   PRO FORMA
                                                 (A)       (B)      (C)     (D)       (E)    ADJUSTMENTS
                                               --------  --------  -----  --------  -------  -----------
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................            $ (7,000)                            $ (7,000)
  Prepaid and other current assets...........
                                               --------  --------  -----  --------  -------  -----------
    Total current assets.....................              (7,000)                              (7,000)
Property and equipment, net..................                             $  2,500               2,500
Other assets.................................                                5,000  $(5,000)    --
Goodwill, net................................                               55,321              55,321
                                               --------  --------  -----  --------  -------  -----------
    Total assets.............................              (7,000)          62,821   (5,000)    50,821
                                               --------  --------  -----  --------  -------  -----------
                                               --------  --------  -----  --------  -------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Payable to shareholders of founding co.....  $ 48,155            $ 250                        48,405
  Other current liabilities..................
                                               --------  --------  -----  --------  -------  -----------
    Total liabilities........................    48,155              250                        48,405
Stockholders' equity
  Common Stock...............................                  (6)             (18)                (24)
  Treasury stock.............................                                  401                 401
  Additional paid-in capital.................   (48,155)   (2,602)          65,805              15,048
  Retained earnings..........................              (4,392)  (250)   (3,367)  (5,000)   (13,009)
                                               --------  --------  -----  --------  -------  -----------
    Total stockholders' equity...............   (48,155)   (7,000)  (250)   62,821   (5,000)     2,416
                                               --------  --------  -----  --------  -------  -----------
    Total liabilities and stockholders'
      equity.................................         0    (7,000)     0    62,821   (5,000)    50,821
                                               --------  --------  -----  --------  -------  -----------
                                               --------  --------  -----  --------  -------  -----------


                                                    OFFERING
                                                  ADJUSTMENTS         POST
                                               ------------------    MERGER
                                                 (F)       (G)     ADJUSTMENTS
                                               --------  --------  -----------
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................  $ 66,639  $(48,405)  $ 18,234
  Prepaid and other current assets...........    (1,239)              (1,239)
                                               --------  --------  -----------
    Total current assets.....................    65,400   (48,405)    16,995
Property and equipment, net..................
Other assets.................................
Goodwill, net................................
                                               --------  --------  -----------
    Total assets.............................    65,400   (48,405)    16,995
                                               --------  --------  -----------
                                               --------  --------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Payable to shareholders of founding co.....             (48,405)   (48,405)
  Other current liabilities..................    (1,031)              (1,031)
                                               --------  --------  -----------
    Total liabilities........................    (1,031)  (48,405)   (49,436)
Stockholders' equity
  Common Stock...............................        59                   59
  Treasury stock.............................
  Additional paid-in capital.................    66,372               66,372
  Retained earnings..........................
                                               --------  --------  -----------
    Total stockholders' equity...............    66,431               66,431
                                               --------            -----------
    Total liabilities and stockholders'
      equity.................................    65,400   (48,405)    16,995
                                               --------  --------  -----------
                                               --------  --------  -----------

    (A) Records the liability for the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers.

    (B) Reflects the repurchase of shares from a minority stockholder for $2,000,000 and distributions to stockholders of $1,000,000 at ISSI. Adjustment also reflects distributions of $4,000,000 to stockholders at Federal, simultaneously with the consummation of the Mergers.

    (C) Establishment of liability for S corporation distribution to be paid to the stockholder at one of the Founding Companies.

    (D) Reflects the acquisitions of the Founding Companies, consisting of $48,155,000 in cash and 2,319,000 shares of common stock valued at $10.40 per share (or $24,118,000) for a total estimated purchase price of $72,273,000 resulting in excess purchase price over the fair value of the net assets acquired of $55,321,000. Adjustment also reflects the allocation of $5,000,000 of the purchase price to acquired research and development activities (in-process research and development) and $2,500,000 of acquired internally developed software, at a Founding Company. The remaining excess purchase price has been allocated to goodwill.

    (E) Records the write-off of the acquired in-process research and development from a Founding Company.

    (F) Records the cash proceeds from the issuance of shares of Condor Common Stock net of estimated Offering costs and the repayment of advances from a shareholder. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS (CONTINUED)

    (G) Records the cash portion of the consideration and the S corporation distribution to be paid to the stockholder of one of the Founding Companies in connection with the Mergers ($48,405,000) from proceeds of the Offering.

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

    The following tables summarize unaudited adjustments to the pro forma combined statements of operations:

For the year ended December 31, 1996:

                                                                                                            TOTAL
                                                                                                          PRO FORMA
                                                                (A)        (B)        (C)        (D)     ADJUSTMENTS
                                                             ---------  ---------  ---------  ---------  -----------
                                                                                 (IN THOUSANDS)
Selling, general and administrative........................  $  (1,896) $   -      $     500  $   -       $  (1,396)
Goodwill amortization......................................                 1,827                             1,827
                                                             ---------  ---------  ---------  ---------  -----------
Income from operations.....................................      1,896     (1,827)      (500)                  (431)
Other income (expense):
Interest expense...........................................
                                                             ---------  ---------  ---------  ---------  -----------
Income (loss) before income taxes..........................      1,896     (1,827)      (500)                  (431)
Provision for income taxes.................................                                       2,215       2,215
                                                             ---------  ---------  ---------  ---------  -----------
Net income (loss)..........................................  $   1,896  $  (1,827) $    (500) $  (2,215)  $  (2,646)
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------

For the nine months ended September 30, 1997:

                                                                                                              TOTAL
                                                                                                            PRO FORMA
                                                       (A)        (B)        (C)        (D)        (E)     ADJUSTMENTS
                                                    ---------  ---------  ---------  ---------  ---------  -----------
                                                                              (IN THOUSANDS)
Selling, general and administrative...............  $  (2,399) $   -      $     375  $   -      $    (692)  $  (2,716)
Goodwill amortization.............................                 1,370                                        1,370
                                                    ---------  ---------  ---------  ---------  ---------  -----------
Income (loss) from operations.....................      2,399     (1,370)      (375)                  692       1,346
Other income (expense):
Interest expense..................................
                                                    ---------  ---------  ---------  ---------  ---------  -----------
Income (loss) before income taxes.................      2,399     (1,370)      (375)                  692       1,346
Provision for income taxes........................                                       1,284                  1,284
                                                    ---------  ---------  ---------  ---------  ---------  -----------
Net income (loss).................................  $   2,399  $  (1,370) $    (375) $  (1,284) $     692   $      62
                                                    ---------  ---------  ---------  ---------  ---------  -----------
                                                    ---------  ---------  ---------  ---------  ---------  -----------

            CONDOR TECHNOLOGY SOLUTIONS, INC. AND FOUNDING COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED) For the nine months ended September 30, 1996:

                                                                                                            TOTAL
                                                                                                          PRO FORMA
                                                                (A)        (B)        (C)        (D)     ADJUSTMENTS
                                                             ---------  ---------  ---------  ---------  -----------
                                                                                 (IN THOUSANDS)
Selling, general and administrative........................  $  (1,422) $   -      $     375  $   -       $  (1,047)
Goodwill amortization......................................                 1,370                             1,370
                                                             ---------  ---------  ---------  ---------  -----------
Income (loss) from operations..............................      1,422     (1,370)      (375)                  (323)
Other income (expense):
Interest expense...........................................
                                                             ---------  ---------  ---------  ---------  -----------
Income (loss) before income taxes..........................      1,422     (1,370)      (375)                  (323)
Provision for income taxes.................................                                       1,816       1,816
                                                             ---------  ---------  ---------  ---------  -----------
Net income (loss)..........................................  $   1,422  $  (1,370) $    (375) $  (1,816)  $  (2,139)
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------

    (A) Reflects the reductions in salaries, bonuses and benefits to the stockholders and managers of the Founding Companies to which they have agreed prospectively. On a prospective basis, bonuses will only be paid if earnings increase to a level well in excess of 1997 pro forma levels.

    (B) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a period of seven- to 35-years. These amortization periods were determined based on an analysis of the characteristics of the individual Founding Companies.

    (C) Reflects the amortization of internally developed software acquired as a result of these Mergers over a five year estimated life.

    (D) Reflects (i) the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income taxes; (ii) federal and state income taxes relating to the other statements of operations' adjustments; (iii) income taxes on S corporation income; and (iv) that goodwill is not tax deductible.

    (E) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $692,000 recorded by Condor in the third quarter of 1997 related to Common Stock issued to management of and consultants to the Company. The issuances of Common Stock were made in contemplation of the Mergers and the Offering, and no future issuances of this nature are anticipated.

5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

Includes (i) 1,881,000 shares issued to founders, consultants and management of Condor; (ii) 2,319,000 shares issued to owners of the Founding Companies; and
(iii) 4,299,040 of the 5,900,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and to pay expenses of the Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Condor Technology Solutions, Inc.

    In our opinion, the accompanying balance sheets present fairly, in all material respects, the financial position of Condor Technology Solutions, Inc. at September 30, 1997 and December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Philadelphia, PA
February 4, 1998

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                                           1996            1997
                                                                                      ---------------  -------------
                                                       ASSETS
Cash................................................................................     $   -           $      13
Deferred offering costs.............................................................           265           1,239
                                                                                             -----          ------
  Total assets......................................................................     $     265       $   1,252
                                                                                             -----          ------
                                                                                             -----          ------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Amounts due to stockholder..........................................................     $     178       $   1,031
Stockholders' equity:
  Preferred stock, $.01 par, 1,000,000 authorized, none outstanding.................
  Common stock, $.01 par, 49,000,000 authorized, 1,413,806 and 1,746,517 outstanding
    at December 31, 1996 and September 30, 1997, respectively.......................            14              17

Additional paid in capital..........................................................            73           1,035
Accumulated deficit.................................................................                     (     831)
                                                                                             -----          ------
  Total stockholders' equity........................................................            87             221
                                                                                             -----          ------
  Total liabilities and stockholders' equity........................................     $     265       $   1,252
                                                                                             -----          ------
                                                                                             -----          ------

   The accompanying notes are an integral part of these financial statements.

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

    Condor Technology Solutions, Inc., a Delaware Corporation ("Condor" or the "Company"), was founded in August 1996 to create a leading single-source IT service company that provides strategic IT business solutions to middle market organizations. In order to become a single-source provider of a wide range of IT services and solutions, Condor has entered into agreements to acquire (the "Mergers") all of the common stock of eight established IT service providers (the "Founding Companies") and concurrently complete an initial public offering (this "Offering") of its common stock (the "Common Stock").

    The Company has not conducted any operations, other than payment of salary to one officer and some facility costs, and all activities to date have related to this Offering and the Mergers. The Company's cash balances were provided from the sale of stock to investors and advances from The Commonwealth Group ("Commonwealth"), a shareholder. Accordingly, statements of operations, cash flows and changes in stockholders' equity for the period from inception to December 31, 1996 and the period from January 1 to September 30, 1997 would not provide meaningful information and have been omitted.

    As of December 31, 1996 and September 30, 1997, costs of approximately $265,000 and $1,239,000, respectively, have been incurred in connection with this Offering. These costs will be recorded as a reduction of the proceeds of this Offering. The Company is dependent upon this Offering to execute the pending Mergers. There is no assurance that the pending Mergers or this Offering will be completed or that the Company will be able to generate future operating revenues.

2. STOCKHOLDERS' EQUITY

COMMON STOCK AND PREFERRED STOCK

    The Company has effected a one-for-5.72568 reverse stock split effective on the day preceding the date of the final Prospectus for this Offering. In addition, on October 1, 1997, the Company increased the number of authorized shares of common stock to 49 million and authorized 1 million shares of $.01 par value preferred stock. The effects of the common stock split and the increase in the shares of authorized common stock have been retroactively reflected in the balance sheet and the accompanying notes.

    In connection with the organization of the Company, Condor issued 1,413,806 shares of common stock to Commonwealth and other founders in exchange for consulting, financial advisory and related services provided to Condor and, with respect to Commonwealth, its commitment to provide funds necessary to effect the Mergers and this Offering. These non-monetary assets are considered to have an aggregate value of $87,000. Amounts due to shareholder will be reimbursed out of the proceeds of this Offering, together with interest on such advances at the prime rate.

    Between January and September 1997, 223,554 shares were issued in exchange for services associated with the Offering that are considered to have an aggregate value of $210,534. In the nine months ended September 30, 1997, 39,297 shares were sold to investors for $150,000.

    In August and September 1997, the Company issued a total of 96,058 shares of Common Stock to management. As a result, the Company recorded for financial statement purposes a non-recurring non-cash compensation charge of approximately $692,000 for the nine months ended September 30, 1997, representing the estimated fair value of the shares on the date of issuance.

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

3. DEFERRED COSTS

    In connection with this Offering, the Company has incurred costs which are directly attributable to this Offering. These costs, which include legal fees, investment banking fees and other costs, have been deferred as of December 31, 1996 and September 30, 1997 and will be charged against the proceeds of this Offering.

4. INCENTIVE COMPENSATION

    In October 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide a means by which the Company can attract and retain executive officers, key employees, directors, consultants and other service providers and to compensate such persons in a way that provides additional incentives and enables such persons to increase their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of:
(i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation, and (vi) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock of the Company.

    The maximum number of shares of common stock that may be subject to outstanding awards under the Plan will not exceed 12% of the aggregate number of shares of common stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan. The number of shares deliverable upon the exercise of ISOs is limited to 1,000,000. The Plan also provides that no participant may be granted in any calendar year options or SARs for more than 400,000 shares or other awards settleable by delivery of more than 200,000 shares, and limits cash awards in any calendar year to an amount equal to the fair market value of the number of shares at the date of grant or the date of settlement, whichever is greater.

    In addition to authorizing grants of awards to eligible persons, the Plan authorizes automatic grants of NQSOs to non-employee directors. Under these provisions, each person serving or who has agreed to serve as a non-employee director at the commencement of the Offering will be granted automatically an initial option to purchase 10,000 shares, and thereafter each person who becomes a non-employee director will be granted automatically an initial option to purchase 10,000 shares upon such person's initial election as a director. In addition, these provisions authorize the automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following this Offering, provided, however, that a director will not be granted an annual option if he or she was granted an initial option during the preceding three months. These options will have an exercise price equal to the fair market value of common stock on the date of grant and the options will expire at the earlier of 10 years after the date of grant or one year after the date the participant ceases to serve as a director of the Company. In addition, these options generally will become exercisable one year after the date of grant, except that an option may be forfeited upon a participant's termination of service as a director for reasons other than death or disability if the date of termination is less than 11 months after the date of grant.

    In connection with this Offering, in addition to the options to be automatically granted to non-employee directors, options in the form of NQSOs to purchase shares of common stock of the Company will be granted to the executive officers of the Company, the employees of the Company and the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share in this Offering, and will vest as to 33% each on the date that is 12 months, 24 months and

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

4. INCENTIVE COMPENSATION (CONTINUED)
36 months after the date of closing of this Offering. These options will not be exercisable until they are vested, and unvested options generally will be forfeited upon a termination of employment that is voluntary by the participant. Upon a change of control of the Company, vesting will be accelerated. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment.

5. NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," provides a new fair value based method of accounting for employee stock options or similar equity instruments, however this statement allows companies to continue to utilize the intrinsic value based measure of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25). Companies electing to remain with the accounting provided in APB Opinion No. 25 must make pro forma disclosures of net income and net earnings per share as if the fair value method of accounting had been applied. The Company will account for stock based compensation pursuant to the requirements of APB 25 and will provide pro forma disclosure of net income and net income per share, pursuant to the requirements of SFAS No. 123 as applicable, in the notes to future consolidated financial statements.

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which will be effective for fiscal periods ending after December 15, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully diluted earnings per share under current accounting principles.

    The Company will implement SFAS 128 during the fourth quarter of 1997.

6. SUBSEQUENT EVENTS

    The Company has signed definitive agreements to acquire all of the common stock and ownership interests of the Founding Companies to be consummated simultaneously with the closing of the Offering. The companies to be acquired are Management Support Technology Corp.; Computer Hardware Maintenance Company, Inc.; Federal Computer Corporation; Corporate Access, Inc.; Interactive Software Systems Incorporated; U.S. Communications, Inc.; InVenture Group, Inc. and MIS Technologies, Inc.

    The aggregate consideration that will be paid by Condor to acquire the Founding Companies is approximately $48.2 million in cash and 2.3 million shares of common stock.

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

6. SUBSEQUENT EVENTS (CONTINUED)
    The following table reflects the consideration to be paid in cash and shares of Common Stock, the allocation of the consideration to net assets and resulting goodwill (in thousands).

                                                                                       ALLOCATION
                                                 VALUE         TOTAL       ADJUSTED    OF PURCHASE
                                     CASH      OF SHARES   CONSIDERATION  NET ASSETS      PRICE     GOODWILL     LIFE
                                   ---------  -----------  -------------  -----------  -----------  ---------  ---------
MST..............................  $   9,750   $   6,280     $  16,030     $     949                $  15,081         35
CHMC.............................     17,861       1,520        19,381         3,753                   15,628         35
Federal..........................      7,500       6,000        13,500         2,058                   11,442         35
Corporate Access.................      5,494       2,198         7,692         1,123                    6,569         30
ISSI.............................      5,000       5,600        10,600         1,275        5,000a      1,825          7
                                                                                            2,500b                     5
US Comm..........................        600         480         1,080           132                      948         30
InVenture........................        750         600         1,350           168                    1,182         35
MIS/KTR..........................      1,200       1,440         2,640            (6)                   2,646         35
                                   ---------  -----------  -------------  -----------  -----------  ---------
                                   $  48,155   $  24,118     $  72,273     $   9,452    $   7,500   $  55,321
                                   ---------  -----------  -------------  -----------  -----------  ---------
                                   ---------  -----------  -------------  -----------  -----------  ---------

------------------------

a   Represents amount allocated to in-process Research and Development.

b  Represents amount allocated to existing technology.

    The total consideration does not reflect contingent consideration which may be issued pursuant to earn out arrangements included in the definitive agreements for the Founding Companies. These arrangements provide for the Company to pay additional consideration of up to $16.7 million in cash and issue up to $34.7 million in shares of Common Stock, based on earnings before interest and taxes for 1998-2000. Contingent consideration, if earned, will be recorded in a manner consistent with the consideration paid at closing for each Founding Company. The shares associated with the contingent consideration will impact earnings per share in the period in which the contingencies are resolved and the stock is distributable.

    The purchase price has been allocated to the Company's historical assets and liabilities based on their respective carrying values, with the exception of in-process research and development costs and existing technology at ISSI. The fair market value of the in-process research and development costs and existing technology was determined via an independent valuation by a third party. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Mergers. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented.

    From October 1 to November 24, 1997 the Company issued a total of 134,483 shares of Common Stock to management of the Company. As a result, the Company will record for financial statement purposes a non-recurring non-cash compensation charge of approximately $1,398,000 (unaudited) in the quarter ending December 31, 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of grant.

    On October 3, 1997, the Company filed a registration statement on Form S-1 for the sale of its Common Stock.

                       CONDOR TECHNOLOGY SOLUTIONS, INC.

6. SUBSEQUENT EVENTS (CONTINUED)
    In the course of Condor's consolidation efforts, Condor negotiated with Emtec, Inc. ("Emtec"), an IT service company based in Pennsylvania, with a view to Emtec becoming one of the Founding Companies. As part of this process, Emtec's investment banker and Commonwealth executed two confidentiality agreements pursuant to which each agreed, among other things, not to disclose certain confidential information and Commonwealth agreed that Condor would not acquire two companies to be introduced to it by Emtec's investment banker for a period of two years without such investment banker's prior written consent. On October 28, 1997, Emtec filed suit in the United States District Court for the Eastern District of Pennsylvania against Condor, Commonwealth, J. Marshall Coleman and Kennard F. Hill alleging breach of contract, tortious interference with Emtec's business relationship with Corporate Access and CHMC and misappropriation of a trade secret arising out of the participation of CHMC and Corporate Access in the consolidation and initial public offering without Emtec's consent. In connection with the three causes of action, Emtec seeks an injunction restraining Condor and Commonwealth from engaging in any business transaction with CHMC or Corporate Access through May 13, 1999, demands that the defendants disgorge the financial benefits that they have and will obtain as a result of their breach of contract and seeks compensatory and punitive damages. On December 31, 1997, the defendants filed an Answer, denying the allegations and asserting various affirmative defenses. Condor believes that Emtec's allegations are without merit and that, in any event, the ultimate resolution of this action will not have a material adverse effect on the Company's results of operations, financial condition or business. The Company has agreed to indemnify CHMC's directors, officers and stockholders against any liability such persons may incur as a result of any claims brought by Emtec against any of them that directly related to CHMC's participation as a Founding Company. Commonwealth has agreed to indemnify the Company with regard to any final judgment or settlement arising out of the above action or any similar action. Commonwealth's obligations under such agreement have been guaranteed by the three members of Commonwealth.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Management Support Technology Corp.
Framingham, Massachusetts

    We have audited the accompanying balance sheets of Management Support Technology Corp. (the "Company") as of December 31, 1995 and 1996 and September 30, 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Management Support Technology Corp. as of December 31, 1995 and 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

    As discussed in Note 2 of the notes to financial statements, the Company's chief executive officer is also the sole stockholder and his compensation is at his sole discretion.

Deloitte & Touche LLP

Boston, Massachusetts

October 29, 1997

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

                                 BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                     DECEMBER 31,      SEPTEMBER 30,
                                                                                 --------------------  -------------
                                                                                   1995       1996         1997
                                                                                 ---------  ---------  -------------
                                                       ASSETS

Current assets:
  Cash and equivalents.........................................................  $       7  $     102    $      71
  Accounts receivable (net of allowance for doubtful accounts of $7 in 1995,
    1996 and 1997).............................................................      1,184      1,451        1,110
  Prepaid expenses and other current assets....................................        126        169           44
                                                                                 ---------  ---------       ------
        Total current assets...................................................      1,317      1,722        1,225
                                                                                 ---------  ---------       ------
Property and equipment:
  Equipment....................................................................        589        822          914
  Vehicles.....................................................................         36         36        -
  Furniture and fixtures.......................................................        164        177          179
  Leasehold improvements.......................................................         20         34           41
                                                                                 ---------  ---------       ------
        Total..................................................................        809      1,069        1,134
  Less accumulated depreciation................................................       (194)      (381)        (516)
                                                                                 ---------  ---------       ------
        Property and equipment--net............................................        615        688          618
                                                                                 ---------  ---------       ------
Investment.....................................................................        600      -            -
                                                                                 ---------  ---------       ------
Deposits and other.............................................................         15         16           15
                                                                                 ---------  ---------       ------
        Total assets...........................................................  $   2,547  $   2,426    $   1,858
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

                                        LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Note payable to a bank.......................................................  $     500  $     250    $     550
  Accrued compensation.........................................................      -            280        -
  Accounts payable and accrued expenses........................................        208         95          359
  Deferred revenue.............................................................        959        250        -
                                                                                 ---------  ---------       ------
        Total current liabilities..............................................      1,667        875          909
                                                                                 ---------  ---------       ------
Commitments (Note 4)
Stockholder's equity:
  Common stock, $.01, $.002 and $.00025 par value in 1995, 1996 and 1997, respectively; 20,000,000 shares authorized; 8,105,360 shares issued and
    outstanding................................................................          2          2            2
  Retained earnings............................................................        878      1,549          947
                                                                                 ---------  ---------       ------
        Total stockholder's equity.............................................        880      1,551          949
                                                                                 ---------  ---------       ------

        Total liabilities and stockholder's equity.............................  $   2,547  $   2,426    $   1,858
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

                       See notes to financial statements.

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                                                 NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                              -------------------------------  ----------------------
                                                                1994       1995       1996                    1997
                                                              ---------  ---------  ---------     1996      ---------
                                                                                               -----------
                                                                                               (UNAUDITED)
Revenue.....................................................  $   3,669  $   6,193  $   8,211   $   6,452   $   5,509
Cost of revenue.............................................      1,463      2,415      3,783       2,895       2,934
                                                              ---------  ---------  ---------  -----------  ---------
Gross profit................................................      2,206      3,778      4,428       3,557       2,575
General and administrative expenses.........................      1,113      1,606      2,188       1,684       1,453
                                                              ---------  ---------  ---------  -----------  ---------
Income from operations......................................      1,093      2,172      2,240       1,873       1,122
Interest expense............................................         (2)       (12)       (29)        (27)        (11)
Interest income and other income (expense)..................      -             (3)         3           1           2
                                                              ---------  ---------  ---------  -----------  ---------
Net income..................................................      1,091      2,157      2,214       1,847       1,113
Retained earnings, beginning of period......................        518        789        878         878       1,549
Distributions, net of contributions.........................       (820)    (2,068)    (1,543)     (1,459)     (1,715)
                                                              ---------  ---------  ---------  -----------  ---------
Retained earnings, end of period............................  $     789  $     878  $   1,549   $   1,266   $     947
                                                              ---------  ---------  ---------  -----------  ---------
                                                              ---------  ---------  ---------  -----------  ---------

                       See notes to financial statements.

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                FOR THE YEAR ENDED           FOR THE NINE MONTHS
                                                                   DECEMBER 31,              ENDED SEPTEMBER 30,
                                                          -------------------------------  ------------------------
                                                            1994       1995       1996        1996         1997
                                                          ---------  ---------  ---------  -----------  -----------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $   1,091  $   2,157  $   2,214   $   1,847   $     1,113
                                                          ---------  ---------  ---------  -----------  -----------
  Adjustments to reconcile net income to cash provided
    by operating activities:
    Investment..........................................       (330)      (270)     -           -
    Compensation........................................      -          -          -           -               150
    Depreciation and amortization.......................         51        123        188         143           159
    Provision for doubtful accounts.....................          7      -          -
    Changes in assets and liabilities:
      Accounts receivable...............................       (666)       102       (268)        109           342
      Prepaid expenses and other current assets.........        (41)       (60)       (43)         93           125
      Deposits and other................................      -             (5)     -           -            -
      Deferred revenue..................................        776        103       (709)       (760)         (250)
      Accounts payable and accrued expenses.............         43        112        166         536           (16)
                                                          ---------  ---------  ---------  -----------  -----------
        Total adjustments...............................       (160)       105       (666)        121           510
                                                          ---------  ---------  ---------  -----------  -----------
        Cash provided by operating activities...........        931      2,262      1,548       1,968         1,623
                                                          ---------  ---------  ---------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....................       (322)      (393)      (260)       (223)          (89)
  Return of investment..................................      -          -            600         600        -
                                                          ---------  ---------  ---------  -----------  -----------
        Cash provided by (used for) investing
          activities....................................       (322)      (393)       340         377           (89)
                                                          ---------  ---------  ---------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Note payable..........................................        200        200       (250)       (500)          300
  Distributions, net of contributions...................       (820)    (2,068)    (1,543)     (1,459)       (1,865)
                                                          ---------  ---------  ---------  -----------  -----------
        Cash used for financing activities..............       (620)    (1,868)    (1,793)     (1,959)       (1,565)
                                                          ---------  ---------  ---------  -----------  -----------
Increase (decrease) in cash and equivalents.............        (11)         1         95         386           (31)
Cash and equivalents, beginning of period...............         17          6          7           7           102
                                                          ---------  ---------  ---------  -----------  -----------
Cash and equivalents, end of period.....................  $       6  $       7  $     102   $     393   $        71
                                                          ---------  ---------  ---------  -----------  -----------
                                                          ---------  ---------  ---------  -----------  -----------
SUPPLEMENTAL INFORMATION--INTEREST PAID.................  $       2  $      11  $      31   $      27   $        10
                                                          ---------  ---------  ---------  -----------  -----------
                                                          ---------  ---------  ---------  -----------  -----------

Noncash Transactions--In 1994 and 1995, the Company received an equity position in an investment in exchange for services with an assigned value at the date of exchange of $330 and $270, respectively (see Note 6). In 1997, the chief executive officer/sole stockholder received $150 as a distribution, which has been recorded as compensation.

                       See notes to financial statements.

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

                         NOTES TO FINANCIAL STATEMENTS

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS, PRINCIPAL PRODUCT AND MARKETS--Management Support Technology Corp. (the "Company") is a consulting and systems integration firm specializing in the use of corporate strategy and information technology to improve organizational effectiveness, productivity, quality, flexibility and speed. The Company consults with executive management in major United States and European companies and governmental agencies to identify opportunities for using technology to improve organizational performance. This includes business process reengineering, organizational transformation planning, strategic information technology initiatives in mission critical business processes, IT product development, IT technology research and development of executive information system and decision support applications. The Company provides development and operational support for these information technology applications to its clients throughout the entire life cycle of the applications. Its offices are located in the Boston suburb of Framingham, Massachusetts, and near Los Angeles in Seal Beach, California.

    STOCK SPLITS AND RECAPITALIZATIONS--On June 1, 1996, the Board of Directors and stockholder declared a five-for-one split of the Company's common stock, approved an increase in the authorized common stock from 500,000 to 2,500,000 shares, and changed the par value of its common stock from $.01 per share to $.002 per share. In June 1997, the Board of Directors and stockholder declared an eight-for-one split of the Company's common stock, approved an increase in the authorized common stock from 2,500,000 to 20,000,000 shares and changed the par value of its common stock from $.002 per share to $.00025 per share. All share data have been adjusted to reflect the splits of the Company's common stock.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INTERIM FINANCIAL INFORMATION (UNAUDITED)--The interim financial statements for the nine months ended September 30, 1996 are unaudited and certain information and disclosures normally included in annual financial statements have been omitted. In the opinion of management, the accompanying interim unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles with respect to the interim financial statements and have been prepared on the same basis as the audited financial statements. The results of operations for the interim period is not necessarily indicative of the results for the entire fiscal year.

    USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND EQUIVALENTS--The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

    EXPENSES OF STOCK OFFERING--As of September 30, 1997, the Company has incurred $44,000 of expenses directly attributable to an offering of securities (the "Offering") in connection with the Acquisition (see Note 9). These expenses have been deferred as of September 30, 1997 and are included in prepaid expenses and other current assets in the accompanying balance sheet. The expenses will be charged against the gross proceeds of the Offering, which is expected to be completed in early 1998.

    PROPERTY AND EQUIPMENT--Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets.

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Leasehold improvements are recorded at cost and amortized using the straight-line method over the lesser of the lease term or the estimated useful life. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever circumstances indicate that the carrying value of an asset may not be recoverable. The adoption of SFAS No. 121 did not have any effect on the Company's financial position or results of operations for the year ended December 31, 1996.

    INVESTMENT--The investment was carried at cost (see Note 6).

    REVENUE RECOGNITION, SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK--Substantially all revenue is generated from consulting contracts and is recognized over specified performance periods using the percentage-of-completion method. The Company records certain costs incurred under consulting contracts which are billable to customers as revenue. The Company performs ongoing credit evaluations of its customers, maintains allowances for potential credit losses and generally requires no collateral from its customers. Substantially all of the Company's revenue was earned from the Joint Venture and six independently operated divisions of a large multinational holding company in 1994, 1995, 1996 and 1997 (Notes 6 and 7); an unrelated party in 1995; and an unrelated party in 1996 and 1997.

    INCOME TAXES--The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, income of the Company is treated as distributed to the stockholder and is reported on the personal income tax returns of the stockholder. Accordingly, the Company makes no provision for income taxes, and has not provided for deferred income taxes.

2. OFFICER SALARY

    Mr. C. Lawrence Meador, the Company's chief executive officer and sole stockholder, elected not to receive a salary for the nine months ended September 30, 1997 and to receive only distributions. The amount of any compensation or any distribution is at Mr. Meador's sole discretion. In accordance with the intent of Staff Accounting Bulletin No. 55, the Company has measured the value of Mr. Meador's services as chief executive officer for the period and has recorded compensation, with a corresponding reduction in stockholder distributions, of $150,000, which has been recognized in the accompanying income statement as a component of cost of revenue.

    In measuring the value of Mr. Meador's services for the period, the Company concluded that the value for such services for the full year is $200,000, as this amount represents Mr. Meador's annual base salary for each calendar year since 1992. The $150,000 represents a pro rata amount for the nine-month period. In reaching this conclusion, the Company considered other information, including
(i) a one-time bonus of $280,000 paid to Mr. Meador for 1996, which brought the officer/stockholder's total 1996 compensation to $480,000; (ii) a proposed employment agreement between Mr. Meador and Condor (Note 9) which provides for a minimum annual salary to be paid to Mr. Meador of $431,000 (unaudited) in his dual role as the chief executive of the Company and as Vice Chairman of Condor's board of directors subsequent to the Acquisition (Note 9) and (iii) total distributions of $1,865,000 (prior to reclassification of salary) paid to Mr. Meador during the nine-month period ended September 30, 1997 as compared to distributions for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 of $82,000 (unaudited), $224,000 (unaudited), $820,000, $2,068,000, $1,543,000 and $1,459,000
(unaudited), respectively. Cost of revenue includes $200,000, $200,000, $480,000, $360,000

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

2. OFFICER SALARY (CONTINUED)
(unaudited) and $150,000 of compensation to Mr. Meador for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, respectively. Such compensation is at Mr. Meador's sole discretion and, accordingly, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed if the Company were not owned solely by Mr. Meador. Subsequent to September 30, 1997, Mr. Meador received additional distributions aggregating $500,000 (unaudited).

3. NOTES PAYABLE TO BANK

    At December 31, 1995, 1996 and September 30, 1997, the Company had a line-of-credit agreement with Fleet Bank of Boston, N.A. (the "Bank") which provided for borrowings of up to $500,000, $750,000 and $750,000, respectively. Borrowings bear interest at the Bank's prime lending rate plus .75% (9% at December 31, 1996 and 9.25% at September 30, 1997). The line-of-credit agreement was renewed on October 2, 1997 (expiring October 2, 1998) under similar terms and conditions and requires compensating balances equal to 5% ($37,500) of the maximum amount of the loan be maintained at the Bank.

    On October 2, 1997, the Company secured a second line-of-credit with the Bank which provides for borrowings of up to $200,000. Borrowings bear interest at the Bank's prime lending rate plus .75%. If the Bank has not made prior demand, borrowings under this agreement shall convert on October 2, 1998 to a term loan with equal monthly fixed principal payments plus interest due over three years.

    The two line-of-credit agreements are guaranteed by Mr. Meador (Note 2) and include non-financial covenants and conditions which, among other things, require the Company to maintain a zero balance for at least a thirty-day period during the year. All amounts outstanding under the agreements (unless the above-mentioned conversion occurs) are due on demand and are secured by all assets of the Company.

4. COMMITMENTS

    The Company leases certain equipment and office space under operating lease arrangements expiring through 2000. Future minimum rental payments under noncancelable operating leases at September 30, 1997 follow:

Period ended December 31
1997..............................................................  $  35,000
1998..............................................................    141,000
1999..............................................................     74,000
2000..............................................................     34,000
                                                                    ---------
                                                                    $ 284,000
                                                                    ---------
                                                                    ---------

    Rent expense in 1994, 1995 and 1996 was $84,000, $115,000 and $136,000,
respectively. Rent expense for the nine months ended September 30, 1996 and 1997 was $107,000 and $119,000, respectively.

5. PROFIT-SHARING PLAN

    The Company has a profit-sharing plan for its eligible employees. Employees are eligible for participation upon attaining the age of 21 and completion of one year of service. Contributions to the plan are made at the discretion of the Board of Directors. Discretionary contributions aggregated $73,000,

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

5. PROFIT-SHARING PLAN (CONTINUED)
$93,000 and $131,000 in 1994, 1995 and 1996, respectively. Discretionary contributions for the nine months ended September 30, 1996 and 1997 aggregated $96,000 and $3,000, respectively.

    The Company established a 401(k) plan in 1994 covering substantially all full-time employees. Under the provisions of the plan, employees may contribute a portion of their compensation within certain limitations. The Company matches a percentage of employee contributions on a discretionary basis as determined by the Board of Directors. For the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, the Board of Directors elected to match 50% of employee contributions on the first 6% of the participant's elective deferral, subject to certain limitations. The Company contributed $18,000, $37,000 and $42,000 to the plan in 1994, 1995 and 1996, respectively. The Company contributed approximately $33,000 and $36,000 for the nine months ended September 30, 1996 and 1997, respectively.

6. INVESTMENT

    In 1994, the Company entered into an agreement to purchase, prior to December 7, 1995, for $600,000, a 10% equity interest in a recently formed entity (the "Joint Venture") that is a significant client of the Company (Note
1). The Company's chief executive officer and stockholder served as a director of the Joint Venture until May 30, 1996. Under the terms of the agreement, the purchase price was withheld by the client from amounts payable to the Company for services rendered under consulting agreements. At December 31, 1995, the entire $600,000 had been withheld and was classified as an investment.

    On May 30, 1996, the Joint Venture was acquired by a large multinational holding company (Notes 1 and 7) and returned the Company's $600,000 investment prior to consummation of the acquisition of the 10% interest and the Company agreed to provide consulting services through October 31, 1996 to the Joint Venture in exchange for $108,000, plus expenses. Revenue was recognized as services were provided.

7. OTHER RELATED-PARTY TRANSACTIONS

    Included in prepaid expenses and other current assets at December 31, 1995 is an advance of $15,000 to a director.

    During 1995 and 1996, the Company paid approximately $86,000 and $245,000, respectively, in consulting fees to two companies that have directors in common with the Company under arms length terms. During the nine months ended September 30, 1996 and 1997, the Company paid approximately $154,000 and $61,000, respectively, to these two companies.

    During 1995, Mr. Meador (Note 2) became an officer, on an interim assignment under contract, of a division of a large multinational holding company (Notes 1 and 6).

8. STOCK OPTION PLAN

    In June 1997, the Board of Directors and shareholder adopted the 1997 Stock Option Plan (the "Plan"), pursuant to which options to purchase up to 5,000,000 shares of common stock may be granted. Options granted under the Plan may be designated as qualified and nonqualified stock options and are exercisable over a term of not more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder). The exercise price of qualified stock options will not be less than 100% (110%, in the case of an incentive option granted to a ten-percent stockholder) of the fair market value at the time

                      MANAGEMENT SUPPORT TECHNOLOGY CORP.

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

8. STOCK OPTION PLAN (CONTINUED)
of grant. Options granted under the Plan vest over a period as determined by the Board of Directors at the time of grant. No options have been granted under the Plan. Effective November 28, 1997, the Board of Directors voted to terminate the Plan.

9. SUBSEQUENT EVENT (UNAUDITED)

    In October 1997, the Company entered into an agreement with Condor Technology Solutions, Inc. ("Condor") for the acquisition of all of the Company's outstanding common stock (the "Acquisition"). The consideration to be paid by Condor for the Acquisition is approximately $17.6 million (unaudited), $9.8 million (unaudited) of which would be paid in cash and $7.9 million (unaudited) of which would be paid in Condor common stock. In addition, Mr. Meador (Note 2) is eligible for an earn-out, resulting in contingent consideration of up to $8.4 million (unaudited), up to $2.5 million (unaudited) of which would be paid in cash and the remainder of which would be paid in additional Condor common stock. Mr. Meador will also receive options to acquire a number of shares of Condor common stock equal to 1.33% (unaudited) of Condor's outstanding common stock at the Acquisition's close date which he may distribute at his sole discretion. The consummation of the Acquisition is conditioned upon Condor acquiring certain other companies and the availability of acceptable financing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Computer Hardware Maintenance Company, Inc.

    In our opinion, the accompanying balance sheets at February 29, 1996 and February 28, 1997, the related statements of operations, of changes in stockholders' equity and of cash flows for the years ended February 29, 1996 and February 28, 1997, and the related consolidated statement of operations, of changes in stockholders' equity and of cash flows for the year ended February 28, 1995, present fairly, in all material respects, the financial position of Computer Hardware Maintenance Company, Inc. at February 29, 1996 and February 28, 1997 and the results of its operations and its cash flows for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Philadelphia, PA

October 31, 1997

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  FEB. 29,   FEB. 28,    NOV. 30,
                                                                                    1996       1997        1997
                                                                                  ---------  ---------  -----------
                                                                                                        (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $     923  $     928   $   1,572
  Accounts receivable, net of allowance of $30 in 1996 and 1997.................      3,025      5,267       6,208
  Inventory.....................................................................      2,885      1,378         816
  Deferred income taxes.........................................................         13         11          11
  Prepaid expenses and other current assets.....................................         10        171          57
                                                                                  ---------  ---------  -----------
      Total current assets......................................................      6,856      7,755       8,664
Fixed assets, net...............................................................        265        307         333
Investment in partnership.......................................................         10         17
Other non-current assets........................................................         40         47          41
                                                                                  ---------  ---------  -----------
      Total assets..............................................................  $   7,171  $   8,126   $   9,038
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit................................................................  $   1,531  $   -       $     112
  Current portion of capital lease obligations..................................         13         16           4
  Current portion of long-term debt.............................................         48         34          30
  Accounts payable..............................................................      1,938      2,342       1,862
  Accrued liabilities...........................................................        454        850       1,077
  Deferred revenue..............................................................      1,085      1,730       1,459
  Other current liabilities.....................................................        262        262          92
                                                                                  ---------  ---------  -----------
      Total current liabilities.................................................      5,331      5,234       4,636
Long-term debt..................................................................         19         28
Other long-term liabilities.....................................................         14         12
                                                                                  ---------  ---------  -----------
      Total liabilities.........................................................      5,364      5,274       4,636
                                                                                  ---------  ---------  -----------
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value, 10,000,000 shares authorized; 5,980,000 shares issued in 1996 and 1997; 4,200,000, 4,100,000 and 4,100,000 shares outstanding at February 1996, February 1997 and May 1997, respectively......
  Additional paid-in capital....................................................        126        126         306
  Deferred stock compensation...................................................                   174
  Retained earnings.............................................................      2,036      2,930       4,497
                                                                                  ---------  ---------  -----------
                                                                                      2,162      3,230       4,803
  Less: Treasury stock (1,780,000, shares at February 1996 and 1,880,000 shares
    at February 1997 and November 1997, all at cost)............................       (355)      (378)       (401)
                                                                                  ---------  ---------  -----------
      Total stockholders' equity................................................      1,807      2,852       4,402
                                                                                  ---------  ---------  -----------
      Total liabilities and stockholders' equity................................  $   7,171  $   8,126   $   9,038
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28,
                                     1997,
      AND FOR THE NINE MONTHS ENDED NOVEMBER 30, 1996 AND 1997 (UNAUDITED)

   CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED FEBRUARY 28, 1995
                                 (IN THOUSANDS)

                                                                       YEAR ENDED              NINE MONTHS ENDED
                                                             -------------------------------      NOVEMBER 30,
                                                             FEB. 28,   FEB. 29,   FEB. 28,   --------------------
                                                               1995       1996       1997       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Revenues:
  Services.................................................  $   7,545  $   7,997  $   9,279  $   6,691  $   9,651
  Hardware and software procurement........................     25,656     22,811     35,439     26,476     25,178
                                                             ---------  ---------  ---------  ---------  ---------
      Total revenues.......................................     33,201     30,808     44,718     33,167     34,829
                                                             ---------  ---------  ---------  ---------  ---------
Cost of revenues:
  Services.................................................      4,623      5,187      6,061      3,976      4,608
  Hardware and software procurement........................     23,421     21,036     32,342     24,022     21,919
                                                             ---------  ---------  ---------  ---------  ---------
      Total cost of revenues...............................     28,044     26,223     38,403     27,998     26,527
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................      5,157      4,585      6,315      5,169      8,302
Selling, general and administrative expenses...............      3,910      3,844      4,784      3,496      5,609
                                                             ---------  ---------  ---------  ---------  ---------
Income from operations.....................................      1,247        741      1,531      1,673      2,693
                                                             ---------  ---------  ---------  ---------  ---------

Other income (expense):
  Net interest expense.....................................       (284)      (175)      (191)      (163)       (24)
  Other income.............................................         79        107        152         37        179
                                                             ---------  ---------  ---------  ---------  ---------
      Total other income (expense).........................       (205)       (68)       (39)      (126)       155
                                                             ---------  ---------  ---------  ---------  ---------
Income before income taxes.................................      1,042        673      1,492      1,547      2,848
Provision for taxes........................................        396        285        598        695      1,281
                                                             ---------  ---------  ---------  ---------  ---------
Net income.................................................  $     646  $     388  $     894  $     852  $   1,567
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED FEBRUARY 28,
                                      1997
    AND FEBRUARY 29, 1996 AND THE NINE MONTH PERIOD ENDED NOVEMBER 30, 1997 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEAR ENDED
                               FEBRUARY 28, 1995

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON
                                      STOCK      ADDITIONAL        TREASURY STOCK          DEFERRED                       TOTAL
                                    ----------     PAID-IN     -----------------------       STOCK        RETAINED    STOCKHOLDERS'
                                      SHARES       CAPITAL       SHARES      AMOUNT      COMPENSATION     EARNINGS       EQUITY
                                    ----------  -------------  ----------  -----------  ---------------  -----------  -------------
Balance, February 28, 1994........   4,450,000    $     126     1,530,000   $    (292)     $   -          $   1,002     $     836
Stock repurchase..................    (100,000)                   100,000         (22)                                        (22)
Net Income........................                                                                              646           646
                                    ----------        -----    ----------       -----          -----     -----------       ------
Balance, February 28, 1995........   4,350,000          126     1,630,000        (314)                        1,648         1,460
Stock repurchase..................    (150,000)                   150,000         (41)                                        (41)
Net Income........................                                                                              388           388
                                    ----------        -----    ----------       -----          -----     -----------       ------
Balance, February 29, 1996........   4,200,000          126     1,780,000        (355)                        2,036         1,807
Stock repurchase..................    (100,000)                   100,000         (23)                                        (23)
Stock options vested..............                                                               174                          174
Net income........................                                                                              894           894
                                    ----------        -----    ----------       -----          -----     -----------       ------
Balance, February 28, 1997........   4,100,000          126     1,880,000        (378)           174          2,930         2,852
Stock options exercised
  (unaudited).....................      90,000          180                                     (174)                           6
Stock repurchase (unaudited)......    (100,000)                   100,000         (23)                                        (23)
Net income (unaudited)............                                                                            1,567         1,567
                                    ----------        -----    ----------       -----          -----     -----------       ------
Balance, November 30, 1997
  (unaudited).....................   4,090,000    $     306     1,980,000   $    (401)     $   -          $   4,497     $   4,402
                                    ----------        -----    ----------       -----          -----     -----------       ------
                                    ----------        -----    ----------       -----          -----     -----------       ------

   The accompanying notes are an integral part of these financial statements.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28,
                                     1997,
      AND FOR THE NINE MONTHS ENDED NOVEMBER 30, 1996 AND 1997 (UNAUDITED)

   CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED FEBRUARY 28, 1995

                                 (IN THOUSANDS)

                                                                                                          NINE MONTHS
                                                                            YEAR ENDED                 ENDED NOVEMBER 30,
                                                               -------------------------------------
                                                                FEB. 28,     FEB. 29,     FEB. 28,    --------------------
                                                                  1995         1996         1997        1996       1997
                                                               -----------  -----------  -----------  ---------  ---------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................................   $     646    $     388    $     894   $     852  $   1,567
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
    Depreciation and amortization............................         148          117           95          66         76
    Loss on sale of fixed assets.............................                                     2
    Gain on sale of partnership investment...................                                                          (56)
    Deferred compensation....................................                                   174                      6
    Income from partnership..................................          (4)          (6)          (7)         (6)
    Increase (decrease) in cash from changes in operating
      assets and liabilities:
      Accounts receivable....................................        (629)         720       (2,242)     (4,002)      (941)
      Inventory..............................................       1,205         (883)       1,507         664        562
      Prepaids and other current assets......................          67           13         (168)        103        141
      Deferred taxes.........................................          35           10            8          13     --
      Accounts payable and accruals..........................      (1,488)         331          800       1,054       (253)
      Deferred revenue.......................................         135         (741)         645         596       (271)
                                                               -----------       -----   -----------  ---------  ---------
        Net cash provided by (used in) operating
          activities.........................................         115          (51)       1,708        (660)       831
                                                               -----------       -----   -----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets..................................         (95)        (112)        (139)        (80)       (69)
                                                               -----------       -----   -----------  ---------  ---------
        Net cash used in investing activities................         (95)        (112)        (139)        (80)       (69)
                                                               -----------       -----   -----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt and capital leases....          (5)         (10)         (37)        (48)       (56)
  Net borrowings (payments) under line of credit.............          67          624       (1,504)        421       (112)
  Treasury stock repurchases.................................         (22)         (41)         (23)        (23)       (23)
  Proceeds from sale of investment in partnership............                                                           73
                                                               -----------       -----   -----------  ---------  ---------
        Net cash provided by (used in) financing
          activities.........................................          40          573       (1,564)        350       (118)
                                                               -----------       -----   -----------  ---------  ---------
Net increase (decrease) in cash and cash equivalents.........          60          410            5        (390)       644
Cash and cash equivalents at beginning of period.............         453          513          923         423        928
                                                               -----------       -----   -----------  ---------  ---------
Cash and cash equivalents at end of period...................   $     513    $     923    $     928   $     553  $   1,572
                                                               -----------       -----   -----------  ---------  ---------
                                                               -----------       -----   -----------  ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest.....................................   $     303    $     217    $     209   $     163  $      24
                                                               -----------       -----   -----------  ---------  ---------
                                                               -----------       -----   -----------  ---------  ---------
  Cash paid for income taxes.................................   $     250    $     289    $     859   $     695  $   1,281
                                                               -----------       -----   -----------  ---------  ---------
                                                               -----------       -----   -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

    Computer Hardware Maintenance Company, Inc. ("CHMC"), a Pennsylvania corporation founded in 1972, provides desktop computer systems, service and support programs for a variety of commercial and federal, state and local governmental entities in the Mid-Atlantic region. CHMC has sales and support offices throughout its market region, and offers nationwide coverage through a network of operating affiliations and alliances. CHMC's service offerings include network management and support, desktop system procurement and refreshment, migration consulting and support, help-desk, remedial and preventive maintenance and asset management services. The Company is headquartered in Langhorne, Pennsylvania and has significant operations in Allentown, Pennsylvania.

    The Company and its stockholders have entered into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The Balance Sheet at November 30, 1997 and the statements of operations, of changes in stockholders' equity and of cash flows for the nine months ended November 30, 1997 and 1996 are unaudited, and certain information and footnote disclosure related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of CHMC and its wholly-owned subsidiary, Computer Hardware Product Centers, Inc. ("CHPC"), in 1995. Effective February 28, 1995, CHMC and CHPC merged to form one legal entity, under the name of Computer Hardware Maintenance Company, Inc. All significant intercompany balances and transactions have been eliminated in 1995.

CASH AND CASH EQUIVALENTS

    CHMC considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    CHMC maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. CHMC has not experienced any losses in such accounts. CHMC believes it is not exposed to any significant credit risk on cash and cash equivalents. In addition, the Company grants credit terms in the normal course of business to its customers. As part of its ongoing procedures, the Company monitors the credit worthiness of its customers. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATION OF CREDIT RISK (CONTINUED)

    The Company's sales and services are provided primarily to large and mid-size companies. One commercial client represented greater than 10% of total revenues for the years ended February 28, 1995, February 29, 1996 and February 28, 1997. Total revenues for this client were as follows (in thousands):

                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Hardware and software............................................  $   7,500  $   3,677  $   7,571
Services.........................................................      1,453      1,402      1,876
                                                                   ---------  ---------  ---------
                                                                   $   8,953  $   5,079  $   9,447
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    At February 28, 1995 and February 29, 1996, accounts receivable from one commercial client were 12% of accounts receivable. At February 28, 1997, accounts receivable from a different commercial client were greater than 10% of accounts receivable.

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Revenues are recognized upon delivery of the equipment and/or related services. Revenues on long-term service contracts are recognized ratably over the term of the contract. The Company receives advance payment on certain maintenance contracts. Such advance payments are deferred and are reflected in income together with the related costs and expenses as the services are performed. Accounts receivable are accounted for net of allowances for estimated uncollectible amounts.

INVENTORY

    Inventories are stated at the lower of cost or market using the average cost method and at February 29, 1996 and February 28, 1997 were comprised of the following (in thousands):

                                                                             FEB. 29,   FEB. 28,
                                                                               1996       1997
                                                                             ---------  ---------
  New computer products (held for resale)..................................  $   2,145  $     578
  Maintenance supplies.....................................................        275        348
  Maintenance parts........................................................        465        452
                                                                             ---------  ---------
                                                                             $   2,885  $   1,378
                                                                             ---------  ---------
                                                                             ---------  ---------

FIXED ASSETS

    Fixed assets are recorded at cost. Improvements which substantially increase the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded. Depreciation is computed on the straight-line method based on the estimated useful lives of assets as indicated in Note 5.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Income taxes are provided in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. GOVERNMENT CONTRACTS

    The Company has contracts with two state governments to provide products and services to any of their agencies. These contracts are not subject to renegotiation nor do they guarantee minimum sales levels; rather they name the Company as an approved vendor for the governmental agencies. All income under the contracts is recognized in the same manner as income from other parties. Sales to governmental agencies totaled $3,980,000, $3,791,000 and $9,063,000 for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, respectively. Accounts receivable from such agencies at February 29, 1996 and February 28, 1997 were $349,000 and $1,215,000, respectively.

4. INVESTMENT IN PARTNERSHIP

    The Company is a partner in Computer Hardware Investors, which owns real estate in Southampton, Pennsylvania. The property is used by CHI Institute, a technical school, operated by Computer Hardware Service Company, Inc. (a related party, see Note 13). Under the Partnership Agreement, profits and losses resulting from the partnership are allocated 30% to each of two general partners, 34% to Computer Hardware Service Company, Inc. and 6% to CHMC. Income from the partnership for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 was $4,000, $6,000 and $7,000, respectively. The investment is accounted for under the equity method with earnings included in the other income line in the income statement. The Company sold this investment in June 1997 for a gain of $56,000, which is reflected in other income in the unaudited statement of operations for the nine months ended November 30, 1997.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

5. FIXED ASSETS

    Fixed assets at the dates indicated below consisted of the following (in thousands):

                                                               AVERAGE      FEB. 29,     FEB. 28,
                                                             USEFUL LIFE      1996         1997
                                                            -------------  -----------  -----------
Computer equipment........................................     3--5 years   $     105    $     174
Software..................................................        3 years          20           20
Furniture and equipment...................................     5--7 years         370          400
Motor vehicles............................................        5 years         132          124
Leasehold and building improvements.......................    1--10 years         209          218
                                                                                -----        -----
      Total fixed assets at cost..........................                        836          936
Less accumulated depreciation and amortization............                       (571)        (629)
                                                                                -----        -----
      Total fixed assets, net.............................                  $     265    $     307
                                                                                -----        -----
                                                                                -----        -----

    Property held under capital leases were included in the respective fixed asset accounts on the balance sheets as follows (in thousands):

                                                                            FEB. 29,     FEB. 28,
                                                                              1996         1997
                                                                           -----------  -----------
Furniture and equipment..................................................   $      91    $      77
Less accumulated depreciation............................................         (57)         (69)
                                                                                  ---          ---
                                                                            $      34    $       8
                                                                                  ---          ---
                                                                                  ---          ---

    Depreciation and amortization of capital leases totaled $100,000, $117,000, and $95,000 for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, respectively.

6. LONG-TERM DEBT

    Long-term debt at February 29, 1996 and February 28, 1997 consisted of the following (in thousands):

                                                                              1996         1997
                                                                              -----        -----
Notes payable on automobiles at varying interest rates ranging from 7.25%
  to 11.90%; due at various times through February 2000; payable in
  monthly installments of principal and interest.........................   $      52    $      47
Capital leases due through September 2001................................          27           22
Notes payable to stockholder; interest free; due October 1997............          15           15
                                                                                  ---          ---
                                                                                   94           84
Less current maturities of long-term debt................................          61           50
                                                                                  ---          ---
                                                                            $      33    $      34
                                                                                  ---          ---
                                                                                  ---          ---

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

6. LONG-TERM DEBT (CONTINUED)
    Minimum principal payments on long-term debt and capital leases for the years subsequent to February 28, 1997 is as follows:

                                                                                      AMOUNT
                                                                                 -----------------
                                                                                  (IN THOUSANDS)
1998...........................................................................      $      50
1999...........................................................................             21
2000...........................................................................             12
2001...........................................................................              1
                                                                                           ---
                                                                                     $      84
                                                                                           ---
                                                                                           ---

7. LINE OF CREDIT

    The Company has a revolving line of credit with IBM Credit Corp. The amount available to be drawn from the line is primarily based on 85% of eligible accounts receivable plus the value of any IBM inventory on hand. The maximum available to be drawn cannot exceed $4.5 million, unless a temporary extension of the line is granted. Extensions had been granted at February 29, 1996 and February 28, 1997 to $6,700,000 and $6,750,000, respectively. The line of credit is secured by accounts receivable, inventory, other assets of the Company and the personal guarantees of the principal shareholders.

    The interest rate on the line of credit is prime plus 1.875%. Additionally, a service fee totaling $15,000 annually is charged on this line.

    The line requires the maintenance of certain financial ratios, including minimum revenue to working capital, minimum net income after tax to revenue and maximum liabilities to tangible net worth. The Company was in compliance with all such covenants at February 28, 1997.

8. FLOOR PLAN FINANCING

    Certain inventory purchases are financed through floor plan arrangements. These arrangements require the maintenance of certain financial levels and ratios, including minimum net worth, minimum current ratio and minimum working capital levels. Amounts outstanding under these agreements are interest free for the first 30 days and bear interest at rates based on prime plus 1.25 to 2.125% thereafter. At August 31, 1997, the Company was in compliance with all such covenants. At February 28, 1997 and February 29, 1996, the Company had outstanding balances of $3,160,000 and $2,268,000, respectively. These amounts are included in accounts payable on the balance sheet.

9. COMMITMENT AND CONTINGENCIES

OPERATING LEASES

    The Company leases various office buildings and a warehouse. Except for its main office, none of the leases extend beyond one year. Under the terms of this lease, the Company is required to pay minimum annual rent of $191,000 through January 14, 1998. The Company has an option to renew the lease for an additional five years based on the current market rental at the time of exercising such option.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

9. COMMITMENT AND CONTINGENCIES (CONTINUED)
    Minimum future lease payments under the above-mentioned lease for the term of the lease amount to $87,500 for the remainder of fiscal 1998, $207,000 for fiscal 1999 and 2000, and $214,000 for fiscal 2001, 2002 and 2003.

    Rent expense, including lease payments, approximated $315,000, $306,000 and $303,000 for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, respectively.

LITIGATION

    CHMC is a party to litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse effect on CHMC's financial condition or results of operations.

10. EMPLOYEE BENEFITS DEFINED CONTRIBUTION PLAN

    The Company has a 401(k) Savings Plan ("Plan") that covers substantially all of its employees. Participants may make voluntary contributions to the Plan of up to 15% of their compensation not to exceed Internal Revenue Service allowable limits. The Company will contribute 50% of the amount contributed by an employee that is not in excess of 3% of such employee's compensation.

    During the years ended February 28, 1995, February 29, 1996 and February 28, 1997, employer contributions to the Plan were $41,000, $45,000 and $52,000, respectively.

11. INCOME TAXES

    The provision for income taxes is summarized as follows (in thousands):

                                                                                YEAR ENDED
                                                                   -------------------------------------
                                                                    FEB. 28,     FEB. 29,     FEB. 28,
                                                                      1995         1996         1997
                                                                   -----------  -----------  -----------
Current expense:
  Federal........................................................   $     272    $     224    $     452
  State..........................................................          89           71          134
                                                                        -----        -----        -----
                                                                          361          295          586
Deferred expense (income):
  Federal........................................................          25           (7)           9
  State..........................................................          10           (3)           3
                                                                        -----        -----        -----
                                                                           35          (10)          12
                                                                        -----        -----        -----
      Total......................................................   $     396    $     285    $     598
                                                                        -----        -----        -----
                                                                        -----        -----        -----

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

11. INCOME TAXES (CONTINUED)
    The components of net deferred taxes at the dates indicated below were as follows (in thousands):

                                                                                FEB. 29      FEB. 28
                                                                                 1996         1997
                                                                              -----------  -----------
Deferred tax asset:
  Accounts receivable.......................................................   $      13    $      11
                                                                                     ---          ---
Deferred tax liability:
  Fixed assets..............................................................         (18)         (22)
  Other.....................................................................                       (6)
                                                                                     ---          ---
                                                                                     (18)         (28)
                                                                                     ---          ---
Net deferred tax liability..................................................   $      (5)   $     (17)
                                                                                     ---          ---
                                                                                     ---          ---

    For the years ended February 28, 1995, February 29, 1996 and February 28, 1997, the effective tax rates of 38%, 42% and 40%, respectively, approximated the combined Federal and State statutory tax rate.

    The Company is affiliated with Computer Hardware Service Company, Inc. (see
Note 13) under Internal Revenue Regulations, and accordingly, they share one surtax exemption which was allocated evenly between the two companies.

12. STOCK OPTIONS

    Effective June 1, 1996, the Board of Directors authorized a Stock Purchase Plan (the "Plan") for three employees. Under the terms of the Plan, each individual has an option to purchase 75,000 shares of stock at $.50 per share. These options vest in five increments of 15,000 shares. The vesting schedule in aggregate for all options is as follows:

                                                                            OPTION PERIOD
                                                                       ------------------------
                                                                        FIRST DAY    LAST DAY
NUMBER OF SHARES                                                       TO EXERCISE  TO EXERCISE
---------------------------------------------------------------------  -----------  -----------
45,000 shares........................................................      6/1/96      5/31/98
45,000 shares........................................................      6/1/97      5/31/99
45,000 shares........................................................      6/1/98      5/31/00
45,000 shares........................................................      6/1/99      5/31/01
45,000 shares........................................................      6/1/00      5/31/02

    No shares have been exercised through February 28, 1997.

    CHMC adopted the intrinsic value method of accounting for stock options under APB 25 which resulted in compensation expense of $174,000 for the year ended February 28, 1997. During the nine months ended November 30, 1997, the Plan was amended to reduce the number of options for each individual from 75,000 to 30,000. All other provisions of the Plan were unchanged. These options were exercised in August 1997. Upon exercise, the new shareholders issued promissory notes to the Company in the amount of $45,000. The notes are to be repaid upon the sale of the Company's stock to Condor (Note 1) and have no stated interest rate. As a result of the Plan amendment, compensation expense for the shares was $135,000.

                  COMPUTER HARDWARE MAINTENANCE COMPANY, INC.

12. STOCK OPTIONS (CONTINUED)
    FASB Statement No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("FAS 123"), requires stock options to be valued using an approach such as the Black-Scholes option pricing model. The Black-Scholes model calculates the fair value of the grant based upon certain assumptions about the underlying stock. For this calculation, CHMC has used an expected dividend yield of zero, an expected life of the options of five years and an expected risk-free rate of return of 6%, calculated as the rate offered on U.S. Government securities with the same term as the expected life of the options. As permitted by FAS 123 for nonpublic companies, no volatility factor has been used in this valuation. The weighted average remaining contractual life of all options outstanding at February 28, 1997 was 4 years and 3 months. Using these assumptions, the weighted average fair values of options granted during fiscal 1997 is $2 per share. No options were granted in fiscal 1995.

    Had compensation expense for CHMC's employee stock options been determined on the fair value at the grant date for awards during the year ended February 28, 1997, consistent with the provisions of FAS 123, CHMC's net income would not have changed by a significant amount.

13. RELATED PARTY TRANSACTIONS

    The Company is affiliated with Computer Hardware Services Company, Inc. ("CHSC") through common ownership. There were no significant transactions between the Company and CHSC during the years ended February 28, 1995, February 29, 1996 and February 28, 1997.

    The Company had guaranteed a mortgage of Computer Hardware Investors, in which it is a partner. At February 29, 1996 and February 28, 1997, the outstanding balance on this mortgage was $176,000 and $157,000, respectively. Upon sale of the investment in Computer Hardware Investors (Note 4), the Company withdrew its guarantee on the mortgage.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Federal Computer Corporation

    We have audited the accompanying consolidated balance sheets of Federal Computer Corporation and Subsidiaries as of October 31, 1996 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Federal Computer Corporation and Subsidiaries as of October 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.

                                    Coopers & Lybrand L.L.P.

Washington, D.C.
December 31, 1997

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                  OCTOBER 31,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $   4,229  $   5,454
  Marketable securities.....................................................................      1,112      1,185
  Accounts receivable.......................................................................      3,389      7,937
  Other current assets......................................................................         68        562
  Income taxes receivable...................................................................        239        765
                                                                                              ---------  ---------
      Total current assets..................................................................      9,037     15,903
Property and equipment, net.................................................................         82         64
Investment in joint venture.................................................................         49         49
Other assets................................................................................         16         16
Goodwill, net...............................................................................        333         67
Investment in sales type lease..............................................................      -            492
                                                                                              ---------  ---------
      Total assets..........................................................................  $   9,517  $  16,591
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................................................  $   1,920  $   7,612
  Accrued expenses..........................................................................        230        285
  Commission payable........................................................................      1,608      -
  Due to shareholders.......................................................................      -          2,123
  Deferred income taxes.....................................................................        418        104
                                                                                              ---------  ---------
    Total current liabilities...............................................................      4,176     10,124
Deferred revenue............................................................................        255      1,724
Deferred income taxes.......................................................................          6      -
                                                                                              ---------  ---------
      Total liabilities.....................................................................      4,437     11,848
                                                                                              ---------  ---------
Commitments and contingencies
Shareholders' equity:
  Common stock, $.10 par value; 10,000 shares authorized; 3,295 shares issued and
    outstanding.............................................................................      -          -
  Additional paid-in capital................................................................      1,089      1,089
  Retained earnings.........................................................................      3,991      3,664
  Net unrealized loss on marketable securities..............................................      -            (10)
                                                                                              ---------  ---------
      Total shareholders' equity............................................................      5,080      4,743
                                                                                              ---------  ---------
      Total liabilities and shareholders' equity............................................  $   9,517  $  16,591
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                       YEAR ENDED OCTOBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
Revenues:
  Equipment sales and installation...............................................  $  36,464  $  18,223  $  23,142
  Maintenance....................................................................      9,000      7,755      8,532
  Net fee on agency contracts....................................................        619        408         62
  Equity in net earnings from joint venture less distributions/ commissions......        722        439      1,624
  Other, including interest and dividends........................................      1,318        562        693
                                                                                   ---------  ---------  ---------
        Total revenues...........................................................     48,123     27,387     34,053
                                                                                   ---------  ---------  ---------
Expenses:
  Cost of equipment sales and installation.......................................     32,261     13,932     21,407
  Maintenance....................................................................      6,471      5,236      5,681
  Selling, general and administrative............................................      7,619      5,794      7,298
  Interest and other.............................................................        211         49         21
                                                                                   ---------  ---------  ---------
        Total expenses...........................................................     46,562     25,011     34,407
                                                                                   ---------  ---------  ---------
Income (loss) before income taxes................................................      1,561      2,376       (354)
Income tax expense (benefit).....................................................        673      1,073        (27)
                                                                                   ---------  ---------  ---------
Net income (loss)................................................................  $     888  $   1,303  $    (327)
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                                   UNREALIZED
                                              PREFERRED          COMMON STOCK         ADDITIONAL                  GAIN(LOSS) ON
                                                STOCK     --------------------------    PAID-IN     RETAINED       MARKETABLE
                                               SHARES       SHARES        AMOUNT        CAPITAL     EARNINGS       SECURITIES
                                             -----------  -----------  -------------  -----------  -----------  -----------------
BALANCE AT OCTOBER 31, 1994................       3,824        5,747     $       1     $     126    $   7,778       $     (64)
REPURCHASE AND RETIREMENT OF
  COMMON STOCK.............................       -           (5,512)           (1)         (126)      (2,352)          -
ISSUANCE OF COMMON STOCK
  FOR BUSINESS COMBINATION.................       -            3,060         -             1,300        -               -
RETURN OF CAPITAL..........................       -            -             -              (200)       -               -
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -            -             -             -            -                  67
RELEASE OF UNEARNED ESOP SHARES............       -            -             -               (11)       -               -
PREFERRED STOCK DIVIDENDS..................       -            -             -             -              (35)          -
NET INCOME.................................       -            -             -             -              888           -
                                                                                --
                                             -----------  -----------                 -----------  -----------            ---
BALANCE AT OCTOBER 31, 1995................       3,824        3,295         -             1,089        6,279               3
REPURCHASE AND RETIREMENT OF
  PREFERRED STOCK..........................      (3,824)       -             -             -           (3,591)          -
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -            -             -             -            -                  (3)
NET INCOME.................................       -            -             -             -            1,303           -
                                                                                --
                                             -----------  -----------                 -----------  -----------            ---
BALANCE AT OCTOBER 31, 1996................       -            3,295         -             1,089        3,991           -
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -            -             -             -            -                 (10)
NET LOSS...................................       -            -             -             -             (327)          -
                                                                                --
                                             -----------  -----------                 -----------  -----------            ---
BALANCE AT OCTOBER 31, 1997................       -            3,295         -         $   1,089    $   3,664       $     (10)
                                                                                --
                                                                                --
                                             -----------  -----------                 -----------  -----------            ---
                                             -----------  -----------                 -----------  -----------            ---


                                              UNEARNED        TOTAL
                                                ESOP      SHAREHOLDERS'
                                               SHARES        EQUITY
                                             -----------  -------------
BALANCE AT OCTOBER 31, 1994................   $  (2,816)    $   5,025
REPURCHASE AND RETIREMENT OF
  COMMON STOCK.............................       -            (2,479)
ISSUANCE OF COMMON STOCK
  FOR BUSINESS COMBINATION.................       -             1,300
RETURN OF CAPITAL..........................       -              (200)
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -                67
RELEASE OF UNEARNED ESOP SHARES............         352           341
PREFERRED STOCK DIVIDENDS..................       -               (35)
NET INCOME.................................       -               888

                                             -----------  -------------
BALANCE AT OCTOBER 31, 1995................      (2,464)        4,907
REPURCHASE AND RETIREMENT OF
  PREFERRED STOCK..........................       2,464        (1,127)
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -                (3)
NET INCOME.................................       -             1,303

                                             -----------  -------------
BALANCE AT OCTOBER 31, 1996................       -             5,080
CHANGE IN UNREALIZED GAIN (LOSS) ON
  MARKETABLE SECURITIES, NET OF TAX........       -               (10)
NET LOSS...................................       -              (327)

                                             -----------  -------------
BALANCE AT OCTOBER 31, 1997................       -         $   4,743

                                             -----------  -------------
                                             -----------  -------------

          See accompanying notes to consolidated financial statements.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                      YEAR ENDED OCTOBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income....................................................................  $      888  $    1,303  $     (327)
  Adjustments to reconcile net income (net loss) to net cash provided by (used
    in) operating activities:
    Depreciation..............................................................          66          52          39
    Amortization of goodwill..................................................         200         267         266
    Release of unearned ESOP shares...........................................         306      -           -
    Deferred income tax provision (benefit)...................................          90         206        (316)
    Undistributed equity in net earnings from joint ventures..................        (198)       (249)     -
    Losses on disposition of property, equipment, and marketable securities,
      net.....................................................................         192           1      -
    Changes in assets and liabilities:
      Accounts receivable.....................................................      (6,306)     11,502      (4,548)
      Due from affiliates.....................................................         577      -           -
      Other current assets....................................................         876          (9)       (108)
      Income taxes receivable.................................................         282        (239)       (526)
      Other assets............................................................         131      -           -
      Accounts payable........................................................       1,514      (7,176)      4,814
      Accrued expenses........................................................        (654)        (79)         55
      Due to affiliates.......................................................      (1,332)     -           -
      Commission payable......................................................       1,941        (333)     (1,608)
      Due to shareholders.....................................................      -           -            2,123
      Income taxes payable....................................................         301        (301)     -
      Deferred revenue........................................................          59        (831)      1,469
                                                                                ----------  ----------  ----------
        Net cash (used in) provided by operating activities...................      (1,067)      4,114       1,333
                                                                                ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........................................         (45)         (2)        (21)
  Purchase of marketable securities...........................................         (46)     (1,068)        (87)
  Sales of marketable securities..............................................       3,331      -           -
  Proceeds on sale of property and equipment and investments..................          10      -           -
                                                                                ----------  ----------  ----------
        Net cash provided by (used in) investing activities...................       3,250      (1,070)       (108)
                                                                                ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under line of credit...............................       5,277         420       3,750
  Repayments of borrowings under line of credit...............................      (1,853)     (3,845)     (3,750)
  Repurchase and retirement of common stock...................................      (2,479)     -           -
  Repurchase and retirement of preferred stock................................      -           (1,127)     -
  Return of capital...........................................................        (200)     -           -
                                                                                ----------  ----------  ----------
        Net cash (used in) provided by financing activities...................         745      (4,552)     -
                                                                                ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents..........................       2,928      (1,508)      1,225
Cash and cash equivalents, beginning of year..................................       2,809       5,737       4,229
                                                                                ----------  ----------  ----------
Cash and cash equivalents, end of year........................................  $    5,737  $    4,229  $    5,454
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Income taxes paid, net of refunds...........................................  $   -       $    1,408  $      815
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Interest paid...............................................................  $      211  $       49  $       21
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                 Federal Computer Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements

1. NATURE OF BUSINESS

    Federal Computer Corporation and its subsidiaries (the "Company") are engaged in the distribution, installation and maintenance of electronic data processing equipment. The Company pursues this business as a systems integrator combining data processing equipment obtained from one or more manufacturers into a single systems configuration. The Company's principal clients are agencies of the United States Government (the "Government").

    The electronic data processing equipment is provided to the Government under firm-fixed price contracts providing for, in certain cases, purchase options and lease agency arrangements. Most contracts with the Government are subject to the availability of annual funding. The Company's contracts provide the Government with the option not to renew if funding is not received. The Company has never experienced non-renewal of any significant contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

    The Company sells, installs and provides maintenance on electronic data processing equipment. For equipment sales and installation, revenue is recognized after all costs relevant to the sale have been incurred and the related equipment has been shipped and accepted. Maintenance revenue is recognized ratably over the maintenance contract period.

    The Company enters into agency contracts between equipment vendors and the Government when the Government leases electronic data processing equipment. The Company simultaneously enters into agency contracts which provide for the lease of equipment from vendors to satisfy the lease commitments with the Government. The principal provisions of the agreements typically are: fixed contractual payments between the Government, the Company and the vendor; Government payments directly to an escrow agent who disburses the payment to the vendor and the Company; no right of the Company to obtain ownership of the equipment; and the return of the equipment to the vendor in the event of default. The net fee earned under agency contracts is recognized ratably over the contract period. Had the Company recognized revenue and the related costs from these transactions, equipment sales and installation and maintenance revenue for the years ended October 31, 1995, 1996 and 1997, would have been approximately $52,838,000, $30,757,000 and $34,480,000, respectively. The related costs for the years ended October 31, 1995, 1996, and 1997, would have been $43,984,000, $25,762,000 and $29,894,000, respectively.

    The Company defers revenue to match the estimated future cost of providing services or equipment in connection with its Government contracts.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

    Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. At the time of purchase and as of October 31, 1996 and 1997, the Company has considered all marketable securities as

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) available for sale and has recorded them at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Net realized gains and losses are determined on the specific identification cost basis.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life.

    Maintenance and repairs of property and equipment are charged to operations and major improvements that extend the useful life are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

INCOME TAXES

    The Company accounts for income taxes utilizing the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the current tax expense for the period plus the change during the period in deferred tax assets and liabilities.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, marketable securities and accounts receivable. To date, the Company has not incurred significant losses related to these financial instruments. The Company does not have a formal policy regarding collateral to mitigate the concentrations of credit risk. As of October 31, 1996, and 1997, two customers accounted for approximately 67% and 61%, respectively, of billed and unbilled accounts receivable.

INVESTMENT IN JOINT VENTURE

    The investment in joint venture is accounted for under the equity method. Under this method, the original investment is recorded at cost and adjusted by the Company's share of undistributed earnings. Undistributed earnings expected to be received in the next fiscal year are recorded as accounts receivable. The Company's share of earnings is reflected in the consolidated statements of operations, net of contractual distributions and commissions.

GOODWILL

    Goodwill represents the excess of consideration over the net assets acquired resulting from acquisitions of companies accounted for by the purchase method. These amounts are amortized on a straight-line basis over a three year period. At each balance sheet date, management evaluates the recoverability of the goodwill based on the undiscounted cash flow projections of each business acquired.

    Accumulated amortization related to goodwill as of October 31, 1996 and 1997 was $466,667 and $733,333, respectively.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EMPLOYEE STOCK OWNERSHIP TRUST

    Effective November 1, 1994, the Company adopted Statement of Position 93-6 of the Accounting Standards Division of the American Institute of Certified Public Accountants ("SOP 93-6") related to its Employee Stock Ownership Trust (the "ESOP"). As required by SOP 93-6, the Company has applied the standard prospectively, resulting in no cumulative effect or restatement of previously issued financial statements. This standard requires compensation expense to be measured using the fair value of shares released to the participants and dividends paid on unallocated shares in the ESOP. Implementation of this standard resulted in an additional charge to the statement of operations of $130,000 for the year ended October 31, 1995. Effective October 29, 1996, the Company redeemed all of the preferred stock and terminated the ESOP (see Note
14).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company calculates the fair value of financial instruments and includes this additional information in the notes to the financial statements. The carrying value of current assets and current liabilities approximates fair value because of the relatively short maturities of these instruments. The carrying value of the note payable approximates fair value since it carries a fluctuating market interest rate.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," which addresses the presentation and display of comprehensive income and its components, and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes a new framework on which to base segment reporting. The Company does not expect Statement No. 130 and Statement No. 131 to materially impact the financial statements.

3. REDEMPTION AND ACQUISITION

    During 1995, the Company entered into a series of transactions whereby the Company reacquired all of its outstanding common stock from the former majority shareholder and subsequently issued new common shares to acquire 100% of the outstanding common stock of six affiliate companies (the Affiliates) (See Note
6).

    The total consideration for the reacquisition of the outstanding common stock on February 15, 1995 was $2,479,500, which included a $2,339,000 cash payment to reacquire 5,512 shares of common stock outstanding and the transfer of a life insurance policy covering the majority shareholder with a cash surrender value of $140,500.

    Following this reacquisition, the Company issued 3,060 shares of common stock to acquire all of the outstanding common stock of six formerly affiliated companies. The acquisition of these companies has been accounted for as a purchase. The cost of this acquisition was $1,300,000 based on the negotiated per

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. REDEMPTION AND ACQUISITION (CONTINUED) share price for the reacquisition of the previously outstanding common stock. The acquisition cost has been allocated on the basis of the estimated fair value of the assets acquired as follows (in thousands):

                                                                                        AMOUNT
                                                                                       ---------
Accounts receivable..................................................................  $     500
Goodwill.............................................................................        800
                                                                                       ---------
Purchase price.......................................................................  $   1,300
                                                                                       ---------
                                                                                       ---------

    In conjunction with these transactions, the Company also acquired 100% of the common stock of Federal Management Group ("FMG") and Computer Maintenance International, Inc. ("CMI") for $200,000. The Company's majority shareholder at the time of the transactions was also the 100% owner of these entities. Therefore, the acquisitions of FMG and CMI were accounted for as exchanges between entities under common control and recorded at historical cost in a manner similar to a pooling-of-interests. Accordingly, the consolidated financial statements were restated to include the accounts and operations of FMG and CMI for all periods presented.

4. MARKETABLE SECURITIES

    The fair value of marketable securities, which consist entirely of equity securities, was $1,112,000 and $1,185,000 as of October 31, 1996 and 1997,
respectively. The cost of such securities was $1,113,000 and $1,201,000 as of October 31, 1996 and 1997, respectively.

    Gross unrealized holding gains were $5,000, $3,000 and $4,000 for the years ended October 31, 1995, 1996, and 1997, respectively. Gross unrealized holding losses were $1,000, $4,000 and $20,000 for the years ended October 31, 1995, 1996, and 1997, respectively. Proceeds from the sale of securities classified as available for sale for the year ended October 31, 1995 were $3,331,000. For the year ended October 31, 1995, gross realized gains and losses were $9,000 and $71,000, respectively. There were no sales of such securities during the years ended October 31, 1996 and 1997, respectively.

5. ACCOUNTS RECEIVABLE

    Accounts receivable consist of amounts due under contracts with the Government for the purchase, installation and maintenance of electronic processing equipment and certain amounts due from a joint venture (see Note 15).

    Unbilled accounts receivable consist of items for which substantially all of the related equipment had been shipped, but were not yet billed pursuant to the terms of the related contracts. Management anticipates that all amounts included in unbilled accounts receivable will be billed and collected within the next operating cycle.

    Accounts receivable consists of the following as of (in thousands):

                                                                               OCTOBER 31,
                                                                           --------------------
                                                                             1996       1997
                                                                           ---------  ---------
Billed...................................................................  $   1,750  $   1,180
Unbilled.................................................................        600      4,930
Amount due from joint venture............................................      1,039      1,827
                                                                           ---------  ---------
                                                                           $   3,389  $   7,937
                                                                           ---------  ---------
                                                                           ---------  ---------

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    The Company defines affiliated entities to include those entities that conduct joint business activities with the Company. Prior to the acquisition of the Affiliates on February 15, 1995 (See Note 3), the Company shared certain common facilities and resources with these affiliates. Typical arrangements with the Affiliates called for the Company to provide working capital advances with interest rates ranging from 9% to 12% due on demand or other funding in exchange for the right to share in future profits under specified contracts. Additionally, the Affiliates received certain commissions related to contracts awarded to the Company and for certain consulting services performed on the Company's behalf.

    Consulting fees earned from the Affiliates under agreements entitling the Company to receive a portion of the Affiliates' contract profits approximated $394,000 for the year ended October 31, 1995. Consulting fees incurred with the Affiliates for their work in helping to obtain and service certain contracts approximated $496,000 for the year ended October 31, 1995. Subsequent to the acquisition of the Affiliates, no consulting fees have been earned from or incurred with the Affiliates. For the years ended October 31, 1995, 1996, and 1997 the Company paid commissions to each of the shareholders of the Company related to their helping to obtain and service certain contracts. Commission expense associated with this arrangement was approximately $2,300,000 and $3,000,000 for the years ended October 31, 1995 and 1996, respectively. There was no such commission expense incurred for the year ended October 31, 1997, based on a contractual arrangement between the Company and the related shareholders waiving their right to receive such commissions. In exchange for waiving the shareholders' right to the commissions and in connection with the terms of the proposed acquisition of the Company by Condor Technology Solutions, Inc., the Company has accrued $2.4 million in contractually determined distributions to the shareholders of the Company. This amount is included in selling, general and administrative expenses for the year ended October 31, 1997. Upon consummation of the acquisition, the Company will distribute an additional $1.6 million to certain shareholders through a cash distribution or a redemption of certain shares.

    As of October 31, 1996, the commission payable amount is reflected net of approximately $121,000 in amounts due from the shareholders. As of October 31, 1997, the amounts due to shareholders is reflected net of approximately $277,000 in amounts due from the shareholders. The Company has the contractual ability and the intent to offset the amounts due from the shareholders against amounts due to the shareholders.

    The Company previously owned a 22% limited partnership interest which the Company's former majority shareholder was a general partner. The partnership owned the building that the Company occupies. The Company was leasing the office space in this building from the partnership on a month to month basis, and a portion of the Company's office space was being subleased to FMG and CMI. On January 10, 1995, the partnership sold the building to a third party and was dissolved, resulting in a loss to the Company of $128,000 for the year ended October 31, 1995.

    During 1995, the Company has entered into a long term lease with the third party for the same office space (see Note 11). Included in rent expense for the year ended October 31, 1995 was approximately $44,000 paid to the partnership for rent prior to the sale of the building. Additionally, sublease income from CMI and FMG of approximately $39,400 was recorded prior to the sale of the building.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of (in thousands):

                                                                                                       OCTOBER 31,
                                                                                                  ----------------------
                                                                                                    1996        1997
                                                                                                  ---------  -----------
   Owned assets:
      Office equipment..........................................................................  $     255   $     276
      Computer equipment........................................................................         19      --
                                                                                                  ---------       -----
                                                                                                        274         276
    Less accumulated depreciation and amortization..............................................       (192)       (212)
                                                                                                  ---------       -----
    Property and equipment, net.................................................................  $      82   $      64
                                                                                                  ---------       -----
                                                                                                  ---------       -----

    Depreciation expense for the years ended October 31, 1995, 1996 and 1997 was $65,655, $51,989 and $38,870, respectively.

8. INVESTMENT IN SALES-TYPE LEASE

    At the conclusion of the year ended October 31, 1997, the Company entered into a contract with the Government for the lease of certain hardware and software under a 36 month lease. The Company has accounted for this lease as a sales-type lease. The current portion of the net investment in sales-type lease is included in other current assets. The components of the net investment in sales-type lease are as follows (in thousands):

Minimum rentals receivable..........................................  $   1,158
less: unearned interest income......................................       (280)
                                                                      ---------
Net investment in sales-type lease..................................        878
                                                                      ---------
                                                                      ---------

    Minimum rentals receivable under this lease as of October 31, 1997 were as follows (in thousands):

1998................................................................        386
1999................................................................        386
2000................................................................        386
                                                                      ---------
                                                                          1,158
                                                                      ---------
                                                                      ---------

    Subsequent to October 31, 1997, the Company entered into an arrangment with a third party for the assignment of all of the Company's rights in the stream of lease payments from the Government for a purchase price of $947,000.

9. NOTE PAYABLE

    The Company has a line of credit available with a bank which allows the Company to borrow up to $4,500,000. The line of credit expires on March 31, 1998, bears interest at the bank's prime rate (8.5% as of October 31, 1997) plus 1% and is collateralized by a blanket lien on the Company's accounts receivable and deposits with the lender. Additionally, an unused fee of .25% per annum is charged on the unused line of credit. The Company had no outstanding borrowings under this line of credit as of October 31, 1996 and 1997.

    In accordance with the line of credit agreement, the Company must maintain a minimum tangible net worth of $3,500,000, a minimum current ratio of 1.25 to 1.0 and a quarterly average leverage ratio below

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. NOTE PAYABLE (CONTINUED)
3.5 to 1.0 but not to exceed 5.0 to 1.0 at any one time during the year. The Company was in compliance with these covenants at October 31, 1996 and 1997.

10. DEFERRED REVENUE

    Under the terms of certain long term contracts, the Company is required to provide additional equipment at the option of the Government at prices which would be less than the cost of acquiring the equipment. Additionally, the Company enters into certain contracts which include a warranty period. Therefore, the Company has deferred revenue to properly match against estimated future costs associated with these arrangements, including estimated future expenditures for warranty. As of October 31, 1997, deferred revenue related to the Company's contracts was $1,724,000 with estimated future contractual revenue and expenditures of approximately $585,000 and $2,294,000, respectively, as of October 31, 1997.

11. INCOME TAXES

    The components of the income tax expense (benefit) consist of the following (in thousands):

                                                                                             YEAR ENDED OCTOBER 31,
                                                                                         -------------------------------
                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------
   Current expense:
      Federal..........................................................................  $     493  $     677  $     243
      State............................................................................         90        191         46
                                                                                         ---------  ---------  ---------
                                                                                               583        868        289
                                                                                         ---------  ---------  ---------
    Deferred expense (benefit):
      Federal..........................................................................         76        164       (240)
      State............................................................................         14         41        (76)
                                                                                         ---------  ---------  ---------
                                                                                                90        205       (316)
                                                                                         ---------  ---------  ---------
    Total..............................................................................  $     673  $   1,073  $     (27)
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

    The Company's provision for income taxes differs from the provision that would have resulted from applying the federal statutory rates to net income before taxes. The reasons for these differences are explained in the following table (in thousands):

                                                                         YEAR ENDED OCTOBER 31,
                                                                     -------------------------------
                                                                       1995       1996       1997
                                                                     ---------  ---------  ---------
Provision (benefit) based upon federal statutory rate of 34%.......  $     531  $     808  $    (120)
State taxes, net of federal benefit................................         51        160         30
Amortization of assets not deductible..............................         76        101        101
Other, net.........................................................         15          4        (38)
                                                                     ---------  ---------  ---------
                                                                     $     673  $   1,073  $     (27)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. INCOME TAXES (CONTINUED)
    The source and tax effects of temporary differences which give rise to the net deferred tax liabilities (assets) are comprised of the following (in thousands):

                                                                             OCTOBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
Current:
  Net earnings from joint venture.....................................  $      443  $      133
  Accrued expenses....................................................         (25)        (23)
  Marketable securities...............................................      -               (6)
  Other...............................................................      -           -
                                                                        ----------  ----------
    Total current.....................................................         418         104
                                                                        ----------  ----------
Noncurrent:
  Other...............................................................           6      -
                                                                        ----------  ----------
    Total noncurrent..................................................           6      -
                                                                        ----------  ----------
Total deferred tax liability..........................................  $      424  $      104
                                                                        ----------  ----------
                                                                        ----------  ----------

12. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

    The Company entered into a 10-year lease for office space beginning January 1, 1995. The Company is obligated to pay a base monthly rent which will increase each year based on a percentage of the consumer price index. The lease also provides for an early termination at the conclusion of the eighth year of the lease. The Company's future minimum lease payments under this operating lease are as follows:

                                                                                    AMOUNT
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
Fiscal year ending October 31
  1998.........................................................................    $     206
  1999.........................................................................          206
  2000.........................................................................          206
  2001.........................................................................          206
  2002.........................................................................          206
  Thereafter...................................................................           34
                                                                                      ------
                                                                                   $   1,064
                                                                                      ------
                                                                                      ------

    The Company recorded rent expense of $243,000, $394,000 and $314,000 for the fiscal years ended October 31, 1995, 1996, and 1997, respectively.

YEAR 2000

    The Company has implemented a strategy to be fully compliant with the year 2000 issues related to its computer systems. Management does not believe that the costs related to this strategy will have a material impact on the financial statements.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
INCOME TAX CONTINGENCY

    The Company's deferred revenue balance consists of amounts deferred to match with the future costs of providing maintenance and equipment in connection with certain Government contracts. Revenue is deferred for both financial and income tax reporting purposes. It is possible the Internal Revenue Service may question the revenue deferral for income tax purposes. Management believes it is not likely that this exposure will be assessed by the Internal Revenue Service, and if assessed, would not have a material impact on the financial condition, results of operations and cash flows of the Company.

OTHER CONTINGENCIES

    In the normal course of business, the Company is involved in various lawsuits. Management is of the opinion that any liability or loss resulting from such litigation will not have a material adverse effect on the consolidated financial statements.

13. MAJOR CUSTOMERS

    The Company's primary customers are agencies or departments of the Government. For the years ended October 31, 1995, 1996 and 1997, approximately 36%, 65% and 51%, respectively, of contract revenue was derived from two agencies of the Government.

14. BENEFIT PLANS

    The Company maintains a defined-contribution 401(k) plan for all full-time employees of the Company. Employee contributions under this plan are voluntary and determined on an individual basis with maximum annual contribution equal to the amount allowable under federal tax regulations. Employer contributions are discretionary. For the years ended October 31, 1995, 1996 and 1997, employer contributions to the plan were $37,669, $56,708 and $88,688, respectively.

    During 1993, the Company established the Federal Computer Corporation Employee Stock Ownership Plan (the "Plan"). The Plan was available to all employees of the Company who had attained age 21 and completed one year of service. Participants were entitled to the balance of their account in accordance with vesting provisions set forth in the Plan. Had any participants left the employ of the Company for reasons other than death, disability or retirement, they would have forfeited the unvested portion of their participant account balance. In connection with the Company's redemption of all shares owned by participants of the Plan (See Note 14), the Plan was amended and restated to become a profit sharing plan. The profit sharing plan calls for discretionary contributions by the Company. Contributions made by the Company for the years ended October 31, 1996 and 1997 were $0 and $15,000, respectively. Participants are 100% vested in all balances in the profit sharing plan.

15. SHAREHOLDERS' EQUITY

    All of the outstanding preferred stock of the Company was owned by Federal Computer Corporation Employee Stock Ownership Trust (the "ESOP") prior to the Company's reacquisition of such stock. The preferred stock was nonvoting, required cumulative annual preferential dividends of $46.03 per share and had a liquidation preference equal to $230.13 per share plus accumulated and unpaid dividends. In addition, the preferred stock was convertible, at the option of the holder, into 8/10 of a share of common stock and was callable at the option of the Company at any time after October 29, 2003, at a price equal to the liquidation preference ($880,017 at October 31, 1994) plus all accumulated and unpaid dividends.

    The obligation of the ESOP for the original purchase of the shares was considered unearned ESOP shares and, as such, was recorded as a reduction of the Company's shareholders' equity. The unearned

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. SHAREHOLDERS' EQUITY (CONTINUED)
shares were amortized as the preferred stock was allocated to employees. The preferred stock was being allocated ratably over ten years through annual tax deductible contributions made to the ESOP and through dividends paid on the preferred stock. For the year ended October 31, 1995, the Company expensed approximately $110,000 for ESOP contributions based upon the estimated fair value of the shares allocated and declared dividends of $176,000. Dividends declared on unallocated shares totalled $140,000 and were charged to compensation expense, while dividends declared on allocated shares totalled $35,000 and were recorded as a reduction to retained earnings. The $11,000 excess of the original cost of the preferred stock over the fair value of the shares allocated through the Company's contribution was recorded as a reduction to paid in capital.

    Effective October 29, 1996, the Company redeemed all of the preferred stock owned by the ESOP. In consideration of the redemption, the Company paid $1,126,550 to the ESOP and relieved the unearned ESOP share balance of $2,464,000, which represented the shares that had not been allocated to employees. The redemption was accounted for as a treasury stock transaction under the cost method. The reacquisition price of $1,126,550 plus the unearned ESOP shares balance was recorded as a reduction to retained earnings. In accordance with Virginia corporate laws, the treasury stock was retired.

16. INVESTMENT IN JOINT VENTURE

    The Company is a 38% partner in an unincorporated joint venture with INET, Inc. (subsequently acquired by Wang Federal Systems) and International Data Products Corporation. The purpose of the joint venture is to perform computer integration, maintenance, contract management, product acquisition, and sales and marketing under a contract with the Federal Bureau of Investigation. Under the terms of the joint venture agreement, the Company paid $49,400 as a capital contribution for its interest in the joint venture partnership. The joint venture allocates and distributes income in proportion to the partners' percentage of ownership. The Company's proportionate share of the joint venture net earnings for the years ended October 31, 1995, 1996 and 1997 was $3,031,685, $1,757,966 and $1,624,409, respectively. At October 31, 1996 and 1997, the
Company recorded accounts receivable of $345,222 and $0, respectively, from the joint venture for undistributed net earnings.

    Prior to the acquisition of the affiliates (See Note 3), in 1995 the Company distributed a portion of its proportionate share of joint venture net earnings to the affiliates. During the year ended October 31, 1995, the Company reduced its proportionate share of the joint venture net earnings by $568,260, for distribution to these affiliates. Subsequent to the acquisition of the affiliates, a portion of its proportionate share of joint venture net earnings is paid to certain employees as contracted commissions. For the years ended October 31, 1995, 1996, and 1997, the Company reduced its proportionate share of the joint venture net earnings by $1,741,020, $1,318,474 and $0, respectively as commissions paid to certain employees. As described in Note 6, the Company entered into a contractual arrangement with the employees which waived their right to receive commissions. Commissions payable related to unpaid distributions from the joint venture as of October 31, 1996 and 1997 were $186,611 and $0, respectively.

    Under the terms of the joint venture agreement, the Company is required to provide certain maintenance services to the joint venture. These services are performed by the Company and certain third party subcontractors. For the years ended October 31, 1995, 1996 and 1997, the Company recognized $4,438,852, $5,098,600, and $5,450,351 of maintenance revenue for services provided to the joint venture, of which $693,784 and $1,827,519, were due to the Company as accounts receivable at October 31, 1996, and 1997. The Company incurred maintenance expense of $3,698,454, $2,821,914 and $3,426,674 for the years ended October 31, 1995, 1996 and 1997, respectively.

                 FEDERAL COMPUTER CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16. INVESTMENT IN JOINT VENTURE (CONTINUED)
    Summarized unaudited financial information of the joint venture consists of the following as of (in thousands):

                                                                                       YEAR ENDED OCTOBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
STATEMENTS OF OPERATIONS
    Gross revenues...............................................................  $  43,282  $  37,360  $  25,838
    Operating expenses...........................................................     35,304     32,736     21,564
                                                                                   ---------  ---------  ---------
    Net earnings.................................................................  $   7,978  $   4,624  $   4,274
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                                                                                                       OCTOBER 31,
                                                                                                   --------------------
                                                                                                     1996       1997
                                                                                                   ---------  ---------
BALANCE SHEETS
    Total assets.................................................................................  $   3,885  $     754
    Total liabilities............................................................................      3,304        507
                                                                                                   ---------  ---------
    Partnerships' equity.........................................................................  $     581  $     247
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    Subsequent to October 31, 1997, the Company entered into agreements with the other partners to the joint venture to acquire the remaining 62% interest for $1,958,000. Upon completion of this acquisition the Company will have a 100% share in the venture and will consolidate the operations of the venture in the financial statements. There have been no adjustments to reflect this transaction in the consolidated financial statements as of October 31, 1997.

17. SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES (IN THOUSANDS):

                                                                                           YEAR ENDED OCTOBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Investment in sales-type lease, net..................................................  $  --      $  --      $     878
Issuance of common stock for acquisition.............................................  $   1,300  $   -      $   -
Reduction of stockholders' equity for release of ESOP shares.........................  $      46  $   -      $   -
Change in unrealized gain (loss) on marketable securities, before taxes..............  $     113  $      (5) $   -
Reduction of unearned ESOP shares upon repurchase and retirement of preferred
  stock..............................................................................  $   -      $   2,464  $   -
Accrued preferred stock dividends....................................................  $   -      $   -      $   -
Reclassification of ESOP note receivable.............................................  $   -      $   -      $   -

18. SUBSEQUENT EVENT-MERGER (UNAUDITED)

    The Company has entered into an agreement with Condor for the acquisition of all of the Company's outstanding common stock. This acquisition is subject to the successful completion of an initial public offering of the common stock of Condor. The consideration to be paid by Condor for this acquisition is $15,000,000, $7,500,000 of which would be paid in cash and $7,500,000 of which would be paid in common stock of Condor, plus an earn-out, resulting in contingent consideration of up to $9,000,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Corporate Access, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Corporate Access, Inc. at June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Philadelphia, PA

July 18, 1997

                             CORPORATE ACCESS, INC.

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            JUNE 30,    SEPTEMBER 30,
                                                                                              1997          1997
                                                                                           -----------  -------------
                                                                                                         (UNAUDITED)
                                                ASSETS
Current assets:
  Cash and cash equivalents..............................................................   $     109     $     532
  Restricted cash........................................................................          80            80
  Accounts receivable, net of allowance for doubtful accounts of $10 and $18.............       2,030         2,496
  Inventory..............................................................................          97            71
  Prepaid expenses and other current assets..............................................          15            23
                                                                                           -----------       ------
      Total current assets...............................................................       2,331         3,202
Fixed assets, net........................................................................         159           121
                                                                                           -----------       ------
      Total assets.......................................................................   $   2,490     $   3,323
                                                                                           -----------       ------
                                                                                           -----------       ------


                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................................   $   1,354     $   2,051
  Accrued expenses.......................................................................         162           149
                                                                                           -----------       ------
      Total current liabilities..........................................................       1,516         2,200
                                                                                           -----------       ------
                                                                                           -----------       ------
Stockholders' equity:
  Common stock, $1.00 par value; 300,000 shares authorized, 3,700 shares issued and
    outstanding..........................................................................           4             4
  Additional paid-in capital.............................................................         180           180
  Retained earnings......................................................................         790           939
                                                                                           -----------       ------
      Total stockholders' equity.........................................................         974         1,123
                                                                                           -----------       ------
      Total liabilities and stockholders' equity.........................................   $   2,490     $   3,323
                                                                                           -----------       ------
                                                                                           -----------       ------

   The accompanying notes are an integral part of these financial statements.

                             CORPORATE ACCESS, INC.

                            STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                  THREE MONTHS ENDED
                                                                                    YEAR ENDED      SEPTEMBER 30,
                                                                                     JUNE 30,    --------------------
                                                                                       1997        1996       1997
                                                                                    -----------  ---------  ---------
                                                                                                     (UNAUDITED)
Revenues..........................................................................   $  17,518   $   3,931  $   4,747
Cost of revenues..................................................................      14,999       3,311      4,118
                                                                                    -----------  ---------  ---------
Gross profit......................................................................       2,519         620        629
Selling, general and administrative...............................................       1,855         387        466
                                                                                    -----------  ---------  ---------
Income from operations............................................................         664         233        163
Other income (expense)............................................................          30         (29)         1
                                                                                    -----------  ---------  ---------
Income before income taxes........................................................         694         204        164
Provision for state income taxes..................................................          34          14         11
                                                                                    -----------  ---------  ---------
Net income........................................................................   $     660   $     190  $     153
                                                                                    -----------  ---------  ---------
                                                                                    -----------  ---------  ---------
Unaudited pro forma information:
  Pro forma net income before provision for income taxes..........................   $     694   $     204  $     164
  Provision for income taxes......................................................         273          82         66
                                                                                    -----------  ---------  ---------
Pro forma income (see Note 2).....................................................   $     421   $     122  $      98
                                                                                    -----------  ---------  ---------
                                                                                    -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                             CORPORATE ACCESS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            COMMON STOCK                                            TOTAL
                                                      ------------------------  ADDITIONAL PAID-    RETAINED    STOCKHOLDERS'
                                                        SHARES       AMOUNT        IN CAPITAL       EARNINGS       EQUITY
                                                      -----------  -----------  -----------------  -----------  -------------
Balance, June 30, 1996..............................       3,700    $       4       $     180       $     317     $     501
Net income..........................................                                                      660           660
Dividends...........................................                                                     (187)         (187)
                                                           -----        -----           -----           -----        ------
Balance, June 30, 1997..............................       3,700            4             180             790           974
Net income (unaudited)..............................                                                      153           153
Dividends (unaudited)...............................                                                       (4)           (4)
                                                           -----        -----           -----           -----        ------
Balance, September 30, 1997.........................       3,700    $       4       $     180       $     939     $   1,123
                                                           -----        -----           -----           -----        ------
                                                           -----        -----           -----           -----        ------

   The accompanying notes are an integral part of these financial statements.

                             CORPORATE ACCESS, INC.

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                      THREE MONTHS ENDED
                                                                                       YEAR ENDED       SEPTEMBER 30,
                                                                                        JUNE 30,     --------------------
                                                                                          1997         1996       1997
                                                                                      -------------  ---------  ---------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................................    $     660    $     190  $     153
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation....................................................................           76           19         51
    (Gain) Loss on sale of equipment................................................          (11)          29
    Increase (decrease) in cash from changes in operating assets and liabilities:
      Accounts receivable...........................................................         (687)        (536)      (466)
      Inventory.....................................................................           39           12         26
      Other current assets..........................................................           (8)          (6)        (8)
      Accounts payable..............................................................          303          238        697
      Accrued expenses..............................................................          (26)         (19)       (13)
                                                                                            -----    ---------  ---------
        Net cash provided by (used in) operating activities.........................          346          (73)       440
                                                                                            -----    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..........................................................          (74)          (7)       (13)
  Proceeds from sale of equipment...................................................           24        -          -
                                                                                            -----    ---------  ---------
        Net cash used in investing activities.......................................          (50)          (7)       (13)
                                                                                            -----    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of dividends.............................................................         (187)       -             (4)
                                                                                            -----    ---------  ---------
        Net cash used in financing activities.......................................         (187)       -             (4)
                                                                                            -----    ---------  ---------
Net increase (decrease) in cash and cash equivalents................................          109          (80)       423
Cash and cash equivalents, beginning of period......................................           80           80        189
                                                                                            -----    ---------  ---------
Cash and cash equivalents, end of period............................................    $     189    $   -      $     612
                                                                                            -----    ---------  ---------
                                                                                            -----    ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest............................................................    $       1    $       1  $   -
                                                                                            -----    ---------  ---------
                                                                                            -----    ---------  ---------
  Cash paid for income taxes........................................................    $     102    $      23  $       4
                                                                                            -----    ---------  ---------
                                                                                            -----    ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                             CORPORATE ACCESS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

    Corporate Access, Inc. (the "Company") was incorporated on December 9, 1986 as a Massachusetts corporation. The Company offers a variety of desktop computer hardware, software and peripherals, as well as configuration and installation services, to commercial clients and governmental entities in the Greater Boston metropolitan area. All product sold by the Company is purchased from third parties.

    The Company and its stockholders intend to enter into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company invests its excess cash in money market or overnight securities. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 1997, the Company had invested $410,000 in overnight securities which included $301,000 in outstanding checks.

INTERIM FINANCIAL INFORMATION

    The balance sheet as of September 30, 1997 and the statement of operations, of changes in stockholder's equity and of cash flows for the three months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CONCENTRATION OF CREDIT RISK

    Substantially all of the Company's cash and cash equivalents are held in one bank. In addition, the Company grants credit terms in the normal course of business to its customers. As part of its ongoing procedures, the Company monitors the creditworthiness of its customers. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

    At June 30, 1997, 10 customers accounted for approximately 57% of the Company's accounts receivable, with one of these customers accounting for 23% of the Company's accounts receivable.

    During the year ended June 30, 1997, 10 customers accounted for approximately 62% of the Company's net revenues, with one of these customers accounting for approximately 30% of the Company's net revenue.

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Revenues from product sales are recognized when the related product is shipped. An allowance for doubtful accounts has been established for potentially uncollectible accounts.

                             CORPORATE ACCESS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORY

    Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory is comprised entirely of goods held for resale.

FIXED ASSETS

    Fixed assets are recorded at cost. Depreciation is calculated over the estimated useful life of the assets as indicated in Note 3, primarily using the double declining balance method. Leasehold improvements are depreciated over the shorter of their estimated useful life or the remaining lease term. Repair and maintenance costs are expensed as incurred.

INCOME TAXES

    The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company is, however, subject to certain state income taxes.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. FIXED ASSETS

    Fixed assets at June 30, 1997 consisted of the following:

                                                                       USEFUL LIVES IN
                                                                            YEARS            AMOUNT
                                                                      -----------------  ---------------
                                                                                         (IN THOUSANDS)
Office furniture and equipment......................................          7             $     169
Motor vehicles......................................................          5                    87
Leasehold improvements..............................................   Lease term/life             58
                                                                                                -----
                                                                                                  314
Less accumulated depreciation and amortization......................                             (155)
                                                                                                -----
Net fixed assets....................................................                        $     159
                                                                                                -----
                                                                                                -----

                             CORPORATE ACCESS, INC.

4. LINES OF CREDIT

    In February 1997, the Company entered into a wholesale financing agreement with Deutsche Financial Services Corporation ("DFS"). Under this agreement, DFS will pay certain of the Company's vendors for purchases of inventory. The Company can have a maximum of $700,000 outstanding at any time under this agreement. Amounts outstanding under this agreement are interest free for the first 30 days after payment is made by DFS, and bear interest at 16% thereafter. At June 30, 1997, there were no amounts outstanding in excess of 30 days. Under the agreement, the line is voidable in the event that the Company merges with another party. Outstanding amounts under this agreement are collateralized by the business assets of the Company. At June 30, 1997, the Company had $153,000 outstanding under this agreement. This amount is included in accounts payable on the balance sheet.

    The Company has a revolving bank line of credit with Century Bank (the "Bank"). Borrowings under the line are limited to 80% of the Company's eligible accounts receivable (as defined), up to a maximum borrowing of $1,000,000. In June 1997, the maximum borrowings under this line were reduced to $300,000. The borrowings bear interest at the Bank's prime rate (8.5% at June 30, 1997). Under the agreement the borrowings are collateralized by substantially all of the Company's business assets. The Bank's security interest is subordinate to that of DFS. If the Company fails to meet certain restrictive covenants, a personal guarantee of one of the Company's stockholders is required to cover up to $200,000 of the borrowings. At June 30, 1997, there were no borrowings outstanding under the line. In connection with this line, the Company is required to maintain a balance of $80,000 in an account with the Bank at all times.

    The Company has pledged its business assets to two vendors for inventory purchased from the vendors. The security interests are subordinate to those of DFS and the Bank. At June 30, 1997, the Company had accounts payable to these vendors totaling $381,000.

5. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases its office and warehouse space in Andover, Massachusetts under a non-cancelable operating lease agreement (expiring in June 2000) with an entity in which an officer of the Company has ownership. The lease agreement requires an annual rent plus a proportionate share of certain operating costs. During the twelve months ended June 30, 1997, rent expense and operating costs incurred by the Company under this lease amounted to $75,000.

    The Company leases an automobile and certain office equipment under non-cancelable operating leases expiring through October 1999. During the twelve months ended June 30, 1997, the lease expense incurred under these agreements totaled $5,000. Commitments under non-cancelable leases over the next five years are as follows:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
1998...........................................................................     $      98
1999...........................................................................            98
2000...........................................................................            71
                                                                                        -----
                                                                                    $     267
                                                                                        -----
                                                                                        -----

                             CORPORATE ACCESS, INC.

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)
SUCCESS FEE

    The Company has entered into an agreement with a consulting firm to locate a buyer for the Company. In the event that the Company is sold, pursuant to this agreement, the consulting firm is entitled to a success fee to be paid by the Company. This fee is based upon a percentage of the selling price, but is not to be less than $100,000. Had an acquisition been consummated at June 30, 1997, the liability under this agreement would be approximately $364,000.

6. PROFIT SHARING PLAN

    The Company sponsors a defined contribution profit sharing plan covering substantially all of its employees who meet certain eligibility requirements. Contributions to the plan are made at the discretion of the Company's Board of Directors. During the year ended June 30, 1997, the Company contributed $34,000 to the plan.

7. RELATED PARTIES

    The Company leases its office facilities from a related party (see Note 5).

8. INCOME TAXES

    The provision for income taxes of $34,000 for the year ended June 30, 1997 was comprised of state income tax expense.

9. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying values of the Company's financial instruments approximate fair value.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of

Interactive Software Systems Incorporated

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Interactive Software Systems Incorporated and its subsidiary at December 31, 1995 and 1996, and September 30, 1997 and the results of their operations and their cash flows for each of the three years ended December 31, 1996, and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Boulder, CO

October 31, 1997

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        DECEMBER 31,
                                                                                    --------------------   SEPTEMBER 30,
                                                                                      1995       1996          1997
                                                                                    ---------  ---------  ---------------
                                      ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $   2,711  $   2,832     $   4,230
  Accounts receivable, net of allowance for doubtful accounts of $52, $30 and $70
    (unaudited) in 1995, 1996 and 1997, respectively..............................      2,190      2,435         3,296
  Income tax receivable...........................................................         28        226           269
  Other current assets............................................................        113        107           119
  Deferred taxes, net.............................................................         70         59            85
                                                                                    ---------  ---------        ------
        Total current assets......................................................      5,112      5,659         7,999
                                                                                    ---------  ---------        ------

Investments.......................................................................      1,242
Property, equipment and software:
  Office furniture and equipment, net of accumulated depreciation of $778, $1,028
    and $749 (unaudited) in 1995 1996, and 1997 respectively......................        454        425           450
  Software, net of accumulated amortization of $1,069, $1,146 and $1,165
    (unaudited) in 1995, 1996, and 1997, respectively.............................         70         64           111
  Deferred taxes, net.............................................................         90
                                                                                    ---------  ---------        ------
        Total assets..............................................................  $   6,968  $   6,148     $   8,560
                                                                                    ---------  ---------        ------
                                                                                    ---------  ---------        ------

       LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                          SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt...............................................  $      16  $       8     $       8
  Accounts payable and accrued liabilities........................................        282        576           975
  Accrued compensation and employee benefits......................................        497        678           833
  Deferred revenue and customer deposits..........................................      1,656      1,805         2,412
                                                                                    ---------  ---------        ------
        Total current liabilities.................................................      2,451      3,067         4,228
                                                                                    ---------  ---------        ------
Deferred taxes, net...............................................................                                  37
Long-term debt....................................................................         14         27            20

Mandatorily redeemable convertible preferred stock:
  Series A mandatorily redeemable convertible preferred stock, $.10 par value;
    1,147,959 and 0 shares authorized, issued and outstanding in 1995 and 1996,
    respectively with a liquidation value of $3,500...............................        115
  Series B mandatorily redeemable convertible preferred stock, $.10 par value;
    159,439 and 0 shares authorized, issued and outstanding in 1995 and 1996,
    respectively with a liquidation value of $350.................................         16
  Additional paid-in capital......................................................      5,172
                                                                                    ---------  ---------        ------
                                                                                        5,303
                                                                                    ---------  ---------        ------
Commitments and contingencies (Notes 3 and 5)

Shareholders' equity (deficit):
  Common stock, $.01 par value; 7,500,000 shares authorized; 2,000,000, 2,640,787
    (unaudited) and 2,640,787 (unaudited) shares issued and outstanding in 1995,
    1996 and 1997, respectively...................................................         20         26            26
  Additional paid-in capital......................................................                 2,602         2,602
  Retained (deficit) earnings.....................................................       (820)       426         1,647
                                                                                    ---------  ---------        ------
        Total liabilities and stockholders' equity................................  $   6,968  $   6,148     $   8,560
                                                                                    ---------  ---------        ------
                                                                                    ---------  ---------        ------

  The accompanying notes are an integral part of these consolidated financial statements.

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                                -------------------------------  ----------------------
                                                                  1994       1995       1996        1996        1997
                                                                ---------  ---------  ---------  -----------  ---------

                                                                                                 (UNAUDITED)
Revenues:
  License fees................................................  $   2,417  $   2,780  $   4,310   $   3,434   $   4,251
  Services and other revenue..................................      3,312      3,830      4,718       3,221       4,109
                                                                ---------  ---------  ---------  -----------  ---------
    Total revenues............................................  $   5,729      6,610      9,028       6,655       8,360
                                                                ---------  ---------  ---------  -----------  ---------
Costs and expenses:
  Cost of software and other revenue..........................      1,297      2,010      1,482       1,120       1,224
  General and administrative..................................      1,120      1,911      1,535         978       1,163
  Selling and marketing.......................................      2,030      2,270      2,762       1,972       2,593
  Research and development....................................      1,018        804        766         522         933
  Depreciation and amortization...............................        165        272        260         194         223
                                                                ---------  ---------  ---------  -----------  ---------
    Total costs and expenses..................................      5,630      7,267      6,805       4,786       6,136
                                                                ---------  ---------  ---------  -----------  ---------
Income (loss) from operations.................................         99       (657)     2,223       1,869       2,224
Other income (expense):
  Interest income.............................................        163        169        101          71         107
  Interest expense............................................         (4)        (4)      (199)       (188)
  Other income................................................                     1          8           7          15
                                                                ---------  ---------  ---------  -----------  ---------
    Total other income (expense)..............................        159        166        (90)       (110)        122
                                                                ---------  ---------  ---------  -----------  ---------
Income (loss) before income taxes.............................        258       (491)     2,133       1,759       2,346
(Provision for) benefit from income taxes.....................        (82)       188       (737)       (609)       (795)
                                                                ---------  ---------  ---------  -----------  ---------
Net income (loss).............................................  $     176  $    (303) $   1,396   $   1,150   $   1,551
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             COMMON STOCK        ADDITIONAL    RETAINED        TOTAL
                                                        -----------------------    PAID-IN     EARNINGS    SHAREHOLDERS'
                                                          SHARES      AMOUNT       CAPITAL     (DEFICIT)      EQUITY
                                                        ----------  -----------  -----------  -----------  -------------
Balance, December 31, 1993............................   2,000,000   $      20    $   -        $     877     $     897
Dividends paid........................................                                              (800)         (800)
Accrued dividends.....................................                                              (385)         (385)
Net income............................................                                               176           176
                                                        ----------         ---   -----------  -----------       ------
Balance, December 31, 1994............................   2,000,000          20                      (132)         (112)
Accrued dividends.....................................                                              (385)         (385)
Net loss..............................................                                              (303)         (303)
                                                        ----------         ---   -----------  -----------       ------
Balance, December 31, 1995............................   2,000,000          20                      (820)         (800)
Issuance of common stock on conversion of note
  payable.............................................     640,787           6        2,602                      2,608
Dividends paid........................................                                              (150)         (150)
Net income............................................                                             1,396         1,396
                                                        ----------         ---   -----------  -----------       ------
Balance, December 31, 1996............................   2,640,787          26        2,602          426         3,054
Dividends paid........................................                                              (330)         (330)
Net income............................................                                             1,551         1,551
                                                        ----------         ---   -----------  -----------       ------
Balance, September 30, 1997...........................   2,640,787   $      26    $   2,602    $   1,647     $   4,275
                                                        ----------         ---   -----------  -----------       ------
                                                        ----------         ---   -----------  -----------       ------

  The accompanying notes are an integral part of these consolidated financial statements.

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS
                                                                 YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                                                             -------------------------------  ----------------------
                                                               1994       1995       1996        1996        1997
                                                             ---------  ---------  ---------  -----------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $     176  $    (303) $   1,396   $   1,150   $   1,551
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..........................        394        826        304         264         262
    Amortization of investment premiums....................         71         53
    Conversion of accrued interest.........................                               74
    Deferred taxes.........................................         61       (213)       173         161          12
    Increase (decrease) in cash from changes in operating
      assets and liabilities:
        Accounts receivable................................        144       (773)      (245)        126        (861)
        Income tax receivable..............................       (145)       346       (198)        (17)        (43)
        Other current assets...............................        (90)        (6)         5          66         (12)
        Accounts payable and accrued liabilities...........         59         73        294         141         398
        Accrued compensation and employee benefits.........       (448)       111        183         (22)        153
        Deferred revenue and customer deposits.............        102        340        149         (76)        607
                                                             ---------  ---------  ---------  -----------  ---------
        Net cash provided by operating activities..........        324        454      2,135       1,793       2,067
                                                             ---------  ---------  ---------  -----------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Fixed asset additions....................................       (334)      (284)      (214)        (89)       (247)
  Capitalized software development costs...................       (325)       (14)       (71)        (59)        (84)
  Purchases of investment securities.......................     (2,499)
  Sales of investment securities...........................        500                   611         611
  Maturities of investment securities......................                   664        621         621
                                                             ---------  ---------  ---------  -----------  ---------
        Net cash (used in) provided by investing
          activities.......................................     (2,658)       366        947       1,084        (331)
                                                             ---------  ---------  ---------  -----------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt.....................        (15)       (16)      (311)       (306)         (8)
  Dividends paid...........................................       (800)                 (150)       (100)       (330)
  Redemption of preferred stock............................                           (2,500)     (2,500)
                                                             ---------  ---------  ---------  -----------  ---------
        Net cash used by financing activities..............       (815)       (16)    (2,961)     (2,906)       (338)
                                                             ---------  ---------  ---------  -----------  ---------
Net (decrease) increase in cash and cash equivalents.......     (3,149)       804        121         (29)      1,398
Cash and cash equivalents at beginning of period...........      5,056      1,907      2,711       2,711       2,832
                                                             ---------  ---------  ---------  -----------  ---------
Cash and cash equivalents at end of period.................  $   1,907  $   2,711  $   2,832   $   2,682   $   4,230
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid for interest...................................  $       4  $       5  $     154   $     131   $   -
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
  Cash paid for income taxes...............................  $     184  $       4  $     744   $     403   $     307
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
  Capital lease obligations................................  $      11  $      20  $       6   $       6   $   -
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
  Conversion of preferred stock to note payable............  $   -      $   -      $   2,832   $   2,832   $   -
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
  Conversion of note payable to common stock...............  $   -      $   -      $   2,534   $   -       $   -
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS

    Interactive Software Systems Incorporated (the "Company") was incorporated in 1979 and restructured in 1987 for the development, sale and support of software products for use in database management. The Company designs, markets and serves end-user business production reporting and data query, access and warehousing software, specializing in managing information across multiple relational and production databases, platforms and applications in a client/server environment.

    The Company and its stockholders intend to enter into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The consolidated statements of operations, and of cash flows for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, the interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

PRINCIPLES OF CONSOLIDATION

    In February 1995, the Company incorporated a wholly-owned subsidiary, Visual Reportwriter Software, B.V. ("VRS"), headquartered in The Netherlands. The Company's consolidated financial statements include the accounts of VRS. All significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

    The Company recognizes revenue in accordance with the provisions of Statement of Position (SoP) 91-1, Software Revenue Recognition. The Company licenses software under non-cancelable license agreements and provides related services, including support, training and consulting.

    Revenue from license fees is generated from both end users and resellers and is recognized when a non-cancelable license agreement has been signed, the product has been delivered, collection is probable and all significant obligations relating to the license have been satisfied. Generally, license fees from resellers are included as license fee revenue net of related costs. Typically, the Company's software licenses do not include significant post-delivery obligations to be fulfilled by the Company and payments are due within a twelve-month period from date of delivery. Revenue from agreements for supporting and providing periodic enhancements is recorded as deferred revenue and is recognized ratably over the support service period, and includes a portion of the related license fee equal to the fair value of any bundled support services. Training and consulting services are not essential to the functionality of the

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company's software products and are separately priced. Accordingly, revenue from these services is recorded separately from the license fee, as those services are performed.

    A new Statement of Position, 97-2, will be effective for transactions entered into in fiscal 1998. Adoption of this new SOP is expected to be immaterial.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash investments and trade receivables.

    During 1996, royalties from two major resellers comprised approximately 23% and 18% of total revenue, respectively. At December 31, 1996, these resellers accounted for approximately 33% and 0% of total accounts receivable, respectively. During 1995 and 1994, royalties from a major reseller comprised 16% and 13% of total revenue, respectively. At December 31, 1995 and 1994, the reseller accounted for 9% of total accounts receivable.

INVESTMENTS

    Investments at December 31, 1995 were comprised of municipal bonds and recorded at amortized cost. At December 31, 1995 fair market value of these investments was $1,242,000.

SOFTWARE COSTS

    The Company capitalizes internally developed software costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of development costs of new software products, as well as costs incurred to enhance existing software products, begins once the technological feasibility of the product is established. Capitalization ceases when such software is ready for general release, at which time amortization of the capitalized costs begins.

    Amortization of capitalized internally developed software costs is computed as the greater of: (a) the amount determined by the ratio of the product's current revenue to its total expected future revenue or (b) the straight-line method over the product's estimated useful life of two to three years. Software amortization expense was $554,000, $77,000, and $37,000 in for the year ended December 31, 1995, 1996, and the nine months ended September 30, 1997, respectively. Included in the 1995 amortization expense was $226,000 of writeoffs due to impairment of capitalized costs.

    Maintenance of software products as well as research and development costs related to new software products are charged to expense as incurred.

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION AND AMORTIZATION

    Office furniture and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives ranging from three to seven years.

INCOME TAXES

    Income taxes are provided in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from the estimates making it reasonably possible that a change in these estimates could occur in the near term.

3.  LONG-TERM DEBT--CAPITALIZED LEASE OBLIGATIONS

    Future minimum annual lease payments under capitalized leases are as follows at September 30, 1997:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
1997...........................................................................     $       2
1998...........................................................................            11
1999...........................................................................            11
2000...........................................................................             8
                                                                                        -----
                                                                                           32
Less interest..................................................................            (4)
                                                                                        -----
                                                                                           28
Less current portion...........................................................            (8)
                                                                                        -----
                                                                                    $      20
                                                                                        -----
                                                                                        -----

    Net assets under capitalized leases were $25,000, $35,000, and $27,000 at December 31, 1995 and 1996, and September 30, 1997, respectively.

4.  CAPITAL STOCK AND STOCK OPTIONS

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

    During 1991, the Board of Directors authorized 1,307,398 shares of preferred stock of which 1,147,959 and 159,439 are designated as Series A and Series B mandatorily redeemable convertible preferred stock,

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

4. CAPITAL STOCK AND STOCK OPTIONS (CONTINUED) respectively. The following table reflects the activity in Series A and Series B Preferred Stock for the years ended December 31, 1994, 1995 and 1996 (in thousands):

                                                                    MANDATORILY
                                                               REDEEMABLE CONVERTIBLE
                                                                  PREFERRED STOCK      ADDITIONAL
                                                               ----------------------    PAID-IN
                                                                SHARES      AMOUNT       CAPITAL
                                                               ---------  -----------  -----------
Balance, December 31, 1993...................................      1,307   $     131    $   4,403
Accrued dividends............................................                                 385
                                                               ---------       -----   -----------
Balance, December 31, 1994...................................      1,307         131        4,788
Accrued dividends............................................                                 384
                                                               ---------       -----   -----------
Balance, December 31, 1995...................................      1,307         131        5,172
Redemption of preferred shares...............................     (1,307)       (131)      (5,172)
                                                               ---------       -----   -----------
Balance, December 31, 1996...................................              $   -        $   -
                                                               ---------       -----   -----------
                                                               ---------       -----   -----------

    Effective January 10, 1996, the Company entered into an agreement to redeem all of the shares of the Preferred Stock owned by a private investor. In connection therewith, 536,835 shares of Series A Stock and 75,343 shares of Series B Stock were redeemed in cash at a redemption price of $4.07 per share. The remaining 611,124 shares of Series A Stock and the remaining 84,904 shares of Series B Stock, plus all accrued dividends, were converted into convertible notes payable in the aggregate principal amount of $2,832,470. The notes were convertible into the Company's common stock at a rate of $4.07 per share and bore interest at 9.5% per year. Interest was payable quarterly. In October 1996, the investor converted the outstanding notes and accrued interest in the aggregate amount of $2,608,003 into 640,787 shares of common stock.

    In October 1997, the Company repurchased 491,400 shares of Common Stock from this investor for approximately $2.0M. After the repurchase, the investor held 149,387 shares of the Company's common stock.

    In December 1997, the Company declared a dividend of $1.0M. This dividend will be paid in early 1998.

STOCK COMPENSATION PLAN

    The Company has a stock option plan. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. As all options have been granted with an exercise price equal to the fair market value of common stock on the date of grant, no compensation cost has been recognized. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

4. CAPITAL STOCK AND STOCK OPTIONS (CONTINUED) with the method of FASB Statement No. 123, "Accounting for Stock Based Compensation," the Company's pro forma results of operations would have been as follows (in thousands):

                                                        YEAR ENDED DECEMBER
                                                                31,             NINE MONTHS
                                                        --------------------  ENDED SEPT. 30
                                                          1995       1996          1997
                                                        ---------  ---------  ---------------
Net income (loss):
  As reported.........................................  $    (303) $   1,394     $   1,551
  Pro forma...........................................  $    (335) $   1,369     $   1,528

    Under the Company's stock option plan, the Company may grant incentive and non-qualified stock options to its employees and directors for up to 400,000 shares of common stock. Under the plan, options are granted at an exercise price not less than the fair market value of the stock on the date of grant. The options generally vest ratably over five years and expire 10 years after the date of grant.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995 and 1996: dividend yield of 1.4% for both years; zero volatility for both years; risk-free interest rates of 7.78% and 5.57% in 1995 and 1996, respectively; and an expected option term of 6 years for each year.

    A summary of the status of the Company's fixed option plan as of December 31, 1995 and 1996 and September 30, 1997, and changes during the years then ending is presented below. As of September 30, 1997, no options were vested.

                                                          1995                    1996                    1997
                                                 ----------------------  ----------------------  ----------------------
                                                             WEIGHTED                WEIGHTED                WEIGHTED
                                                              AVERAGE                 AVERAGE                 AVERAGE
                                                             EXERCISE                EXERCISE                EXERCISE
                                                  SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                                 ---------  -----------  ---------  -----------  ---------  -----------
Outstanding at beginning of year...............              $   -         127,000   $    3.05     190,000   $    3.05
Granted........................................    161,000        3.05      65,000        3.05
Exercised......................................
Forfeited......................................    (34,000)       3.05      (2,000)       3.05      (6,000)  $    3.05
                                                 ---------       -----   ---------       -----   ---------       -----
Outstanding at end of year.....................    127,000   $    3.05     190,000   $    3.05     184,000   $    3.05
                                                 ---------       -----   ---------       -----   ---------       -----
                                                 ---------       -----   ---------       -----   ---------       -----
Weighted average fair value of options granted
  during the year..............................              $    0.94               $    0.68
Weighted average remaining contractual life....                                      8.31 years              7.58 years

5.  COMMITMENTS AND CONTINGENCIES

    The Company maintains non-cancelable operating lease arrangements for office space and office equipment. Rent expense related to these and other month-to-month leases approximated $264,000,

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
$273,000, and $255,000 for the years ended December 31, 1995 and 1996, and September 30, 1997, respectively. Future minimum annual operating lease payments are as follows:

                                                                                    AMOUNT
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
1997...........................................................................    $     111
1998...........................................................................          348
1999...........................................................................          327
2000...........................................................................          325
2001...........................................................................          157
                                                                                      ------
                                                                                   $   1,268
                                                                                      ------
                                                                                      ------

6.  INCOME TAXES

    Income (loss) before income taxes consists of the following (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                               -------------------------------   MINE MONTHS ENDED
                                                 1994       1995       1996       SEPT. 30, 1997
                                               ---------  ---------  ---------  -------------------
Domestic.....................................  $     258  $    (312) $   2,058       $   1,806
Foreign......................................                  (180)        73             540
                                               ---------  ---------  ---------          ------
                                               $     258  $    (492) $   2,131       $   2,346
                                               ---------  ---------  ---------          ------
                                               ---------  ---------  ---------          ------

The provision for (benefit from) income taxes is comprised of the following (in thousands):

                                                      YEAR ENDED DECEMBER 31,
                                                  -------------------------------
                                                                                    NINE MONTHS ENDED
                                                    1994       1995       1996       SEPT. 30, 1997
                                                  ---------  ---------  ---------  -------------------
Current tax expense
  Federal.......................................  $      17  $      19  $     479       $     499
  State.........................................          4          6         86              79
  Foreign.......................................                                              205
                                                  ---------  ---------  ---------          ------
  Total current expense.........................         21         25        565             783
                                                  ---------  ---------  ---------          ------
Deferred tax expense (benefit)
  Federal.......................................         45       (192)       169              13
  State.........................................         16        (21)         5               2
  Foreign.......................................                               (2)             (3)
                                                  ---------  ---------  ---------          ------
  Total deferred expense (benefit)..............         61       (213)       172              12
                                                  ---------  ---------  ---------          ------
  Total provision for (benefit from) income
    taxes.......................................  $      82  $    (188) $     737       $     795
                                                  ---------  ---------  ---------          ------
                                                  ---------  ---------  ---------          ------

                   INTERACTIVE SOFTWARE SYSTEMS INCORPORATED

6.  INCOME TAXES (CONTINUED)
    The provision (benefit) for income taxes differ from the amounts computed by applying the federal statutory rate to income before income taxes. The amounts are reconciled as follows (in thousands):

                                                                  1994       1995       1996       1997
                                                                ---------  ---------  ---------  ---------
Statutory rate................................................  $      88  $    (167) $     725  $     798
Non-deductible expenses.......................................         22          7         31         47
Income tax credits............................................        (41)       (27)       (27)       (73)
State income taxes, net of federal benefit....................         18        (18)        57         54
Tax exempt interest...........................................                   (39)       (15)
Change in valuation allowance.................................                    61        (26)       (40)
Other.........................................................         (5)        (5)        (8)         9
                                                                ---------  ---------  ---------  ---------
Provision (benefit) for income taxes..........................  $      82  $    (188) $     737  $     795
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------

    Deferred tax assets (liabilities) are comprised of the following (in thousands):

                                                                 1994       1995       1996       1997
                                                               ---------  ---------  ---------  ---------
Capitalized software, net....................................  $    (234) $     (27) $     (25) $     (49)
Other........................................................         (6)       (33)
                                                               ---------  ---------  ---------  ---------
  Gross deferred tax liabilities.............................       (240)       (60)       (25)       (49)
                                                               ---------  ---------  ---------  ---------
Change in tax accounting method..............................        104         78         54         36
Accrued expenses and allowance for doubtful accounts.........         10         45         30         60
Research credit carryforwards................................         72         97
Foreign net operating loss carryforward......................                    66         40
                                                               ---------  ---------  ---------  ---------
  Gross deferred tax assets..................................        186        286        124         96
                                                               ---------  ---------  ---------  ---------
Valuation allowance..........................................                   (66)       (40)
                                                               ---------  ---------  ---------  ---------
                                                               $     (54) $     160  $      59  $      47
                                                               ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------

    The Company changed its accounting method for tax purposes from cash to accrual during 1994. The net change is amortized for tax purposes over six years.

7.  EMPLOYEE BENEFIT PLAN

    In January 1989, the Company implemented a 401(k) savings plan. Participants may contribute up to 18% of their compensation, not to exceed the maximum allowed by law. The Company made matching contributions of $0 and $69,000 in 1995 and 1996, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of U.S. Communications, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of U.S. Communications, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Philadelphia, PA
October 31, 1997

                           U.S. COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      DECEMBER 31,   SEPTEMBER 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
                                                      ASSETS
Current assets:
  Cash..............................................................................    $      93      $      22
  Accounts receivable...............................................................          891          1,243
  Inventory.........................................................................          204             60
  Prepaid expenses and other current assets.........................................            3              2
                                                                                           ------         ------
      Total current assets..........................................................        1,191          1,327
Fixed assets, net...................................................................           75            157
Other non-current assets............................................................            2              4
                                                                                           ------         ------
      Total assets..................................................................    $   1,268      $   1,488
                                                                                           ------         ------
                                                                                           ------         ------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt.................................................    $       6      $       6
  Current portion of capital lease obligation.......................................                          27
  Accounts payable..................................................................          989          1,175
  Other accrued expenses............................................................           26             26
  Deferred revenue..................................................................                          17
  Income taxes payable..............................................................           34              8
  Notes payable.....................................................................           87             51
                                                                                           ------         ------
      Total current liabilities.....................................................        1,142          1,310
Long-term debt......................................................................           12             46
                                                                                           ------         ------
      Total liabilities.............................................................        1,154          1,356
                                                                                           ------         ------
Stockholder's equity:
  Common stock, no par value, 100 shares authorized, issued and outstanding at
    stated value....................................................................            1              1
  Retained earnings.................................................................          113            131
                                                                                           ------         ------
      Total stockholder's equity....................................................          114            132
                                                                                           ------         ------
      Total liabilities and stockholder's equity....................................    $   1,268      $   1,488
                                                                                           ------         ------
                                                                                           ------         ------

   The accompanying notes are an integral part of these financial statements.

                           U.S. COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS
                                                                                YEAR ENDED            ENDED
                                                                               DECEMBER 31,         SEPT. 30,
                                                                               -------------  ----------------------
                                                                                   1996          1996        1997
                                                                               -------------  -----------  ---------
                                                                                              (UNAUDITED)
Revenues.....................................................................    $   7,215     $   4,740   $   6,024
Cost of revenues.............................................................        6,574         4,293       5,611
                                                                                    ------    -----------  ---------
Gross profit.................................................................          641           447         413
Selling, general and administrative expenses.................................          475           336         367
                                                                                    ------    -----------  ---------
Income from operations.......................................................          166           111          46
Interest expense.............................................................           21            17          13
                                                                                    ------    -----------  ---------
Income before income taxes...................................................          145            94          33
Provision for income taxes...................................................           51            39          15
                                                                                    ------    -----------  ---------
Net income...................................................................    $      94     $      55   $      18
                                                                                    ------    -----------  ---------
                                                                                    ------    -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                           U.S. COMMUNICATIONS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             COMMON STOCK                          TOTAL
                                                                       ------------------------   RETAINED     STOCKHOLDER'S
                                                                         SHARES       AMOUNT      EARNINGS        EQUITY
                                                                       -----------  -----------  -----------  ---------------
Balance, December 31, 1995...........................................         100    $       1    $      19      $      20
Net income...........................................................                                    94             94
                                                                              ---        -----        -----          -----
Balance, December 31, 1996...........................................         100            1          113            114
Net income...........................................................                                    18             18
                                                                              ---        -----        -----          -----
Balance, September 30, 1997..........................................         100    $       1    $     131      $     132
                                                                              ---        -----        -----          -----
                                                                              ---        -----        -----          -----

   The accompanying notes are an integral part of these financial statements.

                           U.S. COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                               YEAR ENDED       NINE MONTHS ENDED
                                                                              DECEMBER 31,        SEPTEMBER 30,
                                                                              -------------  ------------------------
                                                                                  1996           1996         1997
                                                                              -------------  -------------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................................    $      94      $      55    $      18
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization...........................................           13              7           45
    Increase (decrease) in cash from changes in operating assets and liabilities:
      Accounts receivable, net..............................................         (456)          (322)        (352)
      Inventory.............................................................         (167)          (755)         144
      Prepaid expenses and other assets.....................................           (4)            (1)          (1)
      Accounts payable......................................................          596          1,023          186
      Other accrued liabilities.............................................           17             20          (26)
      Deferred revenue......................................................                                       17
                                                                                    -----          -----    ---------
        Net cash provided by operating activities...........................           93             27           31
                                                                                    -----          -----    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................................          (22)           (19)        (127)
                                                                                    -----          -----    ---------
        Net cash used in investing activities...............................          (22)           (19)        (127)
                                                                                    -----          -----    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in capital lease obligation......................................                                       84
  Payments on capital lease obligation......................................                                      (19)
  Increase in notes payable.................................................                          50
  Decrease in notes payable.................................................           26                         (36)
  Payments on long term debt and notes payable..............................           (6)            (8)          (4)
                                                                                    -----          -----    ---------
        Net cash provided by (used in) financing activities.................           20             42           25
                                                                                    -----          -----    ---------
Net increase (decrease) in cash.............................................           91             50          (71)
Cash, beginning of period...................................................            2              2           93
                                                                                    -----          -----    ---------
Cash, end of period.........................................................    $      93      $      52    $      22
                                                                                    -----          -----    ---------
                                                                                    -----          -----    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest....................................................    $      24      $       2    $      12
                                                                                    -----          -----    ---------
                                                                                    -----          -----    ---------
  Cash paid for income taxes................................................    $      18      $      52    $      22
                                                                                    -----          -----    ---------
                                                                                    -----          -----    ---------

   The accompanying notes are an integral part of these financial statements.

                           U.S. COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

    U.S. Communications, Inc. (the "Company") provides commercial and governmental clients desktop system hardware and software supplies, technical support and comprehensive training solutions. Clients are primarily government agencies and private companies located in the eastern region of the U.S. The computer training programs are held in the Company's training facility which is located at the Company's headquarters in Annapolis, Maryland.

    The Company was organized on June 27, 1994 as a Maryland corporation with the President of the Company being the sole shareholder and director. Including the President, the Company has approximately 24 employees fully dedicated to the sales, service, training and administration activities of the Company. As the Company relies on government agencies for the majority of its sales, the retention of employees with strong client contacts is essential to the future profitability of the Company. In addition, the President of the Company is an integral part of the Company's operations.

    The Company and its stockholder intend to enter into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The statements of operations and statement of cash flows for the nine months ended September 30, 1996, are unaudited, and certain information and footnote disclosures related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CONCENTRATION OF CREDIT RISK

    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. In addition, the company grants credit terms in the normal course of business to its customers. As part of its ongoing procedures, the Company monitors the creditworthiness of its customers. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business. The Company had net revenues representing approximately 53% and 30% of total revenue from one customer for the years ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The customer also represented approximately 35% of the Company's total accounts receivable balance at December 31, 1996 and September 30, 1997.

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Training revenues are recognized upon the completion of the training course. Hardware and software revenues requiring installation services are recognized upon the installation or configuration of the product and the acceptance of the product by the customer. The Company has no further obligation to the Customer after installation of software. Installation revenue for hardware and software not purchased

                           U.S. COMMUNICATIONS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) from the Company is recognized upon completion of the installation or configuration service. If no installation or configuration is included in the sale, hardware and software revenues are recognized when goods are shipped to the customer. The Company has recorded a $3,000 allowance for doubtful accounts as management anticipates that all of the accounts receivable balance at September 30, 1997 is collectible.

DEFERRED REVENUE

    Deferred revenue represents deposits received related to training costs for which revenue has not yet been earned.

INVENTORY

    Inventory is stated as the lower of cost or market. Cost is determined using the average cost method. Inventory is comprised entirely of hardware and software held for resale.

FIXED ASSETS

    Equipment and furniture are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range up to 7 years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the lesser of the lease term or the estimated useful life. Equipment under the capital lease is recorded at the present value of the maximum lease payments. The amortization is computed using the straight line method over the term of the lease. Maintenance and repairs are expensed as incurred.

INCOME TAXES

    Income taxes are provided in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                           U.S. COMMUNICATIONS, INC.

3. FIXED ASSETS

    Fixed assets at December 31, 1996 and September 30, 1997, respectively, consisted of the following (in thousands):

                                                         AVERAGE      DECEMBER 31     SEPTEMBER 30
                                                       USEFUL LIFE       1996             1997
                                                       -----------  ---------------  ---------------
Leasehold improvements...............................     3 years      $      21        $      21
Furniture and fixtures...............................     7 years             15               22
Computers and office equipment.......................     3 years             27               63
Automobiles, trucks and other........................     5 years             27               27
Property under capital lease.........................     3 years            -0-               84
                                                                             ---            -----
                                                                              90              217
                                                                             ---            -----
Less accumulated depreciation and amortization.......                        (15)             (60)
                                                                             ---            -----
                                                                       $      75        $     157
                                                                             ---            -----
                                                                             ---            -----

4. NOTES PAYABLE

    As of December 31, 1996 and September 30, 1997, notes payable consisted of the following (in thousands):

                                                                     DECEMBER 31      SEPTEMBER 30
                                                                        1996              1997
                                                                   ---------------  -----------------
Note payable with Resellers Credit Corporation, with monthly interest payments at prime plus 3%; principal is due on
  demand.........................................................     $      50         $      50

Loan from shareholder at 0% interest and due on demand; no
  written agreement exists.......................................            37                 1
                                                                            ---               ---
    Total........................................................     $      87         $      51
                                                                            ---               ---
                                                                            ---               ---

    The Resellers Credit Corporation ("RCC") loan of $50,000 is secured by a security interest in accounts receivable and specified inventory and includes certain restrictions and conditions. The Company pays interest to RCC on the outstanding balance at a rate equal to Chase Manhattan Bank's prime rate (8.25% at December 31, 1996 and 8.5% at September 30, 1997) plus 3% per annum. The Company also pays an advance fee equal to .25% on each advance. The outstanding principal is due on demand.

                           U.S. COMMUNICATIONS, INC.

5. LONG-TERM DEBT

    Long-term debt at December 31, 1996 and September 30, 1997 consisted of the following (in thousands):

                                                                     DECEMBER 31      SEPTEMBER 30
                                                                        1996              1997
                                                                   ---------------  -----------------
Note payable with monthly payments of $283 including interest at
  3.9% due in October 1999, secured by a vehicle.................     $       9         $       7

Note payable with monthly payments of $278 including interest at
  3.9% due in October 1999, secured by a vehicle.................             9                 7

Less current portion of debt.....................................            (6)               (6)
                                                                                               --
                                                                            ---

    Total........................................................     $      12         $       8
                                                                                               --
                                                                                               --
                                                                            ---
                                                                            ---

    The aggregate maturities of long-term notes payable are as follows:

                                                                                      AMOUNT
                                                                                 -----------------
                                                                                  (IN THOUSANDS)
1997...........................................................................      $       2
1998...........................................................................              6
1999...........................................................................              6
                                                                                           ---
    Total......................................................................      $      14
                                                                                           ---
                                                                                           ---

6. LINES OF CREDIT

    The Company had a $100,000 line of credit facility with RCC as well as a Short-Term Accounts Receivable ("STAR") agreement obtained on May 3, 1996. Effective May, 1997, the line of credit was increased to $150,000 and was further increased to $200,000 effective June, 1997. The line of credit facility was temporarily increased to $300,000 from October 2, 1997 through January 31, 1998. Both agreements are secured by a security interest in accounts receivable and specified inventory and includes certain restrictions and conditions. The Company uses the facilities to purchase merchandise from approved manufacturers. The following table summarizes the conditions of the two credit facilities:

                 AS OF DECEMBER 31, 1996           AS OF SEPTEMBER 30, 1997                                      HANDLING
             --------------------------------  --------------------------------                                   CHARGE
             OUTSTANDING        UNUSED         OUTSTANDING        UNUSED                 INTEREST RATE            ON NEW
               AMOUNT           AMOUNT           AMOUNT           AMOUNT                   PER ANNUM             ADVANCES
             -----------  -------------------  -----------  -------------------  -----------------------------  -----------
RCC........   $  45,000   $55,000               $  79,000   $121,000             Prime + 3%                          .25%
STAR.......   $       0   customer specific     $ 158,000   customer specific    Prime + 3% after 40 days            .5%

    Prime rate is equivalent to Chase Manhattan Bank's prime rate (8.25% at December 31, 1996 and 8.5% at September 30, 1997). Outstanding borrowings at December 31, 1996 and September 30, 1997 are included in accounts payable at the respective dates.

                           U.S. COMMUNICATIONS, INC.

7. LEASE COMMITMENTS

    The Company conducts its operations and training classes from facilities that are leased for a combined monthly rent of $3,000. The lease for operations space began on July 1, 1996 and the lease for training class space began on December 1, 1996. Both leases are under non-cancelable operating leases which expire on June 30, 1999, with a 4% escalation each year.

    The Company also leases automobiles, and office equipment under long-term operating leases with terms of two to five years. In addition, the Company leases computer equipment under a capital lease.

    Total rental expense included in operations is $28,000 and $61.370 for the year ended December 31, 1996 and the nine months ended September 30, 1997.

    Total future minimum lease payments as of September 30, 1997 for all leasing arrangements were as follows:

                                                                            OPERATING     CAPITAL
                                                                             AMOUNT       AMOUNT
                                                                           -----------  -----------
                                                                                (IN THOUSANDS)
1997.....................................................................   $      15            8
1998.....................................................................          55           32
1999.....................................................................          32           32
                                                                                -----          ---
    Total................................................................   $     102           72
                                                                                -----
                                                                                -----
Interest.................................................................                        7
                                                                                               ---
PV of net lease payments.................................................                       65
Less current portion.....................................................                       27
                                                                                               ---
Long term obligation under capital lease.................................                $      38
                                                                                               ---
                                                                                               ---

8. INCOME TAXES

    The components of the provision for income taxes for the year ended December 31, 1996 and nine months ended September 30, 1997 were as follows (in thousands):

                                                           DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                                         ---------------------  ---------------------
Current income tax expense:
  Federal..............................................        $      41              $      11
  State................................................               10                      4
                                                                     ---                    ---
Total income tax.......................................        $      51              $      15
                                                                     ---                    ---
                                                                     ---                    ---

    For the year ended December 31, 1996 and nine months ended September 30, 1997, the effective tax rate of 35% and 37%, respectively approximated the combined federal and state income tax rates. Deferred taxes are immaterial.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of InVenture Group, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of InVenture Group, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Philadelphia, PA

July 15, 1997

                             INVENTURE GROUP, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       DECEMBER
                                                                          31,      SEPTEMBER 30,
                               ASSETS                                    1996          1997
                                                                      -----------  -------------
                                                                                    (UNAUDITED)
Current assets:
  Cash..............................................................   $      80     $      13
  Accounts receivable, net of allowance for doubtful accounts of $35
    and $30.........................................................         629           738
  Accounts receivable, officers and employees.......................          54             2
  Accounts receivable, affiliates...................................          62
  Deferred income taxes.............................................          26            11
  Prepaid expenses and other current assets.........................          52            95
                                                                      -----------       ------
      Total current assets..........................................         903           859
Fixed assets, net...................................................         153           153
Intangible assets, net..............................................           9            22
Other non-current assets............................................         175
                                                                      -----------       ------
      Total assets..................................................   $   1,240     $   1,034
                                                                      -----------       ------
                                                                      -----------       ------
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................   $     830     $     626
  Accounts payable, officers........................................                        37
  Other accrued expenses............................................         410            66
  Income taxes payable..............................................          27           133
  Other current liabilities.........................................           1
                                                                      -----------       ------
      Total current liabilities.....................................       1,268           862
                                                                      -----------       ------
Deferred income taxes...............................................          15             4
                                                                      -----------       ------
Stockholder's equity:
  Common stock, no par value; 10,500 shares authorized, issued and
    outstanding.....................................................          11            11
  Retained (deficit) earnings.......................................         (54)          157
                                                                      -----------       ------
      Total stockholder's equity....................................         (43)          168
                                                                      -----------       ------
      Total liabilities and stockholder's equity....................   $   1,240     $   1,034
                                                                      -----------       ------
                                                                      -----------       ------

   The accompanying notes are an integral part of these financial statements.

                             INVENTURE GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                  NINE MONTHS ENDED
                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,      SEPTEMBER 30,
                                                                                  -------------  --------------------
                                                                                      1996         1996       1997
                                                                                  -------------  ---------  ---------
                                                                                                     (UNAUDITED)
Revenues........................................................................    $   5,416    $   4,253  $   3,210
Cost of revenues................................................................        3,948        3,165      1,603
                                                                                       ------    ---------  ---------
Gross profit....................................................................        1,468        1,088      1,607
Selling, general and administrative expenses....................................        1,464        1,028      1,378
                                                                                       ------    ---------  ---------
Income from operations..........................................................            4           60        229
Other income....................................................................           19           14        123
                                                                                       ------    ---------  ---------
Income before income taxes......................................................           23           74        352
Provision for income taxes......................................................            7           30        141
                                                                                       ------    ---------  ---------
Net income......................................................................    $      16    $      44  $     211
                                                                                       ------    ---------  ---------
                                                                                       ------    ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                             INVENTURE GROUP, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            COMMON STOCK                         TOTAL
                                                                       ----------------------   RETAINED     STOCKHOLDER'S
                                                                        SHARES      AMOUNT      EARNINGS        EQUITY
                                                                       ---------  -----------  -----------  ---------------
Balance, December 31, 1995...........................................     10,500   $      11    $     (70)     $     (59)
Net income...........................................................                                  16             16
                                                                       ---------       -----        -----          -----
Balance, December 31, 1996...........................................     10,500          11          (54)           (43)
Net income...........................................................                                 211            211
                                                                       ---------       -----        -----          -----
Balance, September 30, 1997 (unaudited)..............................     10,500   $      11    $     157      $     168
                                                                       ---------       -----        -----          -----
                                                                       ---------       -----        -----          -----

   The accompanying notes are an integral part of these financial statements.

                             INVENTURE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                             DECEMBER 31,         SEPTEMBER 30,
                                                                            ---------------  ------------------------
                                                                                 1996            1996         1997
                                                                            ---------------  -------------  ---------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................     $      16       $      44    $     211
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization.........................................            77              57           61
    Deferred income taxes.................................................             2                            4
    Increase (decrease) in cash from changes in operating assets and liabilities:
      Accounts receivable, net............................................           188              16          (67)
      Prepaid expenses and other current assets...........................           (39)           (103)         135
      Accounts payable....................................................           468             489         (225)
      Other accrued expenses..............................................             7             (23)        (309)
      Income taxes payable................................................            20              32          107
      Deferred revenue....................................................          (467)           (468)
                                                                                     ---             ---    ---------
        Net cash provided by (used in) operating activities...............           272              44          (83)
                                                                                     ---             ---    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures....................................................           (79)            (69)         (17)
  Purchase of trademark...................................................           (10)            (10)
  Acquisition of IGI Services, Inc........................................                                        (82)
  Software development costs..............................................            (8)
                                                                                     ---             ---    ---------
        Net cash used in investing activities.............................           (97)            (79)         (99)
                                                                                     ---             ---    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances to affiliates, net.............................................          (200)            (62)          62
  Officers loans, net.....................................................           (12)             (9)          53
                                                                                     ---             ---    ---------
        Net cash (used in) provided by financing activities...............          (212)            (71)         115
                                                                                     ---             ---    ---------
Net decrease in cash......................................................           (37)           (106)         (67)
Cash, beginning of period.................................................           117             117           80
                                                                                     ---             ---    ---------

Cash, end of period.......................................................     $      80       $      11    $      13
                                                                                     ---             ---    ---------
                                                                                     ---             ---    ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for income taxes..............................................     $       9       $   -        $       8
                                                                                     ---             ---    ---------
                                                                                     ---             ---    ---------

   The accompanying notes are an integral part of these financial statements.

                             INVENTURE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

    InVenture Group, Inc. ("InVenture" or the "Company") creates and executes strategic marketing programs for resellers and manufacturers of information technology products and services as well as commercial customers in other industries. InVenture provides a comprehensive portfolio of marketing services, including marketing strategy, corporate identity, creation and maintenance programs, creative development, merchandising programs, publications, website development, direct mail advertising, event planning and empowerment programs.

    The Company and its stockholders intend to enter into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The balance sheet as of September 30, 1997 and the statements of operations, of changes in stockholder's equity and of cash flows for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CONCENTRATION OF CREDIT RISK

    Financial instruments that subject the Company to concentrations of credit risks consist primarily of accounts receivable. In addition, the Company grants credit terms in the normal course of business to its customers. As part of its ongoing procedures, the Company monitors the creditworthiness of its customers. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

    The Company had net revenues of approximately $3.9 million and $625,000 from two customers during 1996 which represent 84% of total revenues. Accounts receivable from these two customers totaled $334,000 at December 31, 1996.

    In the third quarter of 1997, the contract with the customer that accounted for $625,000 expired and was not renewed.

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Revenues are recognized upon completion and/or delivery of specific projects. An allowance for doubtful accounts has been established for potentially uncollectible accounts.

                             INVENTURE GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

    Equipment and furniture are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range up to 7 years. Leasehold improvements are recorded at cost and are amortized over the shorter of the estimated lives of the related assets or the term of the lease.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach in accounting for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between carrying amounts and the tax bases of all assets and liabilities.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. FIXED ASSETS

    Fixed assets as of December 31, 1996 are summarized as follows:

                                                                     AVERAGE
                                                                      USEFUL
                                                                       LIFE         AMOUNT
                                                                    ----------  ---------------
                                                                                (IN THOUSANDS)
Leasehold improvements............................................     5 years     $      22
Equipment.........................................................   3-7 years           306
Furniture and fixtures............................................   3-7 years            26
Software..........................................................     3 years            11
                                                                                       -----
                                                                                         365
Less accumulated depreciation and amortization....................                      (212)
                                                                                       -----
Fixed assets, net.................................................                 $     153
                                                                                       -----
                                                                                       -----

    There were no significant operating leases other than leases for office space (see Note 4).

    Depreciation and amortization expense for the year ended December 31, 1996 was $76,000.

4. COMMITMENTS

    The Company leases office space in Pittsburgh, Pennsylvania, under an agreement that provides for escalating rent. Rent expense is normalized over the term of the lease, which expires in April 2000. The difference between cash payments and rent expense is carried as accrued rent.

                             INVENTURE GROUP, INC.

4. COMMITMENTS (CONTINUED)
    Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are as follows:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
1997...........................................................................     $     188
1998...........................................................................           183
1999...........................................................................           184
2000...........................................................................            73
2001...........................................................................             1
                                                                                        -----
Total..........................................................................     $     629
                                                                                        -----
                                                                                        -----

    Rent expense for the year ended December 31, 1996 was $194,000.

5. EMPLOYEE BENEFIT PLAN

    The Company has an employee savings plan (the "Plan") which permits participants who make contributions by salary reduction pursuant to section 401(k) Savings Plan of the Internal Revenue Code. The Company matches employee contributions 100% for the first 3% of compensation deferred plus 50% of the next 3% of compensation deferred. Amounts deferred over 6% are not matched. Participants in the Plan vest in the employer contributions pro rata over 3 years. During 1996, the Company contributed $21,000 to the Plan.

6. RELATED PARTIES

    During 1996, the Company purchased $32,000 of prepress services from IGI Services, Inc. ("IGI"), a related organization that is owned by the stockholder of the Company. The Company also advanced $56,000 to IGI during 1996, net of repayments of $39,000. IGI shares office space with InVenture and InVenture provides administrative services to IGI. The total charges to IGI for office space and administrative services for the year ended December 31, 1996 were $42,000. In addition, InVenture annually (through July 1, 1996) submitted to IGI a print brokerage fee amounting to 7.0% of all InVenture print purchases, or $47,000 for the year ended December 31, 1996. The net receivable at December 31, 1996 is $62,000 and is recorded in the balance sheet as accounts receivable, affiliates. The Company believes the fees paid to IGI were equivalent to those that would be paid under an arms'-length transaction. See Note 9 regarding a related subsequent event.

    During 1996, the Company advanced funds and provided marketing services to The Sound Marketing Group ("SMG"), an organization with common ownership, totaling $168,000. This amount has been recorded as a note receivable in the December 31, 1996 balance sheet and is included in other non-current assets. The note is payable beginning January 1, 1998 with payments on the outstanding principal amortized over 60 months and bears interest at 6.65%.

    At December 31, 1996, the Company had advanced funds totaling $42,000 to the stockholders of the Company. This amount is included in the accounts receivable, officers and employees balance at December 31, 1996 and is payable on demand.

                             INVENTURE GROUP, INC.

7. INCOME TAXES

    The provision for income taxes at December 31, 1996 consisted of the following:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
Current taxes:
  Federal......................................................................     $       5
  State........................................................................
                                                                                        -----
  Current tax expense..........................................................             5
Deferred taxes:
  Federal tax benefit..........................................................            (5)
  State tax expense............................................................             7
                                                                                        -----
  Deferred tax expense.........................................................             2
                                                                                        -----
  Provision for income taxes...................................................     $       7
                                                                                        -----
                                                                                        -----

    Deferred tax liabilities (assets) at December 31, 1996 were comprised of the following:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
Depreciation...................................................................     $      15
                                                                                        -----
Deferred tax liabilities.......................................................            15
                                                                                        -----
Allowance for doubtful accounts................................................           (12)
Vacation accrual...............................................................            (6)
Accrued rent...................................................................            (8)
                                                                                        -----
Deferred tax asset.............................................................           (26)
                                                                                        -----
  Net deferred tax asset.......................................................     $     (11)
                                                                                        -----
                                                                                        -----

    The provision for income taxes differs from the amount computed by applying the U.S. federal income tax rates due to use of graduated tax rates at lower income brackets, non-deductible expenses and state income taxes.

8. SUBSEQUENT EVENTS

ACQUISITION OF IGI

    Effective May 31, 1997, the Company acquired all of the operating assets of IGI Services, Inc. ('IGI'), a company engaged in the business of operating an electronic service bureau that supplies high resolution negatives and positives from computer files for the publishing and advertising industries. The purchase price of the acquisition included a cash payment of $22,000, forgiveness of account receivable from IGI in the amount of $60,000 and the assumption of liabilities totaling $22,000.

                             INVENTURE GROUP, INC.

8. SUBSEQUENT EVENTS (CONTINUED)
    The acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price has been allocated to the assets purchased based on the fair values at the date of acquisition. The purchase price was allocated as follows:

                                                                                     AMOUNT
                                                                                 ---------------
                                                                                 (IN THOUSANDS)
Accounts receivable............................................................     $      43
Equipment......................................................................            46
Intangibles....................................................................            12
Prepaids and other assets......................................................             3
Accounts payable...............................................................           (22)
                                                                                        -----
                                                                                    $      82
                                                                                        -----
                                                                                        -----

    The operating results of IGI have been included in the unaudited statement of operations from the date of acquisition. The following unaudited pro forma information has been prepared assuming that this acquisition had taken place at the beginning of the respective period. This pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations might have been if the acquisition had been effective at the beginning of 1996.

                                                                                    AMOUNT
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
Net sales......................................................................    $   5,674
Net income.....................................................................    $      14

SETTLEMENT OF LIABILITY

    During October 1997, the Company entered into an agreement with a vendor to whom InVenture owed $321,000. The vendor agreed to accept assignment of the Company's receivable from SMG in full settlement of this liability upon the effectiveness of the Condor transaction. As the receivable was $222,000 at the time of this agreement, a gain of $99,000 will be recorded upon effectiveness of the Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of

MIS Technologies, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of MIS Technologies, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Philadelphia, PA

October 31, 1997

                             MIS TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                                        ASSETS
Current assets:
  Cash..............................................................................     $      20        $     151
  Investments.......................................................................            75               75
  Accounts receivable, less allowance for doubtful accounts of $13..................           296              579
  Other current assets..............................................................             5               10
                                                                                             -----            -----
      Total current assets..........................................................           396              815
Fixed assets, net...................................................................            22               21
                                                                                             -----            -----
      Total assets..................................................................     $     418        $     836
                                                                                             -----            -----
                                                                                             -----            -----

                                         LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Lines of credit...................................................................     $     193        $     371
  Accrued expenses..................................................................           107              226
  Shareholder note payable..........................................................            20
                                                                                             -----            -----
      Total current liabilities.....................................................           320              597
                                                                                             -----            -----
Stockholder's equity:
  Common stock, no par value, 1,000 shares authorized, 500 shares issued and
    outstanding.....................................................................             2                2
  Retained earnings.................................................................            96              237
                                                                                             -----            -----
      Total stockholder's equity....................................................            98              239
                                                                                             -----            -----
      Total liabilities and stockholder's equity....................................     $     418        $     836
                                                                                             -----            -----
                                                                                             -----            -----

   The accompanying notes are an integral part of these financial statements.

                             MIS TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                NINE MONTHS
                                                                             YEAR ENDED            ENDED
                                                                            DECEMBER 31,       SEPTEMBER 30,
                                                                            -------------  ----------------------
                                                                                1996          1996        1997
                                                                            -------------  -----------  ---------
                                                                                           (UNAUDITED)
Revenues..................................................................    $   2,582     $   1,895   $   3,387
Cost of revenues..........................................................        1,426         1,213       1,841
                                                                                 ------    -----------  ---------
Gross profit..............................................................        1,156           682       1,546
Selling, general and administrative expenses..............................        1,150           592       1,347
                                                                                 ------    -----------  ---------
Income from operations....................................................            6            90         199
Net interest expense......................................................           12             9          26
                                                                                 ------    -----------  ---------
Net (loss) income.........................................................    $      (6)    $      81   $     173
                                                                                 ------    -----------  ---------
                                                                                 ------    -----------  ---------
Unaudited pro forma information (see Note 2):
  Pro forma net income before provision for income taxes..................    $      (6)    $      81   $     173
  Provision for income taxes..............................................                         32          69
                                                                                 ------    -----------  ---------
Pro forma income..........................................................    $      (6)    $      49   $     104
                                                                                 ------    -----------  ---------
                                                                                 ------    -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                             MIS TECHNOLOGIES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              COMMON STOCK                          TOTAL
                                                                        ------------------------   RETAINED     STOCKHOLDER'S
                                                                          SHARES       AMOUNT      EARNINGS        EQUITY
                                                                        -----------  -----------  -----------  ---------------
Balance, December 31, 1995............................................         500    $       2    $     151      $     153
Distributions to stockholder..........................................                                   (49)           (49)
Net loss..............................................................                                    (6)            (6)
                                                                               ---        -----        -----          -----
Balance, December 31, 1996............................................         500            2           96             98
Distributions to stockholder..........................................                                   (32)           (32)
Net income............................................................                                   173            173
                                                                               ---        -----        -----          -----
Balance, September 30, 1997...........................................         500    $       2    $     237      $     239
                                                                               ---        -----        -----          -----
                                                                               ---        -----        -----          -----

   The accompanying notes are an integral part of these financial statements.

                             MIS TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                                                DECEMBER 31,         SEPTEMBER 30,
                                                                               ---------------  ------------------------
                                                                                    1996            1996         1997
                                                                               ---------------  -------------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:                                                            (UNAUDITED)
 Net (loss) income...........................................................     $      (6)      $      81    $     173
  Adjustments to reconcile net (loss) income to net cash provided by (used
    in) operating activities:
    Depreciation.............................................................            12               8           10
    Increase (decrease) in cash from changes in operating assets and liabilities:
      Accounts receivable....................................................           (88)             (3)        (283)
      Other assets...........................................................            (6)             (5)          (5)
      Accrued liabilities....................................................            57              26          119
      Shareholder receivable.................................................                                        (20)
                                                                                        ---           -----    ---------
        Net cash used by operating activities................................           (31)            107           (6)
                                                                                        ---           -----    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment........................................           (15)            (12)          (9)
                                                                                        ---           -----    ---------
        Net cash used in investing activities................................           (15)            (12)          (9)
                                                                                        ---           -----    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in borrowings under lines of credit...............................            65              39          178
  Distributions to shareholder...............................................           (49)            (67)         (32)
                                                                                        ---           -----    ---------
        Net cash provided by financing activities............................            16             (28)         146
                                                                                        ---           -----    ---------
Net (decrease) increase in cash..............................................           (30)             67          131
Cash, beginning of period....................................................            50             125           20
                                                                                        ---           -----    ---------
Cash, end of period..........................................................     $      20       $     192    $     151
                                                                                        ---           -----    ---------
                                                                                        ---           -----    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest.....................................................     $      17       $      11    $      26
                                                                                        ---           -----    ---------
                                                                                        ---           -----    ---------

   The accompanying notes are an integral part of these financial statements.

                             MIS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

    MIS Technologies, Inc. (the "Company") is an S corporation headquartered in Tulsa, Oklahoma. The Company, founded in 1984, provides clients temporary contract information, staffing and permanent placement of qualified professionals with information technology experience. In addition to these serivices, the Company works with clients to assess their management information systems and staffing needs.

    The Company and its stockholder intend to enter into a definitive agreement with Condor Technology Solutions, Inc. ("Condor"), pursuant to which all of the common stock of the Company will be exchanged for cash and shares of Condor common stock concurrent with the consummation of the initial public offering of the common stock of Condor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The interim statements of operations and of cash flows for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    At December 31, 1996, the Company had four significant customers which accounted for 24%, 15%, 11% and 10%, respectively, of total 1996 revenue. Additionally, one significant customer accounted for 24% of the Company's accounts receivable as of December 31, 1996. At September 30, 1997, the Company had 2 significant accounts which each accounted for 10% of the total 1997 revenue through September 30, 1997.

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    The Company recognizes revenues from contract services as the work is performed and recognizes revenues from permanent placement services upon commencement of employment. An allowance for doubtful accounts has been established for potentially uncollectible accounts.

INVESTMENTS

    Investments consist of certificates of deposit with original maturities of more than 90 days. The carrying value of these assets approximates the fair market value.

OTHER CURRENT ASSETS

    Other current assets consist primarily of employee receivables.

                             MIS TECHNOLOGIES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

    Fixed assets are stated at cost. Expenditures incurred that enhance the utility or extend the life of a fixed asset are capitalized, while repair and maintenance costs are expensed as incurred. Costs of assets acquired through acquisition have been recorded at their respective fair value at the date of acquisition. Depreciation is computed using the double declining balance method over the following estimated useful lives of the related assets:

                                                                                       YEARS
                                                                                 -----------------
Furniture and equipment........................................................            4-7
Computers and accessories......................................................            3-5

INCOME TAXES

    The Company has elected S corporation status as defined by the Internal Revenue Code and relevant state tax code whereby the Company is not subject to taxation. Under S corporation status the stockholder reports his share of the Company's taxable earnings or losses in his personal returns. Accordingly, the financial statements include no provision for income taxes. If the Company were subject to taxation, deferred tax assets and liabilities would be established based on temporary differences between the book and tax basis of assets and liabilities. Due to differences in book and tax accounting treatment for certain items, including accounts receivable, property and equipment and accrued liabilities, the stockholder's basis in the Company's net assets for book purposes exceeds the related tax basis by $165,000.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. FIXED ASSETS

    Fixed assets consisted of the following (in thousands):

                                                          DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                                         -------------------  -------------------
Furniture and equipment................................       $      41            $      50
Computers and accessories..............................              20                   20
                                                                    ---                  ---
                                                                     61                   70
Less accumulated depreciation..........................             (39)                 (49)
                                                                    ---                  ---
                                                              $      22            $      21
                                                                    ---                  ---
                                                                    ---                  ---

                             MIS TECHNOLOGIES, INC.

4. ACCRUED EXPENSES

    Accrued liabilities consisted of the following:

                                                                                     AMOUNT
                                                                              ---------------------
                                                          DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                         -------------------  ---------------------
                                                                                 (IN THOUSANDS)
Salaries and wages.....................................       $      32             $     133
Vacation and sick pay..................................              28                    34
Commissions............................................              35                    29
Other accrued liabilities..............................              12                    30
                                                                  -----                 -----
                                                              $     107             $     226
                                                                  -----                 -----
                                                                  -----                 -----

5. SHAREHOLDER NOTE AND LINES OF CREDIT

    Shareholder note and lines of credit at December 31, 1996 and September 30, 1997 consisted of the following:

                                                                               AMOUNT
                                                                           (IN THOUSANDS)
                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------
BancFirst $600,000 line of credit dated September 11, 1997
  expiring September 6, 1998; interest paid monthly at prime plus 1.5% (9.75% at September 30, 1997), principal due at
  maturity......................................................     $  --            $     350
BancFirst $600,000 line of credit dated September 11, 1996
  expiring September 6, 1997; interest paid monthly at prime plus 1.75% (10% at December 31, 1996), principal due at
  maturity......................................................           175           --
Wells Fargo $40,000 line of credit dated July 31, 1997 expiring
  July 31, 1998; interest paid monthly at prime plus 4.0%
  (12.25% at September 30, 1997), principal paid in monthly
  installments of varying amounts...............................        --                   21
Wells Fargo $40,000 line of credit dated July 31, 1996 expiring
  July 31, 1997; interest paid monthly at prime plus 4.0% (13%
  at December 31, 1996), principal paid in monthly installments
  of varying amounts............................................            18           --
                                                                         -----            -----
                                                                     $     193        $     371
                                                                         -----            -----
                                                                         -----            -----

    The BancFirst line of credit is secured by a continuing security interest in the Company's cash, accounts receivable and equipment. The Wells Fargo line of credit is unsecured. Additionally, the Company's sole shareholder has personally guaranteed the lines of credit. The Company made cash interest payments of $17,000 and $26,000 during the year ended December 31, 1996, and period ended September 30, 1997 respectively.

    In addition, at December 31, 1996, the Company was obligated to repay a $20,000 shareholder note payable to its sole shareholder. The Company repaid the shareholder during 1997.

                             MIS TECHNOLOGIES, INC.

6. COMMITMENTS AND CONTINGENCIES

    The Company leases certain facilities and equipment under long-term leases which are accounted for as operating leases.

    Future minimum lease payments for long-term operating leases as of December 31, 1996 are as follows:

                                                                                     AMOUNT
                                                                                 ---------------
YEAR                                                                             (IN THOUSANDS)
-------------------------------------------------------------------------------

1997...........................................................................     $      16
1998...........................................................................            47
1999...........................................................................            23
2000...........................................................................            16
2001...........................................................................             3
2002...........................................................................             1
                                                                                        -----
      Total....................................................................     $     106
                                                                                        -----
                                                                                        -----

    Rent expense for the period ended December 31, 1996 and the year ended September 30, 1997 was $36,000 and $40,000, respectively.

7. SUBSEQUENT EVENT

    The Company has entered into an agreement with Kinnaird Technical Resources, Inc. ("KTR") to merge the two companies whereby KTR will become a wholly-owned subsidiary of MIS. Management has elected to effect the merger concurrent with the successful agreement with Condor. KTR operates as an independent branch of MIS. During the period ended September 30, 1997 and the year ended December 31, 1996, commissions totaling $127,000 and $79,000, respectively, were paid by MIS to KTR for contract and temporary placement services performed by KTR. In addition, certain administrative expenses related to KTR's operations totaling $21,000 and $23,000 were paid directly by MIS during the period ended September 30, 1997 and year ended December 31, 1996, respectively.

         [Maps showing locations of offices, warehouses and a training center of the Company in the United States and Europe]

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    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
The Company...............................................................   15
Use of Proceeds...........................................................   17
Dividend Policy...........................................................   18
Capitalization............................................................   19
Dilution..................................................................   20
Selected Financial Data...................................................   21
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   23
Business..................................................................   38
Management................................................................   47
Certain Transactions......................................................   53
Principal Stockholders....................................................   56
Description of Capital Stock..............................................   57
Shares Eligible for Future Sale...........................................   60
Underwriting..............................................................   62
Legal Matters.............................................................   64
Experts...................................................................   64
Additional Information....................................................   64
Index to Financial Statements.............................................  F-1

                            ------------------------

UNTIL MARCH 2, 1998 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,900,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS
                                FEBRUARY 5, 1998
                              -------------------

                    VOLPE BROWN WHELAN & COMPANY FURMAN SELZ
                               WHEAT FIRST UNION

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